CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2019 AND 2018, AND

FOR THE YEARS ENDED DECEMBER 31, 2019, 2018 AND 2017

(In millions of Pesos (“$”))

Report of Independent Registered Public Accounting Firm

Free translation from the original prepared in Spanish for publication in Argentina

INDEPENDENT AUDITORS' REPORT

To the Shareholders, President and Directors of

Pampa Energía S.A.

Legal address: Maipú 1

Tax Code 30-52655265-9

Report on the financial statements

We have audited the consolidated financial statements of Pampa Energía S.A. and its subsidiaries (hereinafter “the Company”) which consist of the consolidated statement of financial position as of December 31, 2018, the consolidated statement of comprehensive income, statement of changes in equity and statement of cash flow for the year then ended, and a summary of the most significant accounting policies and other explanatory information.

The balances and other information corresponding to the fiscal years 2018 and 2017 are an integral part of the audited consolidated financial statements mentioned above; therefore, they must be considered in connection with these consolidated financial statements.

Board's responsibility

The Board of Directors of the Company is responsible for the preparation and reasonable presentation of these consolidated financial statements under International Financial Reporting Standards (IFRS) adopted by the Argentine Federation of Professional Councils in Economic Sciences (FACPCE for its acronyms in Spanish) as professional accounting standards and incorporated into the regulations of the National Securities Commission (CNV for its acronyms in Spanish), as approved by the International Accounting Standards Board (IASB). Further, the Board of Directors is responsible for the existence of adequate internal control to prepare consolidated financial statements free of any material misstatements due to error or irregularities.

Auditors' responsibility

Our responsibility is to express an opinion on the attached consolidated financial statements, based on our audit. We performed our audit in accordance with International Standards on Auditing, which were adopted in Argentina by the FACPCE through Technical Pronouncement No. 32 and its corresponding circular letters on adoption. These standards require that we comply with ethical requirements, and plan and perform the audit to obtain reasonable assurance whether the consolidated financial statements are free from any material misstatements.

An audit involves performing procedures to obtain audit evidence about the amounts and other information disclosed in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement in the consolidated financial statements due to fraud or error. In making those risk assessments, the auditor must consider internal control relevant to the Company’s preparation and reasonable presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant estimates made by the Company's management, as well as evaluating the overall presentation of the consolidated financial statements.

Report of Independent Registered Public Accounting Firm

Free translation from the original prepared in Spanish for publication in Argentina

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements mentioned the first paragraph of this report present fairly, in all material respects, the financial position of Pampa Energía S.A. and its subsidiaries as of December 31, 2019, as well as the consolidated comprehensive income and consolidated cash flows for the fiscal year then ended, in accordance with IFRS.

Report on compliance with regulations in force

In accordance with current regulations, we report, in connection with Pampa Energía S.A., that:

a)

the consolidated financial statements of Pampa Energía S.A. are transcribed into the “Inventory and Balance Sheet book” and as regards those matters that are within our competence, they are in compliance with the provisions of the General Companies Law and pertinent resolutions of the CNV;

b)

the separate financial statements of Pampa Energía S.A. arise from accounting records carried in all formal respects in conformity with legal provisions, except that as of the date the approval of the process for authorization of the system change is pending by the CNV;

c)	we have read the Business Summary on which, as regards those matters that are within our field of competence, we have no observations to make;
d)

as of December 31, 2019, the liabilities owed in favor of the Argentine Integrated Social Security System according of Pampa Energía S.A. accounting records amounted to $293 million, which were not yet due at that date,

e)

as required by section 21, subsection e), Chapter III, Part IV, Title II of the rules issued by the CNV, we report that total fees for auditing and related services billed to the Company during the fiscal year ended December 31, 2019 account for:

e.1)      95% of the total fees for services billed to the Company for all items during that fiscal year;

e.2)     62% of the total fees for services for auditing and related services billed to the Company, its parent companies, subsidiaries and related companies during that year;

e.3)     59% of the total fees for services billed to the Company, its parent companies, subsidiaries and related companies for all items during that year;

f)

we have applied the money laundering abatement and anti-terrorist financing procedures for Pampa Energía S.A. comprised in the professional standards issued by the Professional Council in Economic Sciences of the City of Buenos Aires.

Autonomous City of Buenos Aires, March 9, 2020

PRICE WATERHOUSE & CO. S.R.L. (Partner)
Reinaldo Sergio Cravero

 GLOSSARY OF TERMS

The following are not technical definitions, but they are helpful for the reader’s understanding of some terms used in the notes to the Consolidated Financial Statements of the Company.

Terms	Definitions
ADR	American Depositary Receipt
AFIP	Federal Administration of Public Revenue
BCBA	Buenos Aires Stock Exchange
BLL	Bodega Loma La Lata S.A.
BNA	Banco de la Nación Argentina
BO	Official Gazette
ByMA	Argentine stock exchange and markets
CABA	Ciudad Autónoma de Buenos Aires
CAMMESA	Compañía Administradora del Mercado Eléctrico Mayorista S.A.
CAU	Charge of Access and Use
CC	Combined Cycle
CEE	Comité Ejecutivo de Emergencia
CGU	Cash-Generating Units
CIESA	Compañía de inversiones de energía S.A.
Citelec	Compañía Inversora en Transmisión Eléctrica Citelec S.A.
CMIDE	Compañía de inversiones de energía S.A.
CNCD	National Commission for the Defense of Competition
CNV	Comisión Nacional de Valores – Argentine Securities Commisssion
Corod	Corod Producción S.A.
CPB	Central Piedra Buena S.A.
CPD	Own Distribution Costs
CSJN	Supreme Court of Justice of the Nation
CTB	CT Barragán S.A. (antes PEA)
CTEB	Central Térmica Ensenada Barragán

GLOSSARY OF TERMS: (Continuation)

Terms	Definitions
CTG	Central Térmica Güemes S.A.
CTGEBA	CTGEBA
CTLL	Central Térmica Loma La Lata S.A.
CTP	Central Térmica Piquirenda
EBISA	Emprendimientos Energéticos Binacionales S.A.
EcuadorTLC	EcuadorTLC S.A.
Edenor	Empresa Distribuidora y Comercializadora Norte S.A.
Edesur	Empresa Distribuidora Sur S.A.
Eg3 Red	Eg3 Red S.A.
EGSSA	EMDERSA Generación Salta S.A.
ENARGAS	National Regulator of Gas
ENARSA / IEASA	Integración Energética Argentina S.A. (formerly Energía Argentina S.A.)
ENRE	National Regulatory Authority of Electricity
FACPCE	Federación Argentina de Consejos Profesionales de Ciencias Económicas
FGS – ANSES	Fondo de Garantía de Sustentabilidad – Administración Nacional de la Seguridad Social
FOTAE	Works Administration Trust Transport for Electricity Supply
GE	General Electric
Greenwind	Greenwind S.A.
GUMA, GUME, GUDI	Gran Usuario Mayor, Gran Usuario Menor, Gran Usuario del Distribuidor
GyP	Gas y Petróleo de Neuquén S.A.P.E.M.
HI	Hydroelectric
HIDISA	Hidroeléctrica Diamante S.A.
HINISA	Hidroeléctrica Los Nihuiles S.A.
IAS	International Accounting Standards
IASB	International Accounting Standards Board
IFRIC	International Financial Reporting Interpretations Committee
IFRS	International Financial Reporting Standards

GLOSSARY OF TERMS: (Continuation)

Terms	Definitions
IGJ	Inspección General de Justicia - General Inspection of Justice
IGMP	Minimum Notional Income Tax
INDEC	Instituto Nacional de Estadística y Censos
INDISA	Inversora Diamante S.A.
INNISA	Inversora Nihuiles S.A.
IPB	Inversora Piedra Buena S.A.
IPIM	Índice de Precios Internos al por Mayor
LGS	Commercial Companies General Law No. 19,550 as amended
LNG	Liquefied Natural Gas
LVFVD	Sales Liquidations with Maturity Date to be Defined
MAT	WEM’s Forward Market
MEyM	Ministry of Energy and Mining
MINEM	Ministerio de Energía y Minas
NYSE	New York Stock Exchange
OCP	Oleoducto de Crudos Pesados
OED	Organismo Encargado del Despacho
Oldelval	Oleoductos del Valle S.A.
PACOSA	Pampa Comercializadora S.A.
PBA	Buenos Aires province
PDVSA	Petróleos de Venezuela S.A.
PEB	Pampa Energía Bolivia S.A. (formerly “PBI” - Petrobras Bolivia Internacional S.A.)
PELSA	Petrolera Entre Lomas S.A.
PEN	Federal Executive Power
PEPASA	Petrolera Pampa S.A.
Petrobras	Petrobras Argentina S.A.
PHA	Petrobras Hispano Argentina S.A.
PISA	Pampa Inversiones S.A.

GLOSSARY OF TERMS: (Continuation)

Terms	Definitions
PIST	Transportation System Entry Point
PP	Pampa Participaciones S.A.
PP II	Pampa Participaciones II S.A.
PPSL	Petrobras Participaciones S.L.
RDSA	Ribera Desarrollos S.A.
Refinor	Refinería del Norte S.A.
RENPER	National Registry of Renewable Source Electric Power Generation Projects
RT	Technical Resolution
RTI	Tariff Structure Review
RTT	Temporary Tariff Regime
SE	Secretary of Energy
SEC	Security and Exchange Comission
SEE	Secretary of Electrical Energy
SGE	Secretary of Government of Energy
SRRYME	Secretary of Renewable Resources and Electricity Market
SSERYEE	Undersecretary of Renewable Energy and Energy Efficiency
SSHC	Undersecretary of Hydrocarbons and Fuels
TG	Gas Turbine
TGS	Transportadora de Gas del Sur S.A.
The Company / Pampa	Pampa Energía S.A.
The Group	Pampa Energía S.A. and its subsidiaries
TJSM	Termoeléctrica José de San Martín S.A.
TMB	Termoeléctrica Manuel Belgrano S.A.
Transba	Empresa de Transporte de Energía Eléctrica por Distribución Troncal de la Provincia de Buenos Aires Transba S.A.
Transelec	Transelec Argentina S.A.
Transener	Compañía de Transporte de Energía Eléctrica en Alta Tensión Transener S.A.

GLOSSARY OF TERMS: (Continuation)

Terms	Definitions
TV	Vapor Turbine
U$S	U.S. dollar
UTE Senillosa	Petrolera Pampa S.A. – Rovella Carranza – Gas y Petróleo de Neuquén, Unión Transitoria de Empresas Senillosa
VAD	Distribution Added Value
VAT	Value Added tax
WACC	Weighted Average Cost of Capital
WEM	Wholesale Electricity Market
YPF	YPF S.A.

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

For the years ended December 31, 2019, 2018 and 2017

 (In millions of Pesos (“$”) – unless otherwise stated)

	Note	12.31.2019	12.31.2018	12.31.2017

Revenue	8	154,642	110,080	82,008
Cost of sales	9	(112,433)	(74,161)	(59,339)
Gross profit		42,209	35,919	22,669

Selling expenses	10.1	(8,645)	(6,451)	(4,776)
Administrative expenses	10.2	(9,179)	(7,751)	(7,481)
Exploration expenses	10.3	(463)	(45)	(71)
Other operating income	10.4	2,088	6,842	5,608
Other operating expenses	10.4	(4,617)	(7,526)	(3,892)
Impairment of property, plant and equipment and intangible assets	11.1.1	(3,713)	(1,195)	-
Share of profit from associates and joint ventures	5.3.2	5,855	4,464	1,813
Income from the sale of associates	5.1.2.2	-	1,052	-
Agreement on the regularization of obligations	2.3.4	17,095	-	-
Operating income		40,630	25,309	13,870

Gain on monetary position, net		11,186	23,696	11,478
Finance income	10.5	4,483	3,751	2,333
Finance costs	10.5	(15,759)	(11,944)	(8,750)
Other financial results	10.5	4,891	(32,365)	(3,774)
Financial results, net		4,801	(16,862)	1,287
Profit (loss) before income tax		45,431	8,447	15,157
Income tax	10.6	(6,124)	(658)	985
Profit of the year from continuing operations		39,307	7,789	16,142
Profit (loss) of the year from discontinued operations	5.2.3	-	3,019	(1,893)
Profit of the year		39,307	10,808	14,249

Other comprehensive income (loss)
Items that will not be reclassified to profit or loss
Results related to defined benefit plans		103	(160)	(13)
Income tax		(26)	41	4
Share of loss from joint ventures		-	(19)	-
Exchange differences on translation		46,570	-	-
Items that may be reclassified to profit or loss
Exchange differences on translation		(1,345)	19	111
Other comprehensive income (loss) of the year from continuing operations		45,302	(119)	102
Other comprehensive income of the year from discontinued operations	5.2.3	-	312	(533)
Other comprehensive income (loss) of the year		45,302	193	(431)
Total comprehensive income of the year		84,609	11,001	13,818

 CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

 (In millions of Pesos (“$”) – unless otherwise stated)

	Note	12.31.2019	12.31.2018	12.31.2017
Total income of the year attributable to:
Owners of the company		33,012	8,435	10,799
Non - controlling interest		6,295	2,373	3,450
		39,307	10,808	14,249

Total income (loss) of the year attributable to owners of the company:
Continuing operations		33,012	5,506	12,867
Discontinued operations		-	2,929	(2,068)
		33,012	8,435	10,799

Total comprehensive income of the year attributable to:
Owners of the company		69,616	8,474	10,588
Non - controlling interest		14,993	2,527	3,230
		84,609	11,001	13,818

Total comprehensive income (loss) of the year attributable to owners of the company:
Continuing operations		69,616	5,297	12,940
Discontinued operations		-	3,177	(2,352)
		69,616	8,474	10,588

Earnings (losses) per share attributable to the equity holders of the company during the year
Basic and diluted earnings per share from continuing operations	13.2	18.35	2.81	6.65
Basic and diluted earnings (loss) per share from discontinued operations	13.2	-	1.50	(1.07)
Total basic and diluted earnings per share	13.2	18.35	4.31	5.58

The accompanying notes are an integral part of these Consolidated Financial Statements.

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

As of December 31, 2019 and 2018

(In millions of Pesos (“$”) – unless otherwise stated)

	Note	12.31.2019	12.31.2018
ASSETS
NON-CURRENT ASSETS
Property, plant and equipment	11.1	210,056	125,005
Intangible assets	11.2	9,068	6,080
Right-of-use assets	18.1.1	930	-
Deferred tax assets	11.3	1,702	80
Investments in joint ventures and associates	5.3.2	30,638	15,333
Financial assets at amortized cost	12.1	1,048	-
Financial assets at fair value through profit and loss	12.2	671	422
Other assets		45	33
Trade and other receivables	12.3	4,711	9,521
Total non-current assets		258,869	156,474

CURRENT ASSETS
Inventories	11.4	9,175	5,169
Financial assets at amortized cost	12.1	3,224	1,330
Financial assets at fair value through profit and loss	12.2	21,867	15,273
Derivative financial instruments		214	3
Trade and other receivables	12.3	33,583	26,489
Cash and cash equivalents	12.4	13,496	9,097
Total current assets		81,559	57,361
Total assets		340,428	213,835

 CONSOLIDATED STATEMENT OF FINANCIAL POSITION

As of December 31, 2019 and 2018 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

	Note	12.31.2019	12.31.2018
SHAREHOLDERS´ EQUITY
Share capital	13.1	1,677	1,874
Share capital adjustment	13.1	9,826	9,826
Share premium	13.1	19,570	18,499
Treasury shares	13.1	71	25
Treasury shares adjustment	13.1	27	134
Treasury shares cost	13.1	(2,527)	(1,490)
Legal reserve		1,753	904
Voluntary reserve		17,727	7,355
Other reserves		(771)	(483)
Retained earnings		51,844	15,193
Other comprehensive income		15,668	(314)
Equity attributable to owners of the company		114,865	51,523
Non-controlling interest		29,397	16,160
Total equity		144,262	67,683

LIABILITIES
NON-CURRENT LIABILITIES
Investments in joint ventures and associates	5.3.2	265	153
Provisions	11.5	8,703	5,499
Income tax and minimum notional income tax provision	11.6	590	1,034
Deferred revenue		270	275
Taxes payables	11.7	263	542
Deferred tax liabilities	11.3	22,068	15,354
Defined benefit plans	11.8	1,606	1,175
Salaries and social security payable	11.9	241	163
Borrowings	12.5	105,629	69,189
Trade and other payables	12.6	5,419	8,162
Total non-current liabilities		145,054	101,546

CURRENT LIABILITIES
Provisions	11.5	1,206	871
Deferred revenue		5	5
Income tax and minimum notional income tax provision	11.6	3,154	1,084
Taxes payables	11.7	4,316	2,052
Defined benefit plans	11.8	230	162
Salaries and social security payable	11.9	3,834	2,726
Derivative financial instruments		204	49
Borrowings	12.5	10,974	12,901
Trade and other payables	12.6	27,189	24,756
Total current liabilities		51,112	44,606
Total liabilities		196,166	146,152
Total liabilities and equity		340,428	213,835

       The accompanying notes are an integral part of these Consolidated Financial Statements.

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

For the years ended December 31, 2019, 2018 and 2017

(In millions of Pesos (“$”) – unless otherwise stated)

	Attributable to owners
	Equity holders of the company						Retained earnings
	Share capital	Share capital adjustment	Share premium	Treasury shares	Treasury shares adjustment	Treasury shares cost	Legal reserve	Voluntary reserve	Other reserves (1)	Other comprehensive income / (loss)	Retained earnings (Accumulated losses)	Subtotal	Non-controlling interest	Total equity
Balance as of December 31, 2016	1,938	10,838	15,870	-	-	-	567	9,422	333	(142)	4,305	43,131	17,515	60,646
Constitution of legal reserve - Shareholders’ meeting 04.07.2017	-	-	-	-	-	-	166	-	-	-	(166)	-	-	-
Constitution of voluntary reserve - Shareholders’ meeting 04.07.2017	-	-	-	-	-	-	-	3,132	-	-	(3,132)	-	-	-
Stock compensation plans	-	-	24	-	-	-	-	-	34	-	-	58	7	65
Acquisition of own shares	(3)	(1)	-	2	13	(126)	-	-	-	-	-	(115)	-	(115)
Merger with subsidiaries (Note 5.1.1.1)	145	69	2,602	-	-	-	-	-	-	-	-	2,816	(2,816)	-
Dividends provided for pay	-	-	-	-	-	-	-	-	-	-	-	-	(144)	(144)
Profit of the year	-	-	-	-	-	-	-	-	-	-	10,799	10,799	3,450	14,249
Other comprehensive income for the year	-	-	-	-	-	-	-	-	-	(211)	-	(211)	(220)	(431)
Balance as of December 31, 2017	2,080	10,906	18,496	2	13	(126)	733	12,554	367	(353)	11,806	56,478	17,792	74,270
Change in accounting policies (2)	-	-	-	-	-	-	-	-	-	-	(55)	(55)	(25)	(80)
Balance as of Juanary 1, 2018	2,080	10,906	18,496	2	13	(126)	733	12,554	367	(353)	11,751	56,423	17,767	74,190

Constitution of legal reserve - Shareholders’ meeting 04.27.2018	-	-	-	-	-	-	171	-	-	-	(171)	-	-	-
Constitution of voluntary reserve - Shareholders’ meeting 04.27.2018	-	-	-	-	-	-	-	4,822	-	-	(4,822)	-	-	-
Stock compensation plans	-	-	3	-	(1)	9	-	-	14	-	-	25	-	25
Acquisition of own shares (Note 13.1.1.2)	(206)	(1,080)	-	206	1,080	(12,535)	-	-	(864)	-	-	(13,399)	(534)	(13,933)
Dividends provided for pay	-	-	-	-	-	-	-	-	-	-	-	-	(82)	(82)
Capital reduction (Note 13.1.1)	-	-	-	(183)	(958)	11,162	-	(10,021)	-	-	-	-	-	-
Sale of interest in subsidiaries	-	-	-	-	-	-	-	-	-	-	-	-	(3,518)	(3,518)
Profit for the year	-	-	-	-	-	-	-	-	-	-	8,435	8,435	2,373	10,808
Other comprehensive income for the year	-	-	-	-	-	-	-	-	-	39	-	39	154	193
Balance as of December 31, 2018	1,874	9,826	18,499	25	134	(1,490)	904	7,355	(483)	(314)	15,193	51,523	16,160	67,683

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY (Continuation)

 For the years ended December 31, 2019, 2018 and 2017

(In millions of Pesos (“$”) – unless otherwise stated)

	Attributable to owners
	Equity holders of the company						Retained earnings
	Share capital	Share capital adjustment	Share premium	Treasury shares	Treasury shares adjustment	Treasury shares cost	Legal reserve	Voluntary reserve	Other reserves (1)	Other comprehensive income / (loss)	Retained earnings (Accumulated losses)	Subtotal	Non-controlling interest	Total equity
Balance as of December 31, 2018	1,874	9,826	18,499	25	134	(1,490)	904	7,355	(483)	(314)	15,193	51,523	16,160	67,683
Constitution of legal and voluntary reserve - Shareholders’ meeting 04.29.2019	-	-	-	-	-	-	849	16,134	-	-	(16,983)	-	-	-
Stock compensation plans	1	-	2	-	(2)	14	-	-	23	-	-	38	-	38
Dividends provided for pay	-	-	-	-	-	-	-	-	-	-	-	-	(57)	(57)
Acquisition of own shares (Note 13.1.1.2)	(198)	-	1,069	198	-	(7,070)	-	-	(311)	-	-	(6,312)	(1,699)	(8,011)
Capital reduction (Note 13.1.1)	-	-	-	(152)	(105)	6,019	-	(5,762)	-	-	-	-	-	-
Profit for the year	-	-	-	-	-	-	-	-	-	-	33,012	33,012	6,295	39,307
Other comprehensive income for the year	-	-	-	-	-	-	-	-	-	15,982	20,622	36,604	8,698	45,302
Balance as of December 31, 2019	1,677	9,826	19,570	71	27	(2,527)	1,753	17,727	(771)	15,668	51,844	114,865	29,397	144,262

(1)          Includes the result of operations with non-controlling interests that do not represent a loss of control and reserves for stock-based compensation plans.

(2)          Adjustment to the opening balance in equity as a result of the application of IFRS 9, as amended, as of January 1, 2018. See Note 6.2.1.2

The accompanying notes are an integral part of these Consolidated Financial Statements.

CONSOLIDATED STATEMENT OF CASH FLOWS

For the years ended December 31, 2019, 2018 and 2017

(In millions of Pesos (“$”) – unless otherwise stated)

	Note	12.31.2019	12.31.2018	12.31.2017
Cash flows from operating activities:
Profit of the year from continuing operations		39,307	7,789	16,142
Profit (loss) of the year from discontinued operations		-	3,019	(1,893)
Adjustments to reconcile net profit (loss) to cash flows generated by operating activities:	14.1	315	23,548	5,771
Changes in operating assets and liabilities	14.2	(1,911)	(9,700)	(6,676)
Net cash used in operating activities from discontinued operations	5.2.3	-	(1,726)	3,291
Net cash generated by operating activities		37,711	22,930	16,635
Cash flows from investing activities:
Payment for property, plant and equipment		(28,813)	(25,407)	(18,290)
Payment for acquisitions of intangible assets		-	(6)	-
Collection (payment) for financial assets		11,322	(1,178)	(4,118)
Payments for capital integration in associates and joint ventures		(4,794)	-	-
Proceeds from sale of intangible assets		-	87	-
Collections for sales of shares in companies and property, plant and equipment		2,187	17,240	548
Dividends received		3,798	735	40
Colletion (proceeds) from loans		215	(167)	38
Recovery of investment funds, net		(1,107)	9,436	(8,259)
Net cash used in investing activities from discontinued operations	5.2.3	-	-	(1,897)
Net cash (used in) generated by investing activities		(17,192)	740	(31,938)

Cash flows from financing activities:
Proceeds from borrowings	12.5	25,808	9,250	47,130
Payment of borrowings	12.5	(26,869)	(9,057)	(27,650)
Payment of borrowings interests	12.5	(6,651)	(5,004)	(4,072)
Payment for acquisition of own shares		(8,011)	(13,933)	(115)
Payments of dividends from subsidiaries to third parties		(57)	(82)	(74)
Repurchase and redemption of corporate bonds	12.5	(5,107)	(448)	(47)
Payments of leases		(285)	-	-
Net cash generated by (use in) financing activities from discontinued operations	5.2.3	-	1,565	(1,168)
Net cash (used in) generated by financing activities		(21,172)	(17,709)	14,004

Increase (decrease) in cash and cash equivalents		(653)	5,961	(1,299)

Cash and cash equivalents at the begining of the year	12.4	9,097	1,179	2,613
Cash and cash equivalents at the begining of the year reclasified to assets classified as held for sale		-	238	(238)
Exchange difference generated by cash and cash equivalents		5,067	2,011	509
Loss on net monetary position generated by cash and cash equivalents		(15)	(292)	(406)
Increase (decrease) in cash and cash equivalents		(653)	5,961	(1,299)
Cash and cash equivalents at the end of the year	12.4	13,496	9,097	1,179

The accompanying notes are an integral part of these Consolidated Financial Statements.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017

(In millions of $ – unless otherwise stated)

NOTE 1: GENERAL INFORMATION AND GROUP STRUCTURE

1.1 General information of the Company

The Company is a fully integrated power company in Argentina, which directly and through its subsidiaries, participates in the electric energy and gas value chains.

In the generation segment, the Company, directly and through its subsidiaries, has a 4,751 MW installed capacity, which represents approximately 12% of Argentina’s installed capacity, and is the second largest independent generator in the country. Additionally, the Company is currently undergoing a process to expand its capacity by 471 MW.

In the distribution segment, the Company has a controlling interest in Edenor, the largest electricity distributor in Argentina, which has more than 3.1 million customers and a concession area covering the Northern part of the City of Buenos Aires and Northwestern Greater Buenos Aires.

In the oil and gas segment, the Company develops an important activity in gas and oil exploration and production, with operations in 12 production areas and 6 exploratory areas reaching a production level of 7.3 million m3/day of natural gas and 5,000 barrels/day of oil equivalent for oil in Argentina, as of December 31, 2019. Its main natural gas production blocks are located in the Provinces of Neuquén and Río Negro. The results and cash flows for 2018 and 2017 associated with the divestment mentioned in Note 5.2.1 are disclosed under discontinued operations.

In the petrochemicals segment, operations are located in the Republic of Argentina, where the Company operates three high-complexity plants producing styrene, synthetic rubber and polystyrene, with a domestic market share ranging between 89% and 100%.

Finally, through the holding and others segment, the Company participates in the transmission and gas transportation businesses. In the transmission business, the Company jointly controls Citelec, which has a controlling interest in Transener, a company engaged in the operation and maintenance of a 20,981 km high-voltage electricity transmission network in Argentina with an 85% share in the Argentine electricity transmission market. In the gas transportation business, the Company jointly controls CIESA, which has a controlling interest in TGS, a company holding a concession for the transportation of natural gas with 9,231 km of gas pipelines in the center, west and south of Argentina, and which is also engaged in the processing and sale of natural gas liquids through the Cerri Complex, located in Bahía Blanca, in the Province of Buenos Aires. Additionally, the segment includes advisory services provided to related companies.

The results and cash flows for 2018 and 2017 associated with the divestment of the main assets of the refining and distribution segment mentioned in Note 5.2.2 are disclosed under discontinued operations in the Holding and others segment.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 1: (Continuation)

1.2   Economic context in which the Company operates

The Company operates in a complex economic context which main variables have recently suffered significant volatility both in the domestic and international spheres.

At the domestic level, a 2.5% year-on-year drop in the GDP was recorded in the first semester of 2019, cumulative inflation in 2019 reached 53.8% (IPC), and the significant devaluation of the peso as from August generated an unexpected draining of dollar-denominated deposits from the financial system (and, consequently, a drop in BCRA’s reserves) and an increase in the benchmark interest rate, which came to exceed 80% over the year (and being at about 60% as of the closing hereof).

On December 10, 2019 a new Federal Government took office, which declared a public emergency in economic, financial, fiscal, administrative, pension, tariff, energy, health and social matters until December 31, 2020 and implemented a series of measures, which are summarized below:

-

The delegation to the PEN of the power to maintain electricity and gas tariffs which are under federal jurisdiction, and to begin a process for the renegotiation or an extraordinary review of the current RTI, for a term of 180 days, with the purpose of reducing the actual tariff burden on households, businesses and industries for 2020;

-	The delegation to the PEN of the power to conduct an administrative intervention of the ENRE and the ENARGAS for a term of one year;
-

The suspension of the application of section 124, second paragraph, of Law No. 27,467, which divested the ENRE, effective as from Edenor and Edesur’s transfer to the jurisdiction of the Province of Buenos Aires and the Autonomous City of Buenos Aires, of its powers and functions associated with the electricity distribution utility, which powers it will keep for a year;

-	The establishment of a regime for the regularization of tax, social security and customs obligations for micro, small and middle-sized companies;
-	The suspension of the unification of employer contribution rates;
-

The PEN’s capacity to provide for mandatory minimum salary increases in the private sector (with the temporary exemption from the payment of contributions to the Argentine social security system of the salary increases granted under this capacity or under collective bargaining agreements);

-

The suspension until fiscal years starting on or after January 1, 2021 of the decrease in the income tax rate, which will remain at 30%, and the keeping of the 7% withholdings on dividends during such period (see Note 2.6.1.2);

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 1: (Continuation)

-	The setting of a new mechanism for allocating the tax inflation adjustment for the first and second fiscal years starting on or after January 1, 2019 (see Note 2.6.1.5);
-	An increase in export duties (with the exception of hydrocarbons and mining) and in personal assets tax rates;
-	The reinstatement of the value-added tax on basic food basket products and the suspension of the pension mobility;
-	The modification of the schedular taxation system and the restoration of income tax exemptions for certain securities and bonds;
-	The creation of the Tax for an Inclusive and Supportive Argentina (PAIS) for a term of five fiscal periods.
-	The extended life of BCRA’s regulations regarding the inflow and outflow of foreign exchange in the foreign exchange market.

Additionally, the Federal Government is preparing a proposal for the renegotiation of the external debt with international creditors.

The context of volatility and uncertainty continues as of the date of issuance of these Consolidated Financial Statements.

The Company’s Management permanently monitors the evolution of the variables affecting its business to define its course of action and identify potential impacts on its assets and financial position. The Company’s Consolidated Financial Statements should be read in the light of these circumstances.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 2: REGULATORY FRAMEWORK

2.1 Generation

2.1.1 Generation units

The Company’s revenues from the electric power generation activity come from: i) sales to the Spot market pursuant to the provisions applicable within the WEM administered by CAMMESA (SEE Resolution No. 19/17, replaced by SRRYME Resolution No. 1/19 as from March 2019); ii) sales contracts with large users within the MAT (Resolutions No. 1,281/06 and No. 281/17); and iii) supply agreements with CAMMESA (Resolutions No. 220/07, No.21/16, No.287/17 and Renovar Programs). Furthermore, energy not committed under sales contracts with large users within the MAT and with CAMMESA are remunerated at the Spot market.

The Company’s generating units are detailed below:

In operation:

Generator	Generating unit	Tecnology	Power	Applicable regime (2)
CTG	GUEMTG01	TG	100 MW	Energy Plus Res. No. 1281/06 (1)
CTG	GUEMTV11	TV	≤100 MW	SE Resolutions No. 1/19
CTG	GUEMTV12	TV	≤100 MW	SE Resolutions No. 1/19
CTG	GUEMTV13	TV	>100 MW	SE Resolutions No. 1/19
Piquirenda	PIQIDI 01-10	MG	30 MW	SE Resolution No. 220/07 (1)
CPB	BBLATV29	TV	>100 MW	SE Resolutions No. 1/19
CPB	BBLATV30	TV	>100 MW	SE Resolutions No. 1/19
CT Ing. White	BBLMD01-06	MG	100 MW	SEE Resolution No. 21/16 (1)
CTLL	LDLATG01	TG	>50 MW	SE Resolutions No. 1/19
CTLL	LDLATG02	TG	>50 MW	SE Resolutions No. 1/19
CTLL	LDLATG03	TG	>50 MW	SE Resolutions No. 1/19
CTLL	LDLATG04	TG	105 MW	SEE Res. 220/07 (75%), SEE Res. 1/19 (25%)
CTLL	LDLATG05	TG	105 MW	SEE Resolution No. 21/16 (1)
CTLL	LDLATV01	TV	180 MW	SE Resolution No. 220/07 (1)
CTGEBA	GEBATG01/TG02/TV01	CC	>150 MW	SE Resolutions No. 1/19
CTGEBA	GEBATG03	TG	188 MW	Energy Plus Res. No. 1281/06 (1)
CTGEBA	GEBATG04	TG	>100 MW	SE Resolutions No. 1/19 (3)
Ecoenergía	CERITV01	TV	Renewable ≤ 50	Energy Plus Res. N° 1281/06 (1)
CT Parque Pilar	PILBD01-06	MG	100 MW	SE Resolutions No. 1/19 (3)
CTB	EBARTG01 - TG02	TG	HI – Small 50<P≤120	SE Resolution No. 220/07 (1)
HIDISA	AGUA DEL TORO	HI	HI – Small 50<P≤120	SE Resolutions No. 1/19
HIDISA	EL TIGRE	HI	HI – Small 50<P≤120	SE Resolutions No. 1/19
HIDISA	LOS REYUNOS	HB	HB – Media 120<P≤300	SE Resolutions No. 1/19
HINISA	NIHUIL I - II - III	HI	HI – Chica 50<P≤120	SE Resolutions No. 1/19
HPPL	PPLEHI	HI	HI – Media 120<P≤300	SE Resolutions No. 1/19
P.E. M. Cebreiro	CORTEO	Eólica	100 MW	Renovar (1)
PEPE II	PAMEEO	Eólica	53 MW	SEE Resolution No. 281/17
PEPE III	BAHIEO	Eólica	53 MW	SEE Resolution No. 281/17

(1) Uncommitted power and energy is remunerated according to Resolution No. 1/19.
(2) Resolution No. 1/19 entered into force as of February 19. During the month of January 2019, it was remunerated under Resolution No. 19/17.
(3) Once the combined cycle is commercially enabled, the supply agreements with CAMMESA will come into force under Resolution No. 287/17.

In construction:

Generator	Generating unit	Tecnology	Applicable regime

CTLL	MG	15 MW	SE Resolutions No. 1/19
CTGEBA	CC	176 MW	SE Resolution No. 287/17
CTB	CC	280 MW	SE Resolution No. 220/07

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 2: (Continuation)

2.1.2 Remuneration at the Spot market

On February 2, 2017, the SEE issued Resolution No. 19/17, which superseded the remuneration scheme set forth by Resolution No. 22/16 and established guidelines for the remuneration to generation plants as from the commercial transaction corresponding to February 1, 2017.

Later, on March 1, 2019, SRRYME Resolution No. 1/19 was published in the BO, which abrogated, effective as from March 1, 2019, the remuneration scheme established by SEE Resolution No. 19/17.

Both resolutions provide for remunerative items based on technology and scale, establishing U$S-denominated prices payable in pesos by applying BCRA’s exchange rate effective on the last business day of the month of the applicable economic transaction, adjusted through credit or debit notes, as appropriate, to consider the BCRA’s exchange rate of the day before the expiration date, in accordance with CAMMESA’s procedures.

2.1.2.1 Remuneration for Available Power Capacity

2.1.2.1.1 Thermal Power Generators

The SEE Resolution No. 19/17 provides for a minimum remuneration for power capacity based on technology and scale and allows generating, co-generating and self-generating agents owning conventional thermal power stations to offer Guaranteed Availability Commitments for the energy and power capacity generated by their units not committed under sales contracts with large users within the MAT and supply agreements with CAMMESA.

Availability Commitments for each unit should be declared for a term of three years, together with information for the Summer Seasonal Programming, with the possibility to offer different availability values for the summer and winter six-month periods. The committed thermal generators’ remuneration for power capacity will be proportional to their compliance.

The Minimum Remuneration applies to generators with no availability commitments, with prices ranging from U$S3,050 to U$S5,700/MW-month, depending on the technology and scale.

The Base Remuneration applies to generators with availability commitments, with a price of U$S 6,000/MW-month during the May-October 2017 period, and U$S 7,000/MW-month as from November 2017.

The Additional Remuneration is a remuneration for the additional available power capacity aiming to encourage availability commitments for the periods with a higher system demand. CAMMESA will define a monthly thermal generation goal for the set of qualified generators on a bi-monthly basis, and will call for additional power capacity availability offers with prices not exceeding the additional price. The additional price amounts to U$S 1,000/MW-month between May and October, 2017, and to U$S2,000/MW-month as from November 2017.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 2: (Continuation)

The SRRYME Resolution No. 1/19 maintains in effect a remuneration made up of a minimum or base power capacity payment for generators with no availability commitments, and another for offered guaranteed power capacity, although with lower values than under the previous resolution:

-	The minimum remuneration for power capacity was reduced from U$S 5,700/MW-month to U$S 5,200/MW-month for small steam turbine units (≤ 100MW) and internal combustion engines.
-	The price of the remuneration for guaranteed power capacity decreased from U$S 7,000/MW-month to U$S 5,500 U$S /MW-month, only for the autumn and spring periods.

Furthermore, the current remuneration scheme applies a coefficient derived from the unit’s average utilization factor during the last twelve months to the power capacity remuneration: a minimum 70% utilization factor is required to collect 100% of the power capacity payment; if the utilization factor ranges between 30% and 70%, the power capacity payment will range between 70% and 100%; and if the usage factor is lower than 30%, 70% of the power capacity payment will be collected. Additionally, Availability Commitments should be declared for each unit on a quarterly basis.

Finally, the current remuneration scheme, abrogates the additional remuneration scheme to encourage the guaranteed power capacity offered in the periods with a higher system demand.

2.1.2.1.2 Hydroelectric Generators

In the case of hydroelectric power plants, a base remuneration and an additional remuneration for power capacity were established by the SEE Resolution No. 19/17.

Power capacity availability is determined independently of the reservoir level, the contributions made, or the expenses incurred. Furthermore, in the case of pumping hydroelectric power plants, the following is considered to calculate availability: i) the operation as turbine at all hours within the period, and ii) the availability as pump at off-peak hours every day and on non-business days.

The base remuneration is determined by the actual power capacity plus that under programmed and/or agreed maintenance, with prices ranging from U$S2,000 to U$S8,000/MW-month, depending on the scale and type of power plant.

In case of hydroelectric power plants maintaining control structures on river courses and not having an associated power plant, a 1.20 factor will be applied to the plant at the headwaters.

The additional remuneration applies to power plants of any scale for their actual availability and based on the applicable period, with prices ranging from U$S0 to U$S500/MW-month between May and October 2017, and U$S500 or U$S1,000/MW-month as from November 2017 for pumping or conventional hydroelectric power plants, respectively.

As from November 2017, the allocation and collection of 50% of the additional remuneration will be conditional upon the generator taking out insurance, to CAMMESA’s satisfaction, to cover for major incidents on critical equipment, and the progressive updating of the plant’s control systems pursuant to an investment plan to be submitted based on criteria to be defined by the SEE.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 2: (Continuation)

SRRYME Resolution No. 1/19 maintains power capacity prices set forth by SEE Resolution No. 19/17; nevertheless, the hours in which a hydroelectric generator is not available due to programmed and agreed maintenance will no longer be computed for the calculation of the power capacity remuneration. However, in order to mitigate such incidence, in May 2019, by means of SME Note No. 46631495/19, a 1.05 factor was applied to power capacity prices.

2.1.2.1.3 Wind power

The remuneration under the SEE Resolution No. 19/17 is made up of a base price of U$S 7.5/MWh and an additional price of U$S 17.5/MWh, which are associated with the availability of the installed equipment with an operating permanence longer than 12 months as from the beginning of the summer seasonal programming.

Later on, SRRYME Resolution No. 1/19 establishes a single remuneration value for generated energy (see next item).

2.1.2.2 Remuneration for Generated and Operated Energy

The SEE Resolution No. 19/17 establishes a remuneration for Generated Energy with prices ranging between U$S 5 and U$S 10/MWh, depending on the technology, scale and type of fuel. Pursuant to SRRYME Resolution No. 1/19, these values are reduced to U$S 4/MWh and U$S 7/MWh, respectively.

Under the SEE Resolution No. 19/17, the remuneration for Operated Energy applies to the integration of hourly power capacities for the period, and is valued at U$S 2.0/MWh for any type of fuel. Under the scheme set forth by SRRYME Resolution No. 1/19, the above-mentioned price is reduced to U$S 1.4/MWh.

In the case of hydroelectric plants, prices for Generated and Operated Energy under the SEE Resolution No. 19/17, are remunerated from U$S1.4 to U$S 3.5/MWh, respectively regardless of scale. Under the scheme set forth by SRRYME Resolution No. 1/19, the above-mentioned prices are maintained.

As regards energy generated from unconventional sources, SRRYME Resolution No. 1/19 establishes a single remuneration value of U$S 28/MWh, irrespective of the source used. Energy generated prior to the commissioning by the OED will be remunerated at 50% of the above-mentioned remuneration.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 2: (Continuation)

2.1.2.3 Additional Remuneration for Efficiency and for Low-Use Thermal Generators

The “Efficiency” incentive established in the SEE Resolution No. 19/17 consists of the acknowledgment of an additional remuneration equivalent to the remuneration for the generated energy by the percentage difference between the actual consumption and the reference consumption determined for each unit and fuel type. This comparison will be made on a quarterly basis. In the case of higher consumptions, the general remuneration will not be affected.

The mentioned Resolution also provides for an additional remuneration for low-use thermal generators having frequent startups based on the monthly generated energy for a price of U$S 2.6/MWh multiplied by the usage/startup factor.

Under the scheme set forth by SRRYME Resolution No. 1/19, the efficiency and low-use/frequent startups incentives are canceled.

2.1.2.4 Repayment of Overhauls Financing

The SEE Resolution No. 19/17 provides that, as regards the repayment of outstanding loans applicable to thermal and hydroelectric generators, credits already accrued and/or committed to the cancellation of such maintenance works will be applied first. The balance will be repaid by discounting U$S 1/MWh for the energy generated until the total cancellation of the financing.

Later on, as regards the repayment of funds supplied to generators under the loan agreements for the execution of overhauls in their units, SRRYME Resolution No. 1/19 provides for: (i) the application of all receivables accrued in favor of generators for their settlement, and (ii) a discount scheme in the generator’s revenues equivalent to U$S 1/MWh for each generated MW or U$S 700/MW-month for the unit’s actual availability, whichever is higher.

The overhauls financing owed by the Company were canceled under the Agreement for the Regularization and Settlement of Receivables with the WEM (see Note 2.1.7).

2.1.2.5 Suspension of contracts within the MAT

The suspension of contracts within the MAT (excluding those resulting from a differential remuneration scheme) provided for by SE Resolution No. 95/13 was not modified by SRRYME Resolution No. 1/19, this suspension thus remained in effect during 2019.

2.1.3 Sales contracts with large users within the MAT

2.1.3.1 Energy Plus

With the purpose of encouraging new generation works, in 2006 the SE approved Resolution No. 1,281/06 establishing a specific regime which would remunerate newly installed generation sold to a certain category of Large Users at higher prices.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 2: (Continuation)

To such effect, it established certain restrictions on the sale of electricity and implemented the Energy Plus service, which consists of the offer of additional generation availability by the generating agents. These measures imply that:

-

Generating, co-generating and self-generating agents which, as of the date of issuance of SE Resolution No. 1,281/06, are neither WEM agents nor have facilities or an interconnection with the WEM, will qualify;

-	These plants should have fuel supply and transportation facilities;
-	The energy used by GU300 in excess of the Base Demand (energy consumption for 2005 year) qualifies for Energy Plus agreements within the MAT at a price negotiated between the parties; and
-	For new GU300 entering the system, their Base Demand will equal zero.

Under this regime, the Company —through its power plants Güemes, EcoEnergía and Genelba— sells its energy and power capacity for a maximum amount of 280 MW. The values of Energía Plus contracts are mostly denominated in U.S. dollars. It is worth pointing out that Güemes has transferred, since May 2019, its contracts to Genelba, selling electricity in the spot market.

If a generator cannot meet the power demand by an Energy Plus customer, it should purchase that power in the market at the operated marginal cost, or, alternatively, support the committed demand in case of unavailability through agreements with other Energía Plus generators.

Currently, the Company has Power Availability agreements in force with other generators whereby, in case of unavailability, it may purchase or sell power to support the contracts.

Furthermore, SE Note No. 567/07, as amended, provided that GU300 not purchasing their Surplus Demand within the MAT should pay the CMIDE, and that the difference between the actual cost and the CMIDE would be accumulated in an individual account on a monthly basis for each GU300 within CAMMESA's scope.

Pursuant to SE Note No. 111/16, until May 2018, the CMIDE was $ 650/MWh for GUMA and GUME and $ 0/MWh for GUDI. As from June 2018, pursuant to SE Note No. 28663845/18, the CMIDE became the greater of $ 1,200/MWh or the temporary dispatch surcharge. Additionally, it was provided that, until further instructed, movements in the individual account of each GU300 would temporarily not be recorded.

Due to the decrease in surplus demand as a consequence of the decrease in economic activity, there are GU300 that decide not to make Energy Plus contracts (with higher prices), and generators have to sell their energy at the spot market, thus reducing their profitability. Additionally, the Energy Plus contracts were affected by the growth of Renewable MAT contracts, by the GU300 surplus energy.

2.1.3.2 Renewable Energy Term Market (“Renewable MAT” Regime)

Pursuant to Resolution No. 281/17, the MEyM regulated the Renewable MAT regime with the purpose of setting the conditions for large users within the WEM and WEM distributing agents’ large users covered by Section 9 of Law No. 27,191 to meet their demand supply obligation from renewable sources through the individual purchase within the MAT of electric power from renewable sources or self-generation from renewable sources.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 2: (Continuation)

Furthermore, this resolution regulates the conditions applicable to projects for the generation, self-generation and co-generation of electric power from renewable sources. Specifically, the RENPER was created for the registration of such projects.

Projects destined to the supply of electric power from renewable sources under the Renewable MAT regime may not be covered by other remuneration mechanisms, such as the agreements under the Renovar rounds. Surplus energy will be sold in the spot market.

Finally, contracts executed under the Renewable MAT regime will be administered and managed in accordance with the WEM procedures. The contractual terms —life, allocation priorities, prices and other conditions, notwithstanding the maximum price set forth in Section 9 of Law No. 27,191— may be freely agreed between the parties, although the committed electricity volumes will be limited by the electric power from renewable sources produced by the generator or supplied by other generators or suppliers with which it has purchase agreements in place.

For further information on the projects PEPE II and PEPE III conducted under this resolution, see Note 16.1.1.

2.1.4 Supply Agreements with CAMMESA

2.1.4.1 SE Resolution No. 220/07 (“Agreement Res.220”)

Aiming to encourage new investments to increase the generation offer, the SE passed Resolution No. 220/07, which empowers CAMMESA to enter into Agreement with WEM Generating Agents for the energy produced with new equipment. These will be long-term agreements and the price payable by CAMMESA should compensate the investments made by the agent at a rate of return to be accepted by the SE.

Under this regulation, the Company, through its thermal power plants Loma de La Lata, Piquirenda and Barragán, has executed Agreement Res.220 to sell energy and power capacity for a total amount of 856 MW.

For further information on the project to the closing of the combined cycle at CTB conducted under this resolution, see Note 16.1.4.

2.1.4.2 SEE Resolution No. 21/16

As a result of the state of emergency in the national electricity sector, the SEE issued Resolution No. 21/16 calling for parties interested in offering new thermal power generation capacity with the commitment to making it available through the WEM for the 2016/2017 summer; 2017 winter, and 2017/2018 summer periods.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 2: (Continuation)

Successful bidders will enter into a wholesale power purchase agreement with CAMMESA for a term of 10 years. The remuneration will be made up of the available power capacity price plus the variable non-fuel cost for the delivered energy and the fuel cost (if offered), less penalties and fuel surpluses. Surplus power capacity is sold in the spot market.

Pursuant to this resolution, the Company, through its Loma de la Lata, Ingeniero White and Pilar thermal power plants, has effective agreements with CAMMESA for the sale of energy and power capacity for a total 305 MW.

2.1.4.3 SEE Resolution No. 287/17

On May 10, 2017 the SEE issued Resolution No. 287/17 launching a call for tenders for co-generation projects and the closing to CC over existing equipment. The projects should have low specific consumption (lower than 1,680 kcal/kWh with natural gas and 1,820 kcal/kWh with alternative liquid fuels), and the new capacity should not exceed the existing electric power transmission capacity; otherwise, the cost of the necessary extensions will be borne by the bidder.

Awarded projects will be remunerated under a wholesale power purchase agreement which will be effective for a term of 15 years. The remuneration will be made up of the available power capacity price plus the variable non-fuel cost for the delivered energy and the fuel cost (if offered), less penalties and fuel surpluses. Surplus power capacity is sold in the spot market.

SRRYME Resolution No. 25/19 authorized awardees of projects under SEE Resolution No. 287/17 to submit a new scheduled commissioning date, which will operate as the new committed commissioning date under the wholesale power purchase agreements, with a limit of 180 days as from the originally committed commissioning date. However, the Company has ratified the originally committed date.

For further information on the project to the closing of the combined cycle at Genelba conducted under this resolution, see Note 16.1.3.

2.1.4.4 Renovar Programs

In order to meet the objectives, set by Law No. 26,190 and Law No. 27,191 promoting the use of renewable sources of energy, the MEyM called for open rounds for the hiring of electric power from renewable sources (RenovAr Programs, Rounds 1, 1.5 and 2) within the WEM. These calls aimed to assign power capacity contracts from different technologies (wind energy, solar energy, biomass, biogas and small hydraulic developments with a power capacity of up to 50 MW).

Successful bidders will enter into renewable electric power supply agreements for the sale of a committed annual electric power block for a term of 20 years.

Additionally, several measures have been established to promote the construction of projects for the generation of energy from renewable sources, including tax benefits (advance VAT reimbursement, accelerated depreciation of the income tax, import duty exemptions, etc.) and the creation of a fund for the development of renewable energies destined, among other objectives, to the granting of loans and capital contributions for the financing of such projects.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 2: (Continuation)

Under this regulation, the Company, through Greenwind, has a supply agreement in place with CAMMESA for a total 100 MW.

2.1.5 Electricity transmission cost payable by Generators

On November 28, 2017, SEE Resolution No. 1,085/17 approved a new cost distribution methodology that represents the transmission service’s remuneration within the WEM.

In this regard, the SEE amended the original regulation of the WEM transmission system, which provided that transmission service costs would be allocated to the Demand and electric power Generation, and resolved that generators should stop paying costs associated with transmission, and start paying a charge representing operating and maintenance costs for connection and transformation equipment linking with the high-voltage transmission system as from December 1, 2017. This amendment implied a cost reduction for the Company.

2.1.6 Fuel Self-Supply for Thermal Power Plants

SGE Resolution No. 70/18, published in the BO on November 6, 2018, empowered generating, co-generating and self-generating agents within the WEM to acquire fuels, without distinction, required for own generation. This resolution superseded Section 8 of Resolution No. 95/13 of the former SE, which provided that the supply of fuels for electric power generation would be centralized in CAMMESA (with the exception of the generation covered under the Energy Plus regime). Likewise, CAMMESA remained in charge of the commercial management and the dispatch of fuel for generators which do not or cannot make use of such capacity.

Under the scheme set forth by SGE Resolution No. 70/18, the cost of generation with own fuels was valued according to the mechanism for the recognition of the Variable Production Costs recognized by CAMMESA. For implementation, maximum prices at the PIST for natural gas destined to the generation of electricity to be sold in the WEM, set by MINEM Resolution No. 46/18 and SGE Notes No. 66680075/18 and 07973690/19.

In case the generator has opted to supply its own fuel for generation and such fuel is not available at the time of dispatch, the calculation of the power capacity availability will be reduced to 50% of the actual availability. Similarly, it will lose its dispatch order, and in case the OED assigns it fuel for generation, the generated energy will be remunerated at just 50% of the approved non-fuel variable costs.

In the seasonal programming conducted on November 12, 2018, the Company has opted to make use of this self-supply capacity and has destined a significant part of its natural gas production as an input to its thermal units’ dispatch.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 2: (Continuation)

The scheme set forth by SGE Resolution No. 70/18 was in effect during 2019; however, on December 27, 2019, the Ministry of Productive Development passed Resolution No. 12/19, which abrogated, effective as from December 30, 2019, SGE Resolution No. 70/18, and re-established the validity of section 8 and section 4 of SE Resolutions No. 95/13 and 529/14, respectively, thus restoring the CAMMESA centralization scheme for the supply of fuels for generation purposes.

2.1.7 Agreement for the Regularization and Settlement of Receivables with the WEM

On August 5, 2019 and under the call to Generators, the Company and certain subsidiaries executed with CAMMESA an Agreement for the Regularization and Settlement of Receivables with the WEM (the “Agreement”), as instructed through SGE Note NO-2019-66843995-APN-SGE#MHA.

Pursuant to the Agreement, CAMMESA undertook to pay the outstanding LVFVDs after discounting the debts taken on with the WEM under the Financing Agreements, Loan Agreements and Receivables Assignment Agreements executed by generators, and applying a 18% write-off on the balance. In this sense, the parties have agreed a total net settlement amount for the outstanding LVFVDs taking into consideration the interest update as of July 31, 2019 and the effects of the mentioned write-off, which amounts to $ 2,122.7 million, before tax withholdings for a total amount of $ 392.9 million. Finally, on August 7, 2019, the total agreed amount was collected, net of tax withholdings, for an amount of $ 1,729.8 million corresponding to outstanding LVFVDs.

In furtherance of the undertaken commitments, the Company and certain subsidiaries have waived all submitted claims and have irrevocably dismissed their rights to file any kind of claim (whether administrative and/or judicial) against the Federal Government, the SGE and/or CAMMESA regarding the outstanding LVFDVs.

As a result of the Agreement, the Company has recognized revenues in the amount of $ 260 million and net financial profits for $ 3,119.3 million.

2.1.8 Loosening up of charges and interests in late payment of the economic transaction

SRRYME Resolution No. 29/2019 provided for a relaxation in the application of penalty interest and charges in case of delays in the payment of economic transactions within the WEM.

i.	Reduction of surcharges: the 50% reduction in surcharges for agents with overdue and unpaid debts is postponed until April 30, 2020
ii.

Compensatory and penalty interest: only compensatory interest will apply, with a rate equivalent to the rate fixed by the BNA for its 30-day discount transactions, for agents registering a delay in payment but having promptly paid the last three immediately preceding debt maturities, provided the payment is made within 15 days after the invoice maturity date; additionally, penalty interest of 1% will apply for each day of delay, with a cap equivalent to the surcharges provided for in the CAMMESA procedures when the payment is made after such term. It is worth highlighting that the previous scheme provided for increasing penalty interest based on the time elapsed.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 2: (Continuation)

iii.

Compensations: in the case of delays not exceeding 5 days in a certain month, compensations without the application of compensatory interest are allowed by advancing the payment of the following invoice by 2 days per each day of delay.

2.2   Transmission

2.2.1 Tariff situation

During 2019, pursuant to the provisions of the RTI, the ENRE continued applying the semi-annual tariff update mechanism in accordance with the applicable formula, which depends on the IPIM, the IPC and the Salary Index, as long as compliance with the trigger clause is verified.

On March 22, 2019, the ENRE issued Resolutions No. 67/19 and No. 68/19 updating Transener and Transba’s remunerations by 25.15% and 26.53% against the previous semester, reaching a cumulative 78.41% and 81.26% increase, respectively, for the December 2016 – December 2018 period, applicable to the remuneration scheme as from February 2019.

On September 25, 2019, the ENRE issued Resolutions No. 269/19 and No. 267/19 updating Transener and Transba’s remunerations by 18.83% and 18.81% against the previous semester, reaching a cumulative 112.41% and 115.75% increase, respectively, for the December 2016 – June 2019 period, applicable to the remuneration scheme as from August 2019.

On the other hand, on July 3, 2018, the ENRE informed the beginning of the procedure to determine the remuneration of the Independent Carriers in exploitation stage: TIBA (Transba), Fourth Line (Transener), YACYLEC and LITSA. In this regard, on October 8, 2018, the costs, investments and expected tariff corresponding to Fourth Line and TIBA were presented to the ENRE. As of the date hereof, the ENRE has not issued the resolution with the results of the analysis of the requested information.

As of the date of issuance of these Consolidated Financial Statements, the ENRE Resolution has not yet been issued with respect to the tariff update corresponding to the semester July-December 2019, applicable to the remuneration scheme as from February 2020.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 2: (Continuation)

2.2.2 SADI Service Outage

On June 16, 2019, at 07:07 a.m., the SADI experienced a total outage.

This total outage was a result of the concurrence of multiple shortcomings within the SADI, some of them external to the Transmission System operated and maintained by Transener.

As regards the transmission system under the responsibility of Transener, the fault was due to a specific technical problem, and not to the lack of investment and maintenance. Following the change in the configuration of the littoral corridor due to the 500 kV Colonia Elía – Campana / Colonia Elía – Manuel Belgrano lines bypass, the DAG mechanism was not properly adjusted and failed to recognize signals sent out by the protection system. This bypass was made on account of the relocation of tower 412 to support the highest possible power transmission capacity in the littoral corridor.

Due to the great volume of electricity dispatched from this corridor and the DAG failure, there was an imbalance between supply and demand which could not be redressed by the system’s other restraint barriers external to the electric power transmission service, resulting in a total outage.

The 500 kV Transmission System was available immediately after the disruption, and 100% of the transmission lines were available to come into operation and allow for the restoration of the system. Service restoration was overall fast (within 8:30 hours, 75% of the country’s demand had been restored).

Transener estimates that the above-mentioned event will give rise to a $ 6.6 million penalty, which has been registered by Transener. This estimate is based on the application of the High-Voltage Transmission System’s Service Quality and Penalties Regime attached to Transener’s Concession Agreement as sub-annex II-B.

As of the date of these Consolidated Financial Statements, the ENRE has not applied the penalty to Transener, which may differ from Transener’s estimates.

This event will have an impact on 2020-year figures related to penalties, which will be increased, and premiums, which will be reduced, due to the Additional Service Quality and Sanctions Regime established by Resolutions No. 552/16 and No. 580/16.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 2: (Continuation)

2.3   Energy distribution

2.3.1 General

Edenor Concession was granted in 1992 for a 95-year term, which may be extended for an additional maximum period of 10 years. The ENRE is empowered to control the quality levels of the technical product and service, the commercial service and the compliance with public safety regulations, as provided for in the Concession Agreement. If the Distribution Company fails to comply with the obligations assumed, the ENRE may apply the penalties stipulated in the aforementioned Agreement.

2.3.2 Edenor’s economic and financial situation

In the last four years, Edenor recorded negative working capital. This situation was not reversed after the application from February 1, 2017 of the new tariff arising from RTI, due mainly to the constant increase of its operating costs, necessary to maintain the level of service, the Argentine economy’s inflationary environment, and the sustained recession since mid-2018, with the consequent impact on the decline in income, the extension of collection periods and the steady increase in levels of energy theft. (See Note 1.2).

Despite the previously described situation, it is worth pointing out that, in general terms, the quality of the electricity distribution service has been improved, both in duration and in interruption frequency. In view of the continuous increase of the costs associated with the provision of the service, as well as the need for additional investments to meet the greater seasonal demand, Edenor has taken a series of measures aimed at mitigating the negative effects of this situation on its financial structure, minimizing the impact on the sources of employment, the execution of the investment plan, and the carrying out of the essential operation, maintenance and improvement-related works that are necessary to maintain the provision of the public service, object of the concession, in a satisfactory manner in terms of quality and safety.

Additionally, on December 23, 2019, the PEN enacted Law No. 27,541, which has a direct impact on Edenor’s financial solvency.

Taking into account that the realization of the measures necessary to reverse the manifested negative trend depends on the occurrence of certain events that are not under Edenor’s control, the Edenor’s Board of Directors has raised substantial doubt about Edenor’s ability to continue as a going concern, which may result in Edenor being obliged to defer certain payment obligations or unable to meet expectations for salary increases recorded in third-party costs.

Nevertheless, the Company’s Consolidated Financial Statements have been prepared assuming that Edenor will continue to operate as a going concern, and do not include the effects of the adjustments or reclassifications that might result from the final outcome of these uncertainties.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 2: (Continuation)

2.3.3 Electricity rate situation

In the last days of 2019, the PEN enacted, in the framework of the Economic Emergency and as mentioned in note 1, Law No. 27,541 on Social Solidarity and Production Reactivation, pursuant to which is authorized to initiate either a renegotiation process of the tariff structure in effect or an extraordinary review, as from the date on which the law comes into effect, and for a maximum term of up to one hundred and eighty days, with the aim of reducing the actual tariff burden on households, shops and industries for 2020.

In this context, on December 27, 2019, the ENRE instructed Edenor not to apply the electricity rate schedules from January 1, 2020, resulting from the provisions of the Electricity Rate Schedules Maintenance Agreement entered into by and between Edenor and the Federal Government on September 19, 2019, as such agreement had lost its applicability due to the electricity rate emergency provided for in the aforementioned law, with the electricity rate schedule that had been approved by ENRE Resolution No. 104/19 dated April 30, 2019 remaining in effect.

The aforementioned Electricity Rate Schedules Maintenance Agreement provided for the following:

-	To maintain the electricity rate schedules that were in effect prior to August 1, 2019 for all electricity rate categories;
-

To postpone until January 1, 2020 the application of the CPD that was to be applied as from August 1, 2019 (adjustment mechanism set forth in ENRE Resolution No. 63/17), relating to the January-June 2019 period, which amounted to 19.05%;

-	To update the electricity rate schedules in relation to seasonal energy prices as from January 1, 2020;
-

To recover the difference of the CPD and the seasonal energy prices generated on August 1, 2019-December 31, 2019 period, in seven monthly and consecutive installments as from January 1, 2020, for the August 1, 2019-December 31, 2019 period, which will be recovered in seven monthly and consecutive installments as from January 1, 2020 and will be adjusted in accordance with the relevant CPD adjustment and the methodology set forth in late payment procedures applied by CAMMESA, respectively;

-	Commitment to maintain the quality of the service and meet the quality parameters set forth in the Concession Agreement;
-	To postpone until March 1, 2020 the payment by Edenor of any penalty at its original value plus the relevant adjustments applicable at the time of payment.

Additionally, and within this framework, on October 22, 2019 SRRyME Resolution No. 38/19 approved the seasonal scheduling for the November 2019 – April 2020 periods and provided as well that the power reference price, the energy reference price for residential consumers and the energy reference price for the Distribution Company’s Large Users and for the other non-residential consumers, in effect since August 2019, would remain unchanged until April 2020.

Moreover, the referred to ENRE Resolution No.104/19, approved the values of Edenor’s Electricity Rate Schedule and the electricity rate values applicable to Edenor’s self-management metering system, effective from May 1, 2019, and informed Edenor of the value of the average electricity rate as from May 1, 2019, under the terms of Energy Government Secretariat Resolution No. 366/18, which modifies the prices at which Distributors acquire energy in the MEM, and which amounts to $ 4.343/KWh.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 2: (Continuation)

In this framework, the provisions of Resolution No. 14/19 dated April 30, 2019 of the Electricity Market and Renewable Resources Secretariat, which, among other issues, approve the MEM definitive winter scheduling and modify the Power Reference Prices and the Stabilized Price of Energy (SPE) relating to the May 1-October 31, 2019 period, are taken into consideration.

This Resolution provides that the increases of the SPE relating to the May-October 2019 six-month period that had been authorized by Resolution 366/18 for Residential customers, are to be absorbed by the Federal Government, whereas the increases established for non-residential customers with supplies lower than 300 kW and those relating to customers with supplies higher than 300 kW, GUDI customers, were modified for the May-July and August-October 2019 three-month periods.

With regard to the supplies lower than 300 kW (non-residential customers), and those higher than 300 kW, GUDI Customers, the values of the SPE were increased for the May-July 2019 and August-October 2019 three-month periods.

The following resolutions issued by the ENRE in the months of January and February complete the 2019 regulatory context:

-

Resolution No. 25/19, which approved, under the terms of ENRE Resolution No. 366/18, the values of Edenor Electricity Rate Schedule, effective from February 1, 2019, and informed of the value of the average electricity rate as from February 1, 2019, under the terms of Energy Government Secretariat Resolution No. 366/18, which modifies the prices at which Distributors acquire energy in the MEM.

-

Resolution No. 27/19, which approved the CPD value of February 2019 together with the stimulus factor, whose application was deferred until March 2019. Additionally, it determined the value to be applied for the 36 remaining installments resulting from the gradual application system established in ENRE Resolution No. 63/17, and provided as well that the 50% of the CPD that should have been applied in August 2019 would be recovered in 6 CPD variation-adjusted installments.

With regard to the discounts under the system of caps applicable to customers benefited from the Social Tariff that the Federal Government owed to this Distributor, Edenor recorded revenue for $ 1,159.2 million, stated in constant values, relating to the December 2017-December 2018 period, as a consequence of the implementation and subsequent cancellation thereof by virtue of the Agreement on the Regularization of Obligations.

As of December 31, 2019, the Company recognized revenue from the Social Tariff for $ 3,993.5 million. Additionally, Edenor has a receivable for $ 251.4 million for the same concept.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 2: (Continuation)

2.3.4 Change of Jurisdiction and Regularization of Obligations

On February 28, 2019, the Federal Government, the PBA and the CABA entered into an agreement to initiate the process of transferring the public service of electricity distribution, duly awarded by the Federal Government to Edenor under a concession, to the joint jurisdiction of the PBA and the CABA, with the latter two jointly assuming the capacity as Grantor of the concession of the service. In the aforementioned agreement, the PBA and the CABA agreed to set up a new bipartite agency in charge of the regulation and control of the distribution service, and the Federal Government agreed to take the necessary steps and carry out the necessary administrative procedures to provide a solution to the pending claims with both Distribution companies.

In the framework of such agreement, on May 9, 2019, the Federal Government, the CABA and the PBA entered into an agreement, the Agreement on the Implementation of the Transfer of Jurisdiction, pursuant to which the CABA and the PBA jointly assume, as from the date on which the agreement comes into effect with the relevant ratifications, the regulation and control and the capacity as grantor over the distribution service granted to Edenor under a concession. Furthermore, it is provided that the Concession Agreement will remain in full force and effect and the national regulations and provisions issued by both the Energy Secretariat and the ENRE until the effective date of the transfer will be regarded as the applicable regulatory framework; and that the pledge of the class A shares, duly pledged as collateral to secure the performance of the obligations assumed by the Holder of the Concession and/or the majority shareholders under the Concession Agreement, is assigned on an undivided basis by the Federal Government to the CABA and the PBA.

Edenor was notified of and assented to the arrangement made by the Federal Government and the new Grantors of the concession in relation to the Transfer and the Implementation Agreements, and undertook both to indemnify them against any claims and to obtain the agreement of the majority of its shareholders. The Agreement on the Implementation of the Transfer of Jurisdiction was ratified by the Provincial Executive Power and the City’s Legislative Power by means of Executive Order No. 1,289/19 (published in the Official Gazette of the Province of Buenos Aires on October 2, 2019) and Legislative Resolution No. 161/19 (published in the Official Gazette of the CABA on July 17, 2019), respectively.

With the enactment of Law No. 27,541, the ENRE is granted jurisdiction over the public service of electricity distribution during the term the emergency law is in force.

Furthermore, within the framework of the change of jurisdiction and as a condition for the transfer, on May 10, 2019, Edenor and the Energy Government Secretariat, on behalf of the Federal Government, entered into an Agreement on the Regularization of Obligations, putting an end to the mutual pending claims originated in the 2006-2016 Transitional Tariff Period.

By virtue of this Agreement, Edenor: (i) waives any rights to which it may be entitled and abandons any actions against the Federal Government, including the complaint filed by Edenor in 2013 for failure to comply with the obligations resulting from the Agreement on the Renegotiation of the Concession Agreement (the "Adjustment Agreement”) entered into on February 13, 2006; (ii) binds itself to settle debts for works and loans for consumption (“mutuums”) originated in the transition period; (iii) undertakes to pay users certain penalty and compensation amounts relating to that period; and (iv) agrees to make investments, in addition to those agreed upon in the RTI, aimed at contributing to improving the reliability and safety of the service.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 2: (Continuation)

In return, the Federal Government partially recognizes the claim duly made by Edenor -referred to in caption (i) of the previous paragraph-, by fully offsetting pending obligations with the MEM for electric power purchases made during the transition period, partially cancelling the mutuums for investments granted by CAMMESA also during that period, and cancelling penalties payable to the National Treasury.

The implementation of this agreement implied, on a one-time-only basis, the partial recognition of the claim made by Edenor for an amount of $ 8,674 million as compensation for the Federal Government’s failure to comply with obligations for 10 years during the Transitional Tariff Period, as well as the adjustment of the liabilities recorded at the time of the agreement, replicating the conditions applied to all the sector’s distributors, generating a profit of $ 7,736 million. Additionally, $ 362 million from the Federal Government and $ 323 million from the Province of Buenos Aires were recognized. These effects are disclosed in the “Agreement on the Regularization of Obligations” line item of the Statement of Comprehensive Income, for $ 17,095 million, stated in constant values, and do not imply any inflow of funds whatsoever for Edenor; on the contrary, Edenor must comply in the next 5 years with the investment plan stipulated in the above-mentioned agreement, which will be aimed at contributing to the improvement of the reliability and/or safety of the service as a whole, in addition to complying with the Investment Plan duly agreed upon in the tariff structure review (RTI) approved by Resolution No. 63/17, which, together with the penalties payable to users, the settlement of liabilities for mutuums and works, and the payment of the generated income tax amount, implies an actual disbursement of funds for a total approximate amount of $ 7,600 million, in a 5-year term.

Additionally, it was agreed that the receivable amounts in favor of Edenor for the consumption of shantytowns with community meters generated from July 2017 through December 31, 2018 -exclusively with respect to the percentage undertaken by the Federal Government-, relating to the Framework Agreement for $ 470.8 million, and the receivable amount resulting from applying the cap to the bills of users benefited from the Social Tariff for $ 923 million, would be offset against both part of the debt Edenor held with CAMMESA for loans received for the carrying out of works, and the debts Edenor held with CAMMESA for the investments made in the Costanera – Puerto Nuevo – Malaver 220kV Interconnection works, carried out through the FOTAE, and for the carrying out of the Tecnópolis Substation’s works.

In this regard, and based on the terms of the second clause of the aforementioned agreement, as of December 31, 2019 Edenor recorded the update of the amounts related to “penalties to be used for investments” for a total of $ 1,468 million totaling a liability pending application of $ 4,648 million, which was charged to finance interest cost.

In this framework, Edenor Extraordinary Shareholders’ Meeting dated June 10, 2019 not only ratified the actions taken by the Board of Directors in the negotiations and signing of the Agreement on the Implementation of the transfer of jurisdiction and the Agreement on the Regularization of obligations, but also approved the waiver of rights, actions and claims against the Federal Government originated in the Transitional Tariff Period, and the abandonment of the lawsuit filed in 2013 against the Federal Government.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 2: (Continuation)

2.3.5 Penalties

The ENRE is empowered to control the quality levels of the technical product and service, the commercial service and the compliance with public safety regulations, as provided for in the Concession Agreement. If the Distribution Company fails to comply with the obligations assumed, the ENRE may apply the penalties stipulated in the aforementioned Agreement.

As of December 31, 2019, 2018 and 2017, Edenor has recognized in its financial statements the penalties accrued, whether imposed or not yet issued by the ENRE, relating to the control periods elapsed as of those dates, which may differ from those that ultimately result.

Furthermore, ENRE Resolution No. 63/17 has set out the control procedures, the service quality assessment methodologies, and the penalty system, applicable as from February 1, 2017, for the 2017 – 2021 period.

In accordance with the provisions of Sub-Appendix XVI to the referred to Resolution, Edenor is required to submit in a term of 60 calendar days the calculation of global indicators, interruptions for which force majeure had been alleged, the calculation of individual indicators, and will determine the related discounts, crediting the amounts thereof within 10 business days. In turn, the ENRE will examine the information submitted by Edenor, and in the event that the crediting of such discounts were not verified will impose a fine, payable to the Federal Government, equivalent to twice the value that should have been recorded.

In this regard, the ENRE has implemented an automatic penalty mechanism in order that the discounts on account of deviations from the established limits may be credited to customers within a term of 60 days as from the end of the controlled six-month period.

The penalty system provides that penalties are updated in accordance with the variation of Distributor’s CPD or by the energy tariff average price, as the case may be.

Subsequently, in different resolutions concerning penalties relating to the commercial service and the safety on streets and public spaces, the Regulatory Entity provided for the application of increases and adjustments, applying for such purpose a criterion different from the one applied by Edenor.

Additionally, and subsequent to the Tariff Structure Review, the ENRE regulated and/or issued new penalty procedures, such as:

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 2: (Continuation)

-	ENRE Resolution No. 118/18: It regulated the Compensation for extraordinary service provision interruptions.
-

ENRE Resolution No. 170/18: It regulated the Penalty System for Deviations from the Investment Plan, a procedure whereby real investments are assessed by comparison with the annual investment plan submitted by Edenor, and the investment plan carried out for the 5-year rate period is assessed as against the five-year period plan proposed in the RTI.

-	ENRE Resolution No. 198/18: New Supplementary Penalty Procedure of Technical Service Quality, which penalizes deviations from quality parameters at feeder level.
-	ENRE Resolution No. 91/18: Through the filing of charges, the ENRE informs Edenor about the penalty procedure to be applied for failure to comply with meter-reading and billing time periods.
-

ENRE Resolution No. 5/19: Through the filing of charges, the ENRE notifies Edenor of the penalty system to be applied for failure to comply with customer service times in commercial offices (Intelligent Routing and Consumer Service System – Sistema Inteligente de Direccionamiento y Atención de Usuarios (SIDyAA))

The effects of the resolutions detailed in this note were quantified by Edenor and recognized as of December 31, 2019, without implying consent to the criteria applied.

Finally, and in accordance with the provisions of the electricity rate schedule maintenance agreement, it is agreed that Edenor will maintain the quality of the service and comply with the quality parameters set forth in the Concession Agreement, and that the payment of any penalty will be postponed until March 1, 2020 and paid in 6 installments at its original value plus any adjustments that may apply at the time of payment.

2.3.6 Framework agreement

In 2019, Edenor and the Federal Government entered into different extension addenda to the new Framework Agreement, extending the term thereof until May 31, 2019.

Additionally, the above-mentioned addenda provided for the following:

-	The Federal Government’s commitment to settle the amounts of its economic contribution for the supply of electricity to shantytowns, after deducting the energy associated with the Social Tariff;
-

That Edenor may assign the receivable amounts recognized by this extension to Edesur. In this regard, the relevant agreement on the assignment of receivables was signed, whereby Edesur, in consideration for the assigned receivables, paid Edenor the sole, full and final sum of $ 167.8 million.

Consequently, as of December 31, 2019 Edenor recognized revenue from the sale of electricity under the Framework Agreement until December 31, 2018 for $ 591 million, and for the first five months of 2019 for $ 220, both related to the Federal Government’s participation

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 2: (Continuation)

Furthemore, within the framework of the transfer of jurisdiction of the public service of electricity distribution that had been provided for by Law No. 27,467, the Government of the Province of Buenos Aires enacted Law No. 15,078 on General Budget, which provided that the Province of Buenos Aires would pay as from January 1, 2019 for the low-income areas and shantytowns’ consumption of electricity the same amount as that paid back in 2018, and that any amount in excess of that would have to be borne by the Municipalities in whose territories the particular shantytowns were located. Such consumption had to be previously approved by the regulatory agencies or local authorities having jurisdiction in each area. In this regard, Edenor has become aware that on November 27, 2019, the Municipality of General San Martín filed a petition for the granting of a provisional remedy with the Supreme Court claiming that the section of Law No. 15,078 that refers to this topic was unconstitutional. As of December 31, 2019, Edenor did not recognize revenue for this concept.

Finally, in view of the recent measures adopted by national and provincial authorities as of the date of issuance of these Consolidated Financial Statements, Edenor does not know which guidelines will be followed concerning the consumption of electricity by low-income areas and shantytowns relating to the periods that have not been recognized as well as future periods.

2.4.  Oil and gas

2.4.1 Argentine Hydrocarbons Law

On October 29, 2014, the National Congress enacted Law No. 27,007 amending Hydrocarbons Law No. 17,319 (enacted in 1967), which empowers the Government to grant exploration permits and concessions to the private sector. Additionally:

a)    Sets the terms for exploration permits:

-	Conventional exploration: the basic term is divided into two periods of up to three years each, plus an optional extension of up to five years;
-	Unconventional exploration: the basic term is divided into two periods of four years each, plus an optional extension of up to five years; and
-	Exploration in the continental shelf and the territorial sea: the basic term is divided into two periods of three years each, plus an optional extension of one year each.

b)   Sets the terms for exploitation concessions, extensible for 10-year terms:

-	Conventional exploitation concession: 25 years;
-	Unconventional exploitation concession: 35 years; and
-	Continental shelf and off-shore exploitation concession: 30 years.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 2: (Continuation)

c)        Sets transportation concessions will be granted for the same term than that granted for the originating exploitation concession.

d)       Sets prices for payments of exploration and exploitation levy and empowers the enforcement authority to establish the payment of extension and exploitation bonds.

e)    Establishes a 12% royalty payable by the exploitation concessionaire to the grantor on the proceeds derived from liquid hydrocarbons extracted at wellhead and the production of natural gas. In the case of extension, additional royalties for up to 3% over the applicable royalties at the time of the first extension, up to a total of 18%, will be paid for the following extensions.

f)    Provides for two types of non-binding commitments between the National Government and the Provinces aiming to establish a uniform environmental legislation and to adopt a uniform tax treatment to encourage hydrocarbon activities.

g)    Restricts the National Government and the Provinces from reserving new areas in the future in favor of public or mixed companies or entities, irrespective of their legal form.

h)   Extends the benefits of the Investment Promotion Regime for the Exploitation of Hydrocarbon to projects involving a minimum of U$S 250 million direct investment denominated in foreign currency to be invested during its first 3 years.

2.4.2 Sale of crude oil and natural gas

In January 2017, the Federal Government executed the Agreement for the Transition to International Price in the Argentine Hydrocarbon Industry with producers and refineries of crude oil with the same purpose of generating a gradual convergence of the price of the crude oil barrel traded in Argentina towards the international price. On September 22, 2017, and as a result of fulfilling the condition that the Brent crude oil price exceeds the value of U$S 55/bbl for 10 consecutive days, the MEyM notified the suspension of the Agreement for the Transition to International Price of the Argentine Hydrocarbons Industry as from October 1, 2017. Since then, the internal price of a crude oil barrel as a refining raw material and the supplier price are determined according to the domestic market rules.

On August 15, 2019 Executive Order No. 566/19 was issued, which provided that, during a 90-day period:

-	deliveries of crude oil in the domestic market should be billed and paid applying a reference exchange rate of $ 45.19 /U$S and a reference Brent crude oil price of U$S 59/bbl
-	prices of gasoline and diesel oil sold in the domestic market may not exceed the price effective as of August 9, 2019.
-	hydrocarbon production companies, refineries, and wholesalers and retailers should meet the domestic demand of crude oil and liquid fuels, respectively, at the established prices.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 2: (Continuation)

On August 30, 2019, Executive Order No. 601/19 was issued, which updated the reference exchange rate set by Executive Order No. 566/19 to $ 46.69/U$S for the sale of crude oil in the domestic market, effective from its publication to November 13, 2019.

Furthermore, on September 13, 2019 SGE Resolution No. 552/19 was issued, and established a transfer of $ 116.10 per oil barrel supplied to the domestic market in the month of September 2019, 88% of which to be paid to the oil company and 12% to the province where the oil producing concession is located. The transfer request should be accompanied by waivers by the oil company and the granting province to any administrative, judicial, extrajudicial or arbitration claim, proceeding or right, in the Republic of Argentina, abroad or at the international level, associated with the application of Executive Orders No. 566/19 and No. 601/19.

Later, on September 18, 2019, Resolution No. 557/19 issued by the Ministry of Finance was published, which updated the reference exchange rate set by Executive Order No. 601/19 to $ 49.30/U$S, and allowed for an increase of up to 4% compared to the prices effective as of August 9, 2019 for all qualities of gasoline and diesel oil at points of sale, effective from its publication to November 13, 2019.

Pampa has decided not to adhere to the compensation established by SGE Resolution No. 552/19 and is currently evaluating the possible courses of action.

2.4.3 Gas Market

2.4.3.1 Natural Gas Surplus injection promotion programs

2.4.3.1.1 Gas Plan I

On February 14, 2013, Resolution No. 1/13 was published in the BO. This resolution creates the Gas Plan I, which aims to evaluate and approve projects furthering the national self-supply of hydrocarbons through a gas production into the domestic market, as well as to generate higher levels of activity, investment and employment in this sector. Gas Plan I was regulated by Resolution No. 3/13 issued by the National Plan for Hydrocarbon Investments’ Strategic Planning and Coordination Committee, (the “Committee”) and published in the BO on April 26, 2013.

Gas Plan I provides that the National Government undertakes to pay a monthly compensation resulting from: (i) the difference between the Surplus Injection price (U$S 7.5/MBTU) and the price actually collected from the sale of the Surplus Injection, plus; (ii) the difference between the Base Price and the price actually collected from the sale of the Adjusted Base Injection. These projects will be in force for a maximum term of 5 years, with the possibility for renewal.

On August 7, 2013, pursuant to Resolution No. 27/13, the Committee approved a project for an increase in the total natural gas injection submitted by former subsidiary PEPASA, with retroactive effects to March 1, 2013.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 2: (Continuation)

2.4.3.1.2 Gas Plan II

In November 2013, the Committee issued Resolution No. 60/13 creating Gas Plan II. Such program was directed to companies without previous production or with a maximum injection limit of 3.5 MMm3/d and included price incentives in the case of production increases, as well as penalties involving LNG imports in case of non-compliance with committed volumes. Resolution No. 60/13 (as amended by SE Resolution No. 22/14 y No. 139/14), established a price ranging from U$S 4/MBTU to U$S 7.5/MBTU, based on the highest production curve attained.

On March 6, 2014 and January 30, 2015, former subsidiaries PELSA and Petrobras were registered with this program pursuant to Resolution No. 20/14 and 13/15, respectively, of the Secretariat of Economic Policies and Development Planning of the Ministry of Economy and Public Finances, respectively.

However, the receivables registered by the Company, during 2017, under the above-mentioned natural gas surplus injection promotion programs, were not timely collected.

In this regard, on April 3, 2018, MINEM Resolution No. 97/18 was published, which approves the procedure for the cancellation of compensations pending settlement and/or the payment for the year 2017 under the above-mentioned natural gas surplus injection promotion programs. Beneficiary companies opting for the application of the procedure should state their decision to adhere within a term of twenty (20) business days, waiving all present or future administrative and/or judicial actions, remedies, rights or claims regarding the payment of obligations arising from the programs. The cancellation procedure established in the Resolution provides that the amounts will be payable in thirty equal and consecutive installments as from January 1, 2019.

On May 2, 2018, the Group filed with the Ministry of Energy the application form to join the payment procedure set forth by MINEM Resolution No. 97/18, expressing its consent to and acceptance of its terms and scope, the amount of the compensation to the Group established by this resolution being estimated at U$S 148 million.

On February 21, 2019, SGE Resolution No. 54/19 was published, which modifies the procedure for the cancellation of compensations pending settlement and/or the payment for the year 2017 (MINEM Resolution No. 97/18), the main modification being that cancellations would be instrumented through the delivery of public debt bonds.

On April 17, 2019 and July 16, 2019, bonds were credited in favor of the Company for a face value of U$S 89 million and U$S 54 million, respectively. These bonds do not accrue interest and are repayable in 29 monthly and consecutive installments, the first one for 6.66%, the following eighteen installments for 3.33%, and the remaining ten installments for 3.34% of the original face value.

As of December 31, 2019, the Company collected U$S 36 million and U$S 21 million, respectively, as repayments, 18 installments still pending collection, which are disclosed in “Public debt securities” under “Investments at amortized cost”.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 2: (Continuation)

2.4.3.1.3 Unconventional Gas Plan

On March 6, 2017, MEyM Resolution No. 46-E/2017 was published, which created the Program for the Encouragement of Investments in the Development of Natural Gas Production from Unconventional Reservoirs (the “Unconventional Gas Plan”) seeking to encourage investments for the production of natural gas through unconventional methods in the Neuquén Basin and effective until December 31, 2021.

On November 2, 2017, MEyM Resolution No. 419/17 was published in the BO. This resolution amends Resolution No. 46/17 and classifies concessions into pilot and developing, with an initial production equal to or higher than 500,000 m3/day (monthly average between July 2016 and June 2017). Undeveloped concessions may obtain a guaranteed minimum price for their whole production provided they reach an annual average production equal to or higher than 500,000 m3/day during a twelve-month period by December 31, 2019. Developing concessions may only apply for the benefit for the incremental portion of their initial production. The reference price for the incentive will be calculated using the domestic market’s weighted average reported by the MEyM’s Secretariat of Hydrocarbon Resources.

On November 17, 2017, MEyM Resolution No. 447/17 was published in the BO. This resolution extends the application of the Unconventional Gas Plan created by Resolution No. 46/17 and amended by Resolution No.  419/17 to natural gas production from unconventional reservoirs in the austral basin and on January 20, 2018, MEyM Resolution No. 12/18 was published, which introduces certain modifications with the purpose of extending the Unconventional Gas Plan created by MEyM Resolution No. 46/17, as amended, for adjacent concessions operated on a joint basis.

The Company has requested the SGE to include the following exploitation projects timely approved by the provincial enforcement authority in the Unconventional Gas Plan: (i) “Río Neuquén”, filed on February 5, 2018, as owner of 33.07% of production, (ii) “El Mangrullo”, filed on July 26, 2018, as operator and owner of 100% of production; and (iii) “Sierra Chata”, filed on July 30, 2018, as operator and owner of 45.55% of production.

However, on January 30, 2019, in a meeting called by the SGE, affected gas producers (including the Company) were informed that no new projects would be approved under the Unconventional Gas Plan.

2.4.3.2 Natural Gas for the Residential Segment and CNG

2.4.3.2.1 Administration of the Priority Demand

In June, 2016, MEyM Resolution No. 89/16 was published in the BO, which established the criteria for the standardization of natural gas purchases within the PIST by distribution service providers in order to meet the Priority Demand. Additionally, criteria were established to guarantee the meeting of the Priority Demand through the CEE in case of operational emergencies which may affect its normal supply.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 2: (Continuation)

In June, 2017 ENARGAS Resolution No. 4,502/17 was published, which approved the procedure for dispatch administration in the CEE. In case the CEE does not reach an agreement, ENARGAS will define the supply taking into consideration each producer’s available quantities minus the amounts previously purchased to meet the Priority Demand, with a progressive allocation until matching the proportional quota of each producer/importer in the Priority Demand.

2.4.3.2.2 Natural Gas Prices within the PIST

In early January, 2018, the extension period set forth by Law No. 27,200 to the public emergency declared in 2002 terminated and, therefore, Law No. 24,076 was reinstated, which provides that the price of natural gas supply agreements will be determined by the free interaction of supply and demand. However, on account of the significant devaluation of the Argentine peso and the impossibility to transfer this new exchange rate on to final users’ tariff schemes, in early October, 2018, prices with gas distributors began to be agreed in the spot market on a daily basis.

Furthermore, ENARGAS Resolutions No. 280-289 and No. 292/18 were issued, which established, effective for a six-month period beginning October 1, 2018, the new natural gas final tariffs considering a price for natural gas as input ranging between U$S 1.74/MBTU and U$S 3.98/MBTU, including the differential tariff.

Furthermore, on November 15, 2018 Executive Order No. 1,053/18 was issued by the PEN, which established, on a one-off basis, that the National Government assumes the difference between the price of gas purchased by gas distributors and the price of gas recognized in distributors’ final tariffs for the April 2018 – March 2019 period. ENARGAS will determine the net amount, which will be transferred to each Distributor in 30 monthly and consecutive installments as from October 1, 2019 updated using the BNA’s 30-day interest rate; once an installment has been received, Distributors must immediately make the corresponding payments to gas suppliers, and must inform and credit them monthly before the ENARGAS.

On August 15, 2019, ENARGAS Resolution No. 466/2019 was published, which, together with its amending resolutions (Resolutions No. 554/19, No. 624/19 and No. 636/19), provides for the methodology to determine the amount payable by the National Government for the differences generated by exchange rate variations between the value of gas purchased by natural gas distributors and the value set in the tariff schemes effective between April 1, 2018 and March 31, 2019, pursuant to the provisions of Executive Order No. 1,053/18.

On October 25, 2019, the Company adhered to the collection procedure established by PEN Executive Order No. 1,053/18 regulated by ENARGAS Resolution No. 466/19, the net amount of the receivable pending collection by the Company and ascertained by ENARGAS Resolution No. 735/19 on November 14, 2019 reaching $ 1,219 million. As of December 31, 2019, the Company collected the first installment of $ 41 million, with the 29 installments and the corresponding update still pending collection, for which it keeps a receivable of $ 877 million, which is disclosed under “Trade and other receivables.”

Pampa is currently claiming to Natural Gas Distributors the payment of certain items not covered by Executive Order No. 1,053/18, including: VAT, gross receipts, Trust Fund, Withheld Gas and Unrecognized Natural Gas.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 2: (Continuation)

Through ENARGAS Resolutions No. 193-199, No. 201-202 and No. 205-207/19, natural gas tariff since April 2019 effective for a six-months period were established, considering a price of natural gas as a raw material ranging between U$S 2.14/MBTU and U$S 4.69/MBTU, including the differential tariff. Subsequently, 27% and 12% discounts were established in the PIST gas price for April and May 2019, respectively, through subsidies, and deferral of 22% in invoices issued between July and October 2019, to be recovered in five consecutives installments beginning December 2019.

Regarding the tariff update corresponding to October 2019, it was deferred until February 1, 2020, and provided for by Law 27,541 gas tariffs under Federal jurisdiction would remain unchanged, since December 23, 2019 and a renegotiation or extraordinary review process of the current RTI for up to 180-day term would begin.

2.4.3.3 Tender for Firm Gas Supply

By mid-February 2019, firm gas supply to distributors was auctioned. For the Northwest Basin, 9.4 and 3.8 million m3 per day were allocated for winter (April - September 2019) and summer (October 2019 - April 2020), respectively, at an average price of U$S 4.35/MBTU. And for the rest of the basins, 36.1 and 14.4 million m3 per day were allocated for winter and summer, respectively, at an average price of U$S 4.62/MBTU. Pampa took part in this auctions and was awarded.

According to ENARGAS Resolution No. 72/19, on February 12, 2019, the methodology for passing the gas price on to tariffs considers BNA’s average exchange rate for the first 15 days of the month immediately preceding the beginning of each seasonal period or, if lower, the exchange rates stipulated in the agreements. However, the exchange rate update applicable from October 1, 2019, was deferred and finally subject to the 180-day period from the enactment of Law No. 27,541.

2.4.3.4 Acquisition of Natural Gas for Generation

Since November 2018, the Company has opted to make use of its self-supply capacity, provided for by SGE Resolution No. 70/18, and has destined a significant part of its natural gas production to its thermal units’ dispatch (see Note 2.1.6).

On the other hand, on December 27, 2018, under a CAMMESA auction conducted for the year 2019, offers for a total 222 million m3 interruptible gas-day were received, at seasonal PIST prices with a maximum price of U$S5.2/MBTU and a minimum price of U$S3.2/MBTU for the June-August 2019 period, and with a maximum price of U$S3.7/MBTU and a minimum price of U$S2.2/MBTU for the rest of the year. For implementation of this auction, reference PIST maximum seasonal prices, based on the source basin, were considered according to SGE Note No. 66680075/18, effective as of January 2019. Pampa took part in this auction.

Finally, on December 27, 2019, the Ministry of Productive Development passed Resolution No. 12/19, which abrogated, effective as from December 30, 2019, SGE Resolution No. 70/18, thus restoring the CAMMESA centralization scheme for the supply of fuels for generation purposes.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 2: (Continuation)

On December 27, 2019, CAMMESA’s auction only for January 2020 took place. Offers prices for a total 260 million m3 of interruptible gas-day were received, with a weighted average PIST price of U$S 1.83/MBTU. Furthermore, on January 29, 2020, CAMMESA’s auction for February-2020 took place, on a partially firm basis. Offers prices for a total 84 million m3 of gas-day were received, with a weighted average PIST price of U$S 2.50/MBTU. Pampa took part in both auctions.

2.4.3.5 Natural Gas Exports

Through MEyM Resolution No. 104/18 and SGE Resolution No. 9/18, subsequently replaced in July 2019 by the SGE Resolution No. 417/19, a Procedure for the Authorization of Natural Gas Exports was established. Authorizations, considering in all cases the security of supply to the Argentine domestic market, may consist of short-term (up to 1 year) or long-term (1 to 10 years) exports, whether on an interruptible basis or on a firm basis for summer periods (October - April for a term of up to 5 years), or operational exchanges in emergency situations. Furthermore, in the case of projects covered by the Unconventional Gas Plan, exported natural gas may not be computed as part of and/or within the production applicable to such program. Likewise, in August 2019, through the SHC Provision No. 168/19, the terms and conditions for firm gas exports to Chile until May 15, 2020, were approved.

In December 2018 and January 2019, the Company was authorized pursuant to SGE Resolution No. 252/18 and No. 12/19 to export natural gas to Chile and Uruguay, on an interruptible basis, respectively. Furthermore, in September 2019, Pampa obtained permission to export natural gas, on a firm basis, to ENAP Refineries in Chile. Pampa took place in IESA’s auctions to export natural gas in a partially firm basis to ANCAP in Uruguay between January and April 2020, but it was not awarded.

On October 31, 2019, SSHC Resolution No. 284/19 was published in the BO, which approves the operating procedure for natural gas exports effective until September 30, 2021 seeking to:

-	ensure the security of the supply to the domestic market;
-

ascertain the scope of any need to restrict gas exports which are operationally useful in case of lack of supply to the domestic market (the “Useful Interruption”) to meet the unsatisfied domestic market demand on a certain day;

-	organize, document, and provide predictability to natural gas restriction or interruption procedures; and
-	coordinate the actions to be implemented to ensure supply to the domestic market.

Under this proceeding, the SSHC, ENARGAS, Transport Licensees and Exporters should hold weekly/bi-weekly meetings to analyze the supply domestic status and its implications in gas exports, taking into consideration the projection of the operational status of the gas transportation system and subsystems, the domestic demand, and any event involving potential drawbacks.

The procedure establishes that should the security of the supply to the domestic market be at stake, producers should adjust their exports pursuant to what is resolved under such procedure, and the mere notice of Useful Interruption served by a reliable means will entail the abide by producers.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 2: (Continuation)

In case of incurring higher costs for the use of alternative fuels to generate electricity by the WEM (imported LNG, coal, FO or GO), whose cost was borne by the National Government, exporters must pay compensation to CAMMESA. Through SGE Resolution No. 506/19 issued on August 29, 2019, a minimum of U$S 0.1/MBTU and a maximum of U$S 0.2/MBTU for the exported volume were set, that could be offset with receivables for gas sale in in the domestic market with CAMMESA. Such compensation would be included in WEM’s cost of energy.

It should be pointed out that from September 4, 2018 to December 31, 2020, Executive Order No. 793/18 regulated the application of a 12% export tax rate with a cap of $ 4 over each exported U$S for natural gas exports. On December 14, 2019, Executive Order No. 37/19 voided the ceiling of $ 4 for each U$S exported, established in Article 2 of Decree No. 793/18 as amended.

Law No. 27,541 authorized the PEN to modify the Export Duties corresponding to hydrocarbons sold in the external market and ratified the validity of Executive Order No. 793/18 and No. 37/19.

2.5 Gas Transportation

2.5.1. General aspect

TGS’ license has been granted for an original term of 35 years starting December 28, 1992. However, upon termination TGS may request to the ENARGAS a License extension for an additional ten-year period. Upon termination of the License’s life, whether it be 35 or 45 years, the Natural Gas Law and Executive Order No. 2,458/92 require the call for a new bid for the granting of a new license, where TGS —provided it has substantially met its obligations resulting from the License— will have the option to match the best offer received by the National Government during the bidding process.

2.5.2. TGS’s Tariff situation

2.5.2.1.   Integral Agreement

On March 30, 2017, within the framework of the tariff renegotiation process, TGS executed the 2017 Integral Agreement which, after being approved by the different intervening government agencies and the National Congress, was ratified on March 27, 2018, through PEN Decree No. 250/18. This decree represents the conclusion of the RTI process and terminates all transitional agreements celebrated by TGS, and thus, the final renegotiation of the license after seventeen years of negotiations.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 2: (Continuation)

The 2017 Integral Agreement sets the guidelines for the provision of the natural gas transportation service until the end of the License. Among these guidelines:

-

The RTI Process, which will culminate in the signing of the integral agreement, was approved. As a result of this RTI, a new tariff schedule was also approved. This new tariff schedule applicable to the Company determined a total tariff increase of 214.2% and 37%, in the event that it had been granted in a single installment as of April 1, 2017, on the tariff of the natural gas transportation service and the CAU, respectively.

-

A Five-Year Investment Plan to be executed by TGS is approved, the plan requires a high level of essential investments for the operation and maintenance of the pipeline system, to provide quality, safe and reliable service. The Five-Year Plan shall be for the period from April 1, 2017 to March 31, 2022 and will amount to $ 6,786 million (valued at December 31, 2016).

-

A non-automatic six-month adjustment mechanism for the natural gas transportation tariff and the investment commitments were approved. This adjustment must be approved by ENARGAS and for its calculation, the evolution of the WPI published by INDEC will be considered.

-

TGS and its shareholders must withdraw any claim against the Government related to the natural gas transportation business, including the arbitration proceedings before the ICSID. The Company desisted from it on June 26, 2018.

As it is mentioned above the tariff increase was granted in 3 installments according to the following resolutions:

-	Effective as of April 1, 2017, 64.2% of the tariff for the natural gas transport service, the CAU not being adjusted, in accordance with the provisions of Resolution No. 4,362/17.
-

Effective as of December 1, 2017, after the issuance of Resolution No. 120/17, 81.1% on the tariff for the natural gas transport service and 29.7% on the CAU, which includes the first adjustment by WPI.

-

Effective as of April 1, 2018, an increase of 50% over the tariff for the natural gas transport service and the CAU within the framework of the provisions of Resolution No. 310/18 issued by the ENARGAS.

2.5.2.2 Semi-annual tariff increase

This increase is granted within the framework of the semi-annual tariff adjustment of the natural gas transportation service in accordance with the provisions of the RTI process.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 2: (Continuation)

In the public hearing held on September 4, 2018, in which the Company requested, based on the variation of the WPI recorded for the period February - August 2018, a tariff increase of approximately 30%. Considering the hearing, on September 27, 2018, ENARGAS issued Resolution No. 265/18 which determined a 19.7% tariff increase effective as of October 1, 2018.

This increase was determined by ENARGAS based on the simple average of the WPI, the Construction Cost Index for the period February and August 2018 and the Salary Variation Index between December 2017 and June 2018.

It is noteworthy that ENARGAS supported the determination of the aforementioned tariff increase in the provisions of Resolution No. 4,362/17, which, among other issues, provided that under certain circumstances and macroeconomic conditions, such as the significant devaluation occurred after April 2018, ENARGAS may use other indexes than the WPI to determine the tariff increase. TGS notified ENARGAS its disagreement with respect to the methodology for calculating the semi-annual adjustment.

On March 29, 2019, ENARGAS issued Resolution No. 192/19 approved, effective as from April 1, 2019, a 26% increase in tariff schemes applicable to the natural gas transportation utility by TGS current as of March 31, 2019.

In accordance with current regulations, ENARGAS has considered the evolution of the IPIM update index between the months of August 2018 and February 2019 to define six-monthly adjustments to TGS’ tariffs.

As regards the semi-annual tariff update which should have become effective as from October 1, 2019, on September 3, 2019, the SGE issued Resolution No. 521/19, later amended by Resolution No. 751/19, which postpones its application until February 1, 2020.

This deferral will result in TGS having to review and adjust, in the same proportion as the foregone income, the execution of the Five-Year Investment Plan. As of the issuance of these Consolidated Financial Statements, TGS has submitted the works adjustment proposal to ENARGAS, without the corresponding approval resolution being issued as of the date hereof.

However, the Law No. 27,541 provides that natural gas transportation and distribution tariffs will remain unchanged for a maximum term of 180 days as from December 23, 2019. In this sense, the PEN is vested with the power to renegotiate them, whether under the current RTI or through an extraordinary review pursuant to the provisions of the Natural Gas Law.

As of the date of issuance of these Consolidated Financial Statements, there has not been any administrative actions to regularize the TGS’s rate situation.

Additionally, the Law No. 27,541 provides for the administrative intervention of the ENARGAS.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 2: (Continuation)

2.5.2.3 Collection Deferrals

On June 21, 2019, the SGE issued Resolution No. 336/19, which provided for a 22% payment deferral in bills issued from July 1, 2019 to October 31, 2019 for services provided to natural gas residential users.

The described deferrals will be recoverable in bills issued as from December 1, 2019 in five monthly, equal and consecutive installments. As compensation, the National Government will pay licensees an economic compensation, in the form of a subsidy, for the financial cost resulting from the deferral.

On August 22, 2019, the SGE issued Resolution No. 488/19 establishing the procedure for the calculation applicable by natural gas distributors and subdistributors of the deferral provided for by Resolution No. 336/19. Furthermore, this resolution instructs the Undersecretariat of Hydrocarbon and Fuels to implement the procedure to be used for the calculation and payment of the previously mentioned compensation. As of the issuance of these Consolidated Financial Statements, no regulations for the calculation and methodology applicable to the payment of the above-mentioned economic compensation have been passed.

As of December 31, 2019, TGS’ sales receivables from natural gas distributors amount to $ 1,206 million under these items.

2.5.2.4 Non-regulated segments

2.5.2.4.1 Domestic market

The Production and Commercialization of Liquids segment is not subject to regulation by ENARGAS. However, over recent years, the Argentine Government enacted regulations which significantly impacted it.

GLP domestic sales prices are impacted by the provisions of Law No. 26,020 "Regime of the industry and commercialization of liquefied petroleum gas" and the SRH (former Secretary of Hydrocarbon Resources), that sets forth LPG minimum volumes to be sold in the local market in order to guarantee domestic supply.

In this context, TGS sells the production of propane and butane to fractionators at prices determined semiannually by the SRH. On March 30, 2015, the PEN issued Decree No. 470/15, regulated by SE Resolution No. 49/15, which created the “Household Plan” and sets a maximum reference price for the members of the marketing chain in order to guarantee the supply to low-income residential user, by committing the GLP producers to supply at a fixed price with a quota assigned to each producer. Additionally, payment of compensation to the Household Plan participating producers was established.

After successive modifications and pursuant to Provision No. 104/19 issued by the Undersecretariat of Hydrocarbons and Fuels, the current price for butane and propane sold under this program amounts to $ 9,895 and $ 9,656 per ton, respectively. No compensation has been set for these products.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 2: (Continuation)

In this context, TGS has filed various administrative and judicial claims challenging the general regulations of the program, as well as the administrative acts that determine the volumes of butane that must be sold in the domestic market, in order to safeguard its economic-financial situation and thus, preventing that this situation does not extend over time.

In addition, TGS is a party of the Propane Gas Supply Agreement for Induced Propane Gas Distribution Networks ("Propane for Networks Agreement") entered into with the Argentine Government by which it undertakes to supply propane to the domestic market at a price lower than the market price. In compensation, TGS receives an economic compensation calculated as the difference between the sale price and the export parity determined by the MINEM.

Within the gradual subsidies reduction path granted by MINEM, on March 31, 2017, the MINEM issued Resolutions No. 74 and No. 474/17 that stipulate increases in the price of undiluted propane gas destined to the Propane for Networks Agreement as of April 1 and December 1, 2017, respectively.

From those dates onwards, the price of undiluted propane gas has been set at $ 1,267/tn and $ 2,832/tn and $ 1,941.20/tn and $ 3,964/tn, respectively, depending on the client to whom the undiluted propane gas is delivered.

Finally, in May 2018, TGS initiated the sixteenth extension by which the methodology for determining the price and volumes for the period April 1, 2018 - December 31, 2019 is established. Additionally, this last extension established the propane sale price to customers under this program. Notwithstanding the foregoing, on January 14, 2020 TGS received an instruction issued by the SE to proceed with propane deliveries in accordance with set conditions by the sixteenth extension, also indicating that the SE is working on the extension of the terms of the agreement at least until June 30, 2020.

During 2019 and 2018, TGS received the amount of $ 469 million and $ 626 million, for subsidies for the programs mentioned above, respectively.

As it has been previously mentioned, participation in the Household Plan results in economic and financial damage to TGS, since under certain circumstances products would be sold at prices below their production costs.

As of December 31, 2019, the Argentine Government owes TGS $ 144 million under these items.

2.5.2.4.2 Foreign market

On September 3, 2018, the Executive Branch issued Decree No. 793/18, which, between September 4, 2018 and December 31, 2020, sets an export duty of 12% on the exported amount of propane, butane and natural gasoline. This withholding is capped at $4 for each dollar of the tax base or the official FOB price.

Later, as a result of the enactment Law No. 27,541, an 8% cap was set for the rate applicable to hydrocarbons effective as from December 23, 2019.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 2: (Continuation)

2.6. Tax reform

On December 29, 2017 the PEN issued Law No. 27,430 that introduced several modifications in tax treatment, the key components of which are described below:

2.6.1 Income tax

2.6.1.1 Income tax rate

According to Law No. 27,430, the income tax rate for Argentine companies will be gradually reduced from 35% to 30% for fiscal years beginning as from January 1, 2018 until December 31, 2019, and to 25% for fiscal years beginning as from January 1, 2020.

However, Law No. 27,541 suspended the reduction in the rate projected for fiscal years beginning on or after January 1, 2021, providing that during the suspension period the tax rate will remain at 30%.

The effect of the application of the income tax rate changes on deferred tax assets and liabilities pursuant to the above-mentioned tax reform was recognized, based on their expected realization year, in “Effect of tax rate change in the deferred tax” under Income tax and Minimum notional income tax of the Consolidated Statement of Comprehensive Income (Note 10.6).

2.6.1.2 Tax on dividends

According to Law No. 27,430, the tax on dividends or earnings distributed by, among others, Argentine companies or permanent establishments to individuals, undivided estates or beneficiaries residing abroad is introduced based on the following considerations: (i) dividends resulting from earnings accrued during fiscal years beginning as from January 1, 2018 until December 31, 2019, will be subject to a 7% withholding; and (ii) dividends resulting from earnings accrued during fiscal years beginning as from January 1, 2020 will be subject to a 13% withholding.

Pursuant to the suspension of the Income Tax rate provided for by Law No. 27,541, the 7% withholding will remain in effect for fiscal years beginning on or before January 1, 2021.

Dividends resulting from benefits gained until the fiscal year prior to that beginning on January 1, 2018 will remain subject to the 35% withholding on the amount exceeding the untaxed distributable retained earnings (equalization tax’ transition period) for all beneficiaries.

2.6.1.3 Transfer prices

Controls are established for the import and export of goods through international intermediaries different from the exporter at the point of origin or the importer at destination.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 2: (Continuation)

Furthermore, the Law sets out the obligation to provide documentation allowing for the verification of the characteristics of the transaction for the import and export of goods and the export of commodities, in both cases when they are conducted through an international intermediary different from the exporter at the point of origin or the importer at destination.

2.6.1.4 Optional Tax revaluation

Law No. 27,430 provides that Companies may opt to make a tax revaluation of assets located in the country and subject to the generation of taxable earnings existing as of December 31, 2017. The special tax on the revaluation amount depends on the asset, and will amount to 8% for real estate not accounted for as inventories, 15% for real estate accounted for as inventories, and 10 % for personal property and the remaining assets. Once the option is exercised for a certain asset, all assets within the same category should be revalued.

The tax result from the revaluation will not be subject to income tax, and the special tax on the amount of the revaluation will not be deductible from such tax.

Several regulations (Decrees No. 353/18, No. 613/18 and No. 143/19 and AFIP General Resolution No. 4,287), have repeatedly postponed the date for exercising this option based on the international context and the greater volatility in financial variables affecting decision-making regarding the exercise of the option.

On March 27, 2019, Pampa and CPB, based on their evaluation of the domestic context and the evolution of financial variables (including the inflation rate), exercised their option to adhere to the tax revaluation regime on their property, plant and equipment existing as of December 31, 2017 pursuant to Title X of Law No. 27,430, the tax cost of such property thus increasing to $ 15,311 million.

On exercising this option, Pampa and CPB have paid the special tax for a principal amount of $ 1,495 million plus interest for $ 45 million.

Additionally, Pampa and CPB had to waive all lawsuits and rights invoked in any previously brought judicial or administrative proceedings seeking the application of updating mechanisms on the income tax (see Notes 11.6.1 and 15.2). Furthermore, Pampa and CPB had to waive their rights to initiate any judicial or administrative proceeding seeking the application of such updating mechanisms regarding fiscal years ended before December 31, 2017.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 2: (Continuation)

2.6.1.5 Tax inflation adjustment

Law No. 27,430 sets out the following rules for the application of the income tax inflation adjustment mechanism:

i.	a cost adjustment for goods acquired or investments made during fiscal years beginning after January 1, 2018 taking into consideration the percentage variations in the IPC published by the INDEC; and
ii.
the application of the adjustment provided for by Title VI of the Income Tax Law when variations in the above-mentioned index exceed one hundred percent (100%) over the thirty-six (36) months preceding the closing of the fiscal period to be settled; alternatively, for the first, second and third fiscal year as from its effective date, this proceeding will apply in case the accumulated variation in such price index, calculated from the beginning of the first fiscal year to the closing of each fiscal year, are higher than fifty-five percent (55%), thirty percent (30%) and fifteen percent (15%) for the years 2018, 2019 and 2020, respectively.

Law No. 27,541 provides that, as regards the positive or negative fiscal inflation adjustment determined as a result of the application of the adjustment provided for by Title VI of the Income Tax Law corresponding to the first and second fiscal year starting as from January 1, 2019, one-sixth (1/6) should be charged in that fiscal period and the remaining five sixths (5/6), in equal parts, in the five immediately following fiscal periods.

As of the end of fiscal year 2018, an accumulated variation in the price index exceeding the foreseen 55% condition for the application of the comprehensive adjustment in such first fiscal year was not evidenced. However, the costs of goods acquired during fiscal year 2018 have been adjusted in accordance with the procedure stated in subsection (i).

As of December 31, 2019, the cumulative variation in the IPC exceeds the 30% condition set for the second transition year, and, therefore, the Group has applied the tax inflation adjustment in the calculation of the current and deferred income tax provision, except for the Company and its subsidiary PEFM, which, taking into consideration the merger process described in Note 5.1.1.2, have not exceeded the established legal parameter for the interim six-month period ended on June 30, 2019.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 2: (Continuation)

2.6.2 Value-added tax

A procedure is established for the reimbursement of tax credits originated in investments in property, plant and equipment which, after 6 months as from their assessment, have not been absorbed by tax debits generated by the activity.

2.6.3 Fuel tax

Certain modifications are introduced to the fuel tax, incorporating a tax on the emission of carbon dioxide. Tax on Fuels comprises the Tax on Liquid Fuels ("ICL") and the Carbon Dioxide Tax ("IDC"). The reform simplifies the fuel taxation structure, keeping the same tax burden effective prior to the reform.

By means of Law No. 27,430, subsection c) of Section 7 of Chapter I of Title III of Law No. 23,966 was modified, establishing the fuel tax exemption for the transfers of certain taxable products used as raw material in petrochemical processes. Later, Decree No. 501/18, regulated Law No. 23,966 and established that transfers of virgin naphtha and pyrolysis gasoline are exempted from the fuel tax when are destined to a petrochemical catalytic reform process.

This regulatory modification allowed a significant financial saving for the Company as a consequence of the tax exemption on the purchase of virgin naphtha as raw material.

2.6.4 Regularization regime (Moratorium)

Between the 29 and the 31 of March 2017, the Company adhered to the regularization regime (moratorium) provided for Law No. 27,260 in relation to certain tax claims and provisions. The Company related liabilities were mainly attributable to contingencies identified in Petrobras’s acquisition process including interpretation differences with the Argentine tax authority regarding i) the time of recording well abandonment expenses for income tax purposes, ii) the exemption from the Tax on Personal Assets as Substitute Taxpayer for the shareholder PPSL; iii) the Tariff heading used by the Company for certain exported products; and iv) inaccurate customs regarding the importation of a turbine supplied by Siemens Germany, including certain spare parts that had not been required nor declared by the Company. In relation to the last matter described before, the Company entered into an agreement with Siemens pursuant to which Pampa received the reimbursement of related incurred costs.

As the adhesion to the regularization regime established benefits of releasing tax fines and reducing compensatory interests, the Company has recorded, during 2017 fiscal year, a net gain after income tax effects of $ 558 million.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 3: BASIS OF PREPARATION

These Consolidated Financial Statements have been prepared in accordance with IFRS issued by IASB.

These Consolidated Financial Statements have been approved for issue by the Board of Directors dated March 9, 2020. Significant accounting policies adopted in the preparation of these Consolidated Financial Statements are described in Note 4, which have been consistently applied in these Consolidated Financial Statements, except as mentioned in Note 3.1.

These accounting policies have been applied consistently by all Group companies.

3.1 Change in Functional Currency

The Company changed its functional and presentation currencies from the Peso to the U.S. dollar commencing on January 1, 2019 following a change in facts and circumstances relevant to its business operations. Therefore, as from January 1, 2019, the Company records its operations in U.S. dollars, the new functional currency, and also presents its Consolidated Financial Statements in U.S. dollars.

For purposes of effecting this change, the Company has considered the following factors that have influenced the environment in which the entity operates and its sales prices:

(i)	the divestment in the refining and distribution segment in 2018, which has historically been subject to regulations by the Argentine Government and prices set in Pesos;
(ii)

the growing trend of the execution of agreements denominated in U.S. dollars in line with the Company’s strategy to focus investments and resources on the expansion of its power generation installed capacity; and

(iii)

the keeping in effect of the remuneration scheme for generation during 2019, with prices directly established in U.S. dollars by the Argentine Government, despite the context of instability both at the local and international levels, including the significant exchange rate stress that the Argentine economy has endured.

The Company effected the change in functional currency prospectively as from January 1, 2019, as required by IAS 21 “The effects of changes in foreign exchange rates”.

Upon the change in the functional currency, all transactions in currencies other than the functional currency are considered “foreign currency transactions”.

After the closing of the fiscal year, Resolution SE No. 31/20, as detailed in Note 24, exclusively modified the remuneration scheme for sales in the spot market established by SRRYME Resolution No. 1/19 as from the commercial transaction corresponding to February 1, 2020.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 3: (Continuation)

It is worth highlighting that even if the above-mentioned modification adversely affects the profitability of the generation business, the management has concluded that it does not constitute a change to the underlying primary economic environment in which the entity operates due to: i) the higher incidence in 2019 of revenues from dollar-denominated contracts compared to revenues from sales in the spot market in the generation segment as a result of the commissioning of PEPE II and PEPE III wind farms for 106 MW in May and June 2019, which will increase in 2020 through the entry into effect of the contract remunerating the extension and closing to combined cycle of the CTGEBA for 383 MW; and ii) the fact that the dollar remains the basis for setting sales prices and costs in the oil & gas and petrochemicals segments.

3.2 Comparative information

The comparative information has been stated in terms of the measuring unit current as of December 31, 2018 in accordance with IAS 29 "Financial reporting in hyperinflationary economies", since the Peso was the Company’s functional currency up to that date.

The inflation adjustment was calculated taking into consideration the indexes set by the FACPCE based on the price indexes published by the INDEC. As of December 31, 2018, the price index increased to 184.255, with an annual inflation rate of 47.6%.

As from the change in functional currency detailed in Note 3.1, the Company has discontinued the preparation and presentation of financial statements in accordance with IAS 29, and has treated the amounts expressed in terms of the measuring unit current as of December 31, 2018 as the basis for the carrying amounts in subsequent financial statements.

Certain not significant reclassifications have been made to those financial statements to keep the consistency in the presentation with the amounts of the current year.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 4: ACCOUNTING POLICIES

The main accounting policies used in the preparation of these Consolidated Financial Statements are explained below.

4.1   New accounting standards, amendments and interpretations issued by the IASB effective as of December 31, 2019 and adopted by the Company

The Company has first applied the following standards and/or amendments as from January 1, 2019:

- IFRS 16 – “Leases” (issued in January 2016).

- IFRIC 23 – “Uncertainty over Income Tax Treatments” (issued in June 2017)

- IFRS 9 – “Financial Instruments” (application guideline amended in October 2017)

- IAS 28 – “Investments in Associates and Joint Ventures” (amended in October 2017)

- Annual Improvements to IFRS Standards 2015–2017 Cycle (issued in December 2017)

- IAS 19 – “Employee Benefits” (amended in February 2018)

The impact of the initial application of IFRS 16 in the Company’s operating results and financial position as from January 1, 2019 is detailed below.

The application of the remaining standards, amendments or interpretations did not have any impact on the results of the operations or the financial position of the Company.

4.1.1    Impacts of the adoption of IFRS 16

The Company has opted to apply IFRS 16, using the simplified approach, in relation to lease contracts previously identified as such under IAS 17, retrospectively with the cumulative effect recognized as an adjustment to the opening balance of retained earnings as of January 1, 2019, without restating comparative information.

Until December 31, 2018, only contracts classified as financial leases under IAS 17 were capitalized by the Company, that is, contracts where the Company had substantially all of the risks and rewards of ownership of the leased asset. At the financial lease´s inception, the Company recorded an asset and a liability for the same value, corresponding to the leased property’s fair value, or, if lower, the present value of the minimum lease payments. The corresponding rental obligations, net of finance charges, were included in other liabilities. Each lease payment was allocated between the liability and the finance cost. The finance cost was charged to profit or loss over the lease period so as to produce a constant periodic interest rate on the remaining liability balance for each period. Property, plant and equipment acquired under financial leases were depreciated over the asset’s useful life or, if lower, over the lease term. Leases in which a significant portion of the risks and rewards of ownership were not transferred to the Company were classified as operating leases. Payments made under operating leases (net of any incentive received from the lessor) were charged to profit or loss on a straight-line basis over the lease period.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 4: (Continuation)

Management has reviewed effective lease contracts and has recognized a right-of-use asset in the amount of $ 471 million corresponding to the amount of the lease liability as of the adoption date (which equals the present value of the remaining lease payments), as detailed below:

Arrendamientos operativos al 31.12.2018	396
Descuento utilizando la tasa incremental de endeudamiento del 58,16% al 01/01/2019	(90)
Diferencias de conversión	165
Pasivo por arrendamientos reconocido al 01.01.2019	471

The rest of the identified lease commitments correspond to contracts ending within 12 months of the date of initial application, which continue to be recognized by the Company on a straight-line basis.

As of the adoption date, the Company has maintained the recorded book value for right-of-use assets and lease liabilities which were classified as finance leases under IAS 17.

Finally, no transition adjustments were made for leases in which the Company acts as a lessor.

Consequently, the Company has not recognized any adjustment to retained earnings upon the initial application of IFRS 16.

4.2    New standards, amendments and interpretations issued by the IASB not yet effective and which have not been early adopted by the Company

- IFRS 17 - “Insurance Contracts”:  issued in May 2017. It supersedes IFRS 4, introduced in 2004 as an interim standard, which gave companies dispensation to carry on accounting for insurance contracts using national accounting standards, thus resulting in several application approaches. IFRS 17 sets the principles for the recognition, measurement, presentation and disclosure of information associated with insurance contracts and is applicable as from January 1, 2021, allowing for its early adoption for entities already applying IFRS 9 and IFRS 15. The Company estimates that its application will not have a significant impact on the Company’s operating results or financial position.

- Conceptual Framework: in March 2018, the IASB published a revised conceptual framework which will supersede the current one. However, this framework is not a standard in itself and will not override any existing standard. The concepts of the revised conceptual framework will be immediately taken into consideration in the issuance of future standards by the IASB and the Interpretations Committee. Preparers of financial statements under IFRS will consider the revised conceptual framework for the development of accounting policies on matters not specifically addressed by the IFRS for annual periods beginning on or after January 1, 2020.

- IFRS 3 – “Business Combinations”: amended in October 2018. It clarifies the definition of business and establishes guidelines for determining whether a transaction should be accounted for as a business combination or as an acquisition of assets. It applies to acquisition transactions as from January 1, 2020, and allows for its early adoption.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 4: (Continuation)

-  IAS 1 – “Presentation of Financial Statements” and IAS 8 – “Accounting Policies, Changes in Accounting Estimates and Errors”: amended in October 2018. They clarify the definition of materiality and incorporate the concept of “information shadowing” when there is an effect similar to omitting or reporting inaccurate information. They apply prospectively to annual periods starting on or after January 1, 2020, and allow for early adoption.

-  Amendments to IFRS 9 – “Financial Instruments”, IAS 39 – “Financial instruments: Presentation” and IFRS 7 – “Financial Instruments: Disclosures”: it incorporates temporary exemptions in the case of hedge relationships affected by the interest rate benchmark reform pursuant to the recommendations published by the Financial Stability Board (FSB) in July 2014. Amendments are applicable to fiscal years starting on or after January 1, 2020, allowing for early adoption.

4.3   Effects of changes in foreign exchange rates

4.3.1 Functional and presentation currency

The information included in these Consolidated Financial Statements is recorded in U.S. dollars, which is the Company’s functional currency, that is, the currency of the primary economic environment where the entity operates and, pursuant to the CNV’s requirements, is presented in pesos, the legal currency in Argentina.

4.3.2 Foreign-currency transactions and balances

Foreign currency transactions are translated into the functional currency at the exchange rates prevailing on each transaction date or valuation date, when items are remeasured. Foreign exchange gains and losses arising on the settlement of monetary items and on translating monetary items at the closing of the fiscal year using year-end exchange rate are recognized within the financial results in the statement of comprehensive income, with the exception of capitalized amounts.

4.3.3 Group companies’ translation into presentation currency

The Company applies the step-by-step method of consolidation; consequently, the financial statements of entities with a functional currency different from the U.S. dollar are first translated into the Company’s functional currency and later into the presentation currency.

The results and financial position of the Company, its subsidiaries, joint ventures and associates with the U.S. dollar as their functional currency are translated into the presentation currency at the end of each period using the following method:

- assets and liabilities are translated at the year-end exchange rates;

- income and expenses are translated at the exchange rate in effect on the date of each transaction;

- results from the translation of functional into presentation currency are recognized under “Other comprehensive income”.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 4: (Continuation)

The results and financial position of subsidiaries, joint ventures and associates whose functional currency is argentine peso, a currency of a hyperinflationary economy, are translated into the presentation currency using the year-end exchange rate. The results generated by the application of IAS 29 adjustment mechanism for hyperinflationary economies, on the opening equity measured in functional currency are recognized under “Other comprehensive income”.

4.3.4 Classification of Other comprehensive income within the Company’s equity

The Company classifies and directly accumulates within equity, in the retained earnings line, the translation differences generated by results (at opening balance and for the year) of the Company and its subsidiaries, joint ventures and associates which functional currency is the U.S. dollar.

The Company classifies and directly accumulates within equity, in the retained earnings line, the results generated by the application of IAS 29 adjustment mechanism on the opening retained earnings measured in functional currency, while the remaining results are presented in a separate component of equity and accumulated until the disposal of the foreign operation in “Other comprehensive income”, in accordance with IAS 21.

As a result of the application of the described policy, the translation of the functional currency into a different presentation currency does not change the way in which the underlying items are measured, preserving the amounts, both retained earnings and equity holders, measured in the functional currency in which they are generated.

4.4   Principles of consolidation and equity accounting

4.4.1 Subsidiaries

Subsidiaries are all entities over which the Group has control. The Group controls an entity when the Group is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power to direct the activities of the entity. Subsidiaries are fully consolidated from the date on which control is transferred to the Group. The Group cease consolidation of entities from the date that control ceases.

The acquisition method of accounting is used to account for business combinations by the Group (see Note 4.4.5 below).

Intercompany transactions, balances and unrealized gains on transactions between Group companies are eliminated. Unrealized losses are also eliminated unless the transaction provides evidence of an impairment of the transferred asset. Accounting policies of subsidiaries have been changed when necessary to ensure consistency with the policies adopted by the Group.

Non-controlling interests in the results and equity of subsidiaries are shown separately in the Consolidated Statement of Comprehensive Income, Consolidated Statement of Changes in Equity and Consolidated Statement of Financial Position respectively.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 4: (Continuation)

4.4.2 Associates

Associates are all entities over which the group has significant influence but not control or joint control. This is generally the case where the Group holds between 20% and 50% of the voting rights. Investments in associates are accounted for using the equity method of accounting (see Note 4.4.4 below), after initially being recognized at cost.

4.4.3 Joint arrangements

Investments in joint arrangements are classified as either joint operations or joint ventures, according IFRS 11 “Joint Arrangements”. The classification depends on the contractual rights and obligations of each investor, rather than the legal structure of the joint arrangement. The Company has both joint operations and joint ventures.

4.4.3.1 Joint operations

The Company recognizes its direct right to the assets, liabilities, incomes and expenses of joint operations and its share of any jointly held or incurred assets, liabilities, incomes and expenses. These have been incorporated in the Consolidated Financial Statements under the appropriate headings.

4.4.3.2 Joint ventures

Interests in joint ventures are accounted for using the equity method (see Note 4.4.4 below), after initially being recognized at cost.

4.4.4 Equity Method

Under the equity method of accounting, the investments are initially recognized at cost and adjusted thereafter to recognize the Group’s share of the post-acquisition profits or losses of the investee in profit or loss, and the Group’s share of movements in other comprehensive income of the investee in other comprehensive income. Dividends received or receivable from associates and joint ventures are recognized as a reduction in the carrying amount of the investment.

When the Group’s share of losses in an equity-accounted investment equals or exceeds its interest in the entity, together with any long-term interests that, in substance, form part of the net investment, the Group does not recognize further losses, unless it has incurred obligations or made payments on behalf of the other entity.

Unrealized gains on transactions between the Group and its associates and joint ventures are eliminated to the extent of the group’s interest in these entities. Unrealized losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred. Accounting policies of equity accounted investees have been changed where necessary to ensure consistency with the policies adopted by the Group.

The carrying amount of equity accounted investments is tested for impairment in accordance with the policy described below in Note 4.9.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 4: (Continuation)

4.4.5 Business combinations

The acquisition method of accounting is used to account for all business combinations, regardless of whether equity instruments or other assets are acquired. The consideration transferred for the acquisitions comprises:

i.	the fair value of the transferred assets,
ii.	the liabilities incurred to the former owners of the acquired business,
iii.	the equity interests issued by the group,
iv.	the fair value of any asset or liability resulting from a contingent consideration arrangement, and
v.	the fair value of any pre-existing equity interest in the subsidiary.

Identifiable assets acquired and liabilities and contingent liabilities assumed in a business combination are measured initially at their fair values at the acquisition date. The group recognises any non-controlling interest in the acquired entity on an acquisition-by-acquisition basis at the non-controlling interest’s proportionate share of the acquired entity’s net identifiable assets.

Acquisition-related costs are expensed as incurred. The value of the goodwill represents the excess of: i) the consideration transferred, ii) the amount of any non-controlling interest in the acquired entity, and iii) the acquisition-date fair value of any previous equity interest in the acquired entity, over the fair value of the net identifiable assets acquired is recorded as goodwill. If the fair value of the net identifiable assets of the business acquired exceeds those amounts, the gain on bargain purchase is recognised directly in profit or loss.

Where settlement of any part of cash consideration is deferred, the amounts payable in the future are discounted to their present value as at the date of exchange. The discount rate used is the entity’s incremental borrowing rate, being the rate at which a similar borrowing could be obtained from an independent financier under comparable terms and conditions.

Contingent consideration is classified either as equity or a financial liability. Amounts classified as a financial liability are subsequently remeasured to fair value with changes in fair value recognised in profit or loss.

If the business combination is achieved in stages, the acquisition date carrying value of the acquirer’s previously held equity interest in the acquiree is remeasured to fair value at the acquisition date. Any gains or losses arising from such remeasurement are recognised in profit or loss.

The Group has up to 12 months to finalize the accounting for a business combination. Where the accounting for a business combination is not complete by the end of the year in which the business combination occurred, the Group reports provisional amounts.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 4: (Continuation)

4.4.6. Changes in ownership interests

The Group treats transactions with non-controlling interests that do not result in a loss of control as transactions with equity owners of the group. A change in ownership interest results in an adjustment between the carrying amounts of the controlling and non-controlling interests to reflect their relative interests in the subsidiary. Any difference between the amount of the adjustment to non-controlling interests and any consideration paid or received is recognized in “Other reserves” within equity attributable to owners of the Company.

When the Group ceases to consolidate or equity account for an investment because of a loss of control, joint control or significant influence, any retained interest in the entity is remeasured to its fair value with the change in carrying amount recognized in profit or loss. This fair value becomes the initial carrying amount for the purposes of subsequently accounting for the retained interest as an associate, joint venture or financial asset. In addition, any amounts previously recognized in other comprehensive income in respect of that entity are accounted for as if the Group had directly disposed of the related assets or liabilities. This may mean that amounts previously recognised in other comprehensive income are reclassified to profit or loss.

If the ownership interest in a joint venture or an associate is reduced but joint control or significant influence is retained, only a proportionate share of the amounts previously recognized in other comprehensive income are reclassified to profit or loss where appropriate.

4.5   Segment reporting

Operating segments are reported in U.S. dollars in a manner consistent with the internal reporting provided to the Executive committee.

The Executive Committee, is the highest decision-making authority, is the person responsible for allocating resources and setting the performance of the entity’s operating segments, and has been identified as the person/ body executing the Company’s strategic decisions.

In segmentation the Company considers transactions with third parties and intercompany operations, which are done on internal transfer pricing based on market prices for each product.

4.6   Property, plant and equipment

Property, Plant and Equipment is measured following the cost model. It is recognized at acquisition cost less depreciation a less any accumulated impairment.

Subsequent costs are included in the asset’s carrying amount or recognised as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the group and the cost of the item can be measured reliably. The carrying amount of any component accounted for as a separate asset is derecognised when replaced. All other repairs and maintenance are charged to profit or loss during the reporting period in which they are incurred.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 4: (Continuation)

The cost of work in progress whose construction will extend over time includes, if applicable, the computation of financial costs accrued on loans granted by third parties and other pre-production costs, net of any income obtained from the sale of commercially valuable production during the launching period.

Works in progress are valued according to their degree of progress. Works in progress are recorded at cost less any loss due to impairment, if applicable.

Assets’ residual values and useful lives are reviewed, and adjusted if appropriate, at the end of each year. An asset’s carrying amount is written down immediately to its recoverable amount if the asset´s carrying amount is greater than its estimated recoverable amount.

Gains and losses on disposals are determined by comparing the sale price with the carrying amount, stated in terms of the measuring unit current at the disposal date.

4.6.1    Depreciation methods and useful lives

The group depreciates productive wells, machinery and camps in the oil and gas production areas according to the units of production method, by applying the ratio of oil and gas produced to estimated proved developed oil and gas reserves. The acquisition cost of property with proved reserves is depreciated by applying the ratio of oil and gas produced to estimated proved oil and gas reserves. Acquisition costs related to properties with unproved reserves is valued at cost with recoverability periodically assessed on the basis of geological and engineering estimates of possible and probable reserves that are expected to be proved over the life of each concession.

Machinery and generation equipment (including any significant identifiable component) are depreciated under the unit of production method.

The group´s remaining items of property, plant and equipment (including any significant identifiable component) are depreciated by the straight-line method based on estimated useful lives, as detailed below:

Buildings:	50 years
Substations:	35 years
High voltage lines:	40 - 45 years
Medium voltage lines:	35 - 45 years
Low voltage lines:	30 - 40 years
Transformer centrals:	25 - 35 years
Meters:	25 years
Vehicles:	5 years
Furniture, fittings and communication equipment:	5- 20 years
Computer equipment and software:	3 years
Tools:	10 years
Gas Plant and Pipeline:	20 years

If appropriate, the depreciation method is reviewed and adjusted at the end of each year.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 4: (Continuation)

4.6.2 Asset retirement obligations

Estimated future costs of asset retirement obligations on well abandonment in oil and gas areas and wind turbines decommissioning in wind farms, discounted at a risk adjusted rate, are capitalized in the cost of the assets and depreciated using the units of production method.  Additionally, a liability at the estimated value of the discounted amounts payable is recognized. Changes in the measurement of asset retirement obligations that result from changes in the estimated timing, amount of the outflow of resources required to settle the obligation, or the discount rate, are added to, or deducted from, the cost of the related asset. If a decrease in the liability exceeds the carrying amount of the asset, the excess is recognized immediately in profit or loss.

4.7   Intangible assets

4.7.1    Goodwill

Goodwill is the result of the acquisition of subsidiaries. Goodwill represents the excess of the acquisition cost over the fair value of the equity interest in the acquired entity held by the company on the net identifiable assets acquired at the date of acquisition.

For impairment testing, goodwill acquired in a business combination is allocated from the acquisition date to each of the acquirer’s CGU or group of CGUs that are expected to benefit from the synergies of the combination. Each unit or group of units that goodwill is allocated represents the lowest level within the entity at which the goodwill is monitored for internal management purposes.

4.7.2    Concession arrangements

Concession arrangements corresponding to Edenor and hydroelectric generation plants Diamante and Nihuiles are not under the scope of the guidelines of IFRIC 12 “Service Concession Arrangements”.

These concession agreements meet the criteria set forth by the IFRSs for capitalization less depreciation a less any accumulated impairment. They are amortized following the straight-line method based on each asset’s useful life, which corresponds to the life of each concession agreement.

4.7.3    Identified intangible assets in acquired investments

Corresponds to intangible assets identified at the moment of the acquisition of companies. Identified assets meet the criteria established in IFRS for capitalization less depreciation a less any accumulated impairment. They are amortized by the straight-line method according to the useful life of each asset, considering the estimated way in which the benefits produced by the asset will be consumed.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 4: (Continuation)

4.8   Assets for oil and gas exploration

The Company uses the successful efforts method of accounting for its oil and gas exploration and production activities. This method involves the capitalization of: (i) the cost of acquiring properties in oil and gas exploration and production areas; (ii) the cost of drilling and equipping exploratory wells that result in the discovery of commercially recoverable reserves; (iii) the cost of drilling and equipping development wells, and (iv) the estimated asset retirement obligations (see Note 4.6.2).

According to the successful efforts method of accounting, exploration costs (including geological and geophysical costs), excluding exploratory well costs, are expensed during the period in which they are incurred. Drilling costs of exploratory wells are capitalized until it is determined that proved reserves exists and they justify the commercial development.  If reserves are not found, such drilling costs are expensed. Occasionally, an exploratory well may determine the existence of oil and gas reserves but they cannot be classified as proved when drilling is complete.  In those cases, such costs continue to be capitalized insofar as the well has allowed determining the existence of sufficient reserves to warrant its completion as a production well and the Company is making sufficient progress in evaluating the economic and operating feasibility of the project.

4.9   Impairment of non-financial long-lived assets

Intangible assets that have an indefinite useful life and goodwill are not subject to amortization and are tested annually for impairment, or more frequently if events or changes in circumstances indicate that they might be impaired.

The remaining non-financial long-lived assets are tested for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognized for the amount by which the asset’s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs of disposal and value in use. For the purpose of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows which are largely independent of the cash inflows from other assets or groups of assets (CGU).

Non-financial long-lived assets, other than goodwill, that have been impaired are reviewed for possible reversal of the impairment at the end of each reporting period.

4.10  Financial assets

4.10.1     Classification

The Group classifies its financial assets in the following categories:

i.	those that are subsequently measured at fair value (either through other comprehensive income or through profit or loss), and
ii.	those that are subsequently measured at amortised cost.

The classification depends on the entity’s business model for managing the financial assets and the contractual cash flow characteristics.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 4: (Continuation)

Gains and losses from financial assets measured at fair value, will be recorded in the Statement of Comprehensive Income or in Statement of Other Comprehensive Income.

Investments in equity instruments are measured at fair value. For those investments that are not held for trading, the Company may make an irrevocable election at initial recognition to present subsequent changes in other comprehensive income. The Company's election was to recognize changes in fair value through profit and loss.

The company reclassifies financial assets when and only when it changes its business model for managing those financial assets.

4.10.2     Recognition and derecognition

The conventional purchases and sales of financial assets are accounted for at trade date, that is, the date on which the Company undertakes to purchase or sell the asset, or at settlement date. Financial assets are derecognized when contractual rights to the cash flows from the financial assets have expired or been transferred, and the Company has substantially transferred all risks and rewards of ownership of the asset.

4.10.3     Measurement

At initial recognition, the Group measures a financial asset at its fair value plus, in the case of a financial asset not at fair value through profit or loss, transaction costs that are directly attributable to the acquisition of the financial asset.

A gain or loss on a debt investment that is subsequently measured at fair value and is not part of a hedging relationship is recognised in profit or loss and disclosed in “Changes in the fair value of financial instruments” within “Other financial Results. A gain or loss on a debt investment that is subsequently measured at amortised cost and is not part of a hedging relationship is recognized in profit or loss when the financial asset is derecognised or impaired and through the amortization process using the effective interest rate method.

The Group subsequently measures equity investments at fair value. Dividends from such investments continue to be recognized in profit or loss as long as they represent a return on investment.

4.10.4     Impairment of financial assets

The Company assesses the expected credit losses related to its financial instruments at amortized cost and financial instruments at fair value through other comprehensive income, if applicable.

The Company applies the simplified approach allowed by IFRS 9 to measure expected credit losses for trade receivables and other receivables with similar risk characteristics. For this purpose, receivables are grouped by business segment and based on shared credit risk characteristics and expected credit losses are determined based on rates calculated for different ranges of default days from the due date.

The expected loss rates are based on the sales collection profiles over a period of 24 months before the end of each year, considering historical credit losses experienced within this period that are adjusted, if applicable, to reflect forward-looking information that could affect the ability of customers to settle the receivables.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 4: (Continuation)

4.10.5     Offsetting of financial instruments

Financial assets and liabilities are offset, and the net amount reported in the consolidated statements of financial position, when there is a legally enforceable right to offset the recognized amounts, and there is an intention to settle on a net basis, or realize the asset and settle the liability simultaneously.

4.11            Trade and other receivables

Trade receivables and other receivables are recognized at fair value and subsequently measured at amortized cost, using the effective interest method, less provision for impairment, if applicable.

The Company recognises provisions for impairment on trade and other receivables based on expected credit loss model described in Note 4.10.4. Trade receivables are written off when there is no reasonable expectation of recovery. The Company considers the following default indicators: i) voluntary reorganization proceedings, bankruptcy or initiation of judicial demands; ii) insolvency implying a high impossibility of collection and iii) past due balances greater than 90 days.

Receivables arising from services billed to customers but not collected by Edenor, as well as those arising from services rendered but unbilled at the closing date of each financial year are recognized at fair value and subsequently measured at amortized cost using the effective interest rate method.

Receivables from electricity supplied to low-income areas and shantytowns are recognized, also in line with revenue, when the Framework Agreement has been renewed for the period in which the service was provided.

Where applicable, allowances for doubtful tax credits have been recognized based on estimates on their uncollectibility within their statutory limitation period, taking into consideration the Company’s current business plans.

4.12           Derivative financial instruments and hedging account

Derivative financial instruments are measured at fair value, determined as the amount of cash to be collected or paid to settle the instrument as of the measurement date, net of any prepayment collected or paid. Fair value of derivative financial instruments traded in active markets is disclosed based on their quoted market prices and fair value of instruments that are not traded in active markets is determined using different valuation techniques. Subsequent accounting of changes in fair value depends on whether the derivative is designated as a hedging instrument and, if so, the nature of the item being hedged. The Company may designate derivative financial instruments in the following categories:

  fair value hedge of recognized assets or liabilities or over firm commitment (fair value hedge);
  cash flow hedges of a particular risk associated with recognized assets and liabilities and highly probable future transactions (cash flow hedges), or net investment hedge in foreign operation (net investment hedges).

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 4: (Continuation)

At the beginning of the hedge relationship, the Group documents the economic relationship between the hedging instruments and the hedged items, even if it is expected that changes in the cash flows of the hedging instruments offset changes in the cash flows of the hedged items. The Group documents its objective and risk management strategy to carry out its hedging operations.

Changes in the measurement of derivative financial instruments designated as cash flow hedge, which have been determined as effective, are recognized in equity. The gain or loss related to the ineffective portion is recognized immediately in profit or loss. Changes in the measurement of derivative instruments that do not qualify for hedge accounting are recognized in profit or loss.

The Company has not formally designated financial instruments as hedging instruments.

4.13   Inventories

This line item includes crude oil stock, raw materials, work in progress and finished products relating to Petrochemicals and Oil and Gas business segments as well as materials and spare parts relating to the Generation and Distribution of Energy business segments.

Inventories are stated at the lower of cost or net realizable value. Cost is determined using the weighted average price method. The cost of inventories includes expenditure incurred in purchases and production and other necessary costs to bring them to their existing location and condition. In case of manufactured products and production in process, the cost includes a portion of indirect production costs, excluding any idle capacity (slack).

The net realizable value is the estimated selling price in the ordinary course of business less the estimated cost of completion and the estimated costs to make the sale.

The assessment of the recoverable value of these assets is made at each reporting date, and the resulting loss is recognized in the statement of income when the inventories are overstated.

The Company has classified materials and spare parts into current and non-current, depending on the timing in which they are expected to be used for replacement or improvement on existing assets. The portion of materials and spare parts for maintenance or improvements on existing assets, is exposed under the heading “Property, plant and equipment”.

4.14   Non-current assets (or disposal group) held for sale and discontinued operations

Non-current assets are classified as held for sale if their carrying amount will be recovered principally through a sale transaction rather than through continuing use and a sale is considered highly probable. They are measured at the lower of their carrying amount and fair value less costs to sell, except deferred tax assets, assets arising from employee benefits, financial assets and investment property that are carried at fair value and contractual rights from insurance contracts, which are specifically exempt from this requirement.

An impairment loss is recognised for any initial or subsequent write-down of the asset until fair value less costs to sell. A gain is recognised for any subsequent increases in fair value less costs to sell of an asset (or disposal group), but not in excess of any cumulative impairment loss previously recognised. The gain or loss not previously recognised by the date of the sale of the non-current asset is recognised at the date of derecognition.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 4: (Continuation)

Non-current assets (including those that are part of a disposal group) are not depreciated or amortized while they be classified as held for sale. Interest and other expenses attributable to the liabilities of a disposal group classified as held for sale continue to be recognized.

Non-current assets classified group of assets classified as held for sale are presented separately from the other assets in the balance sheet. The liabilities of a disposal group classified as held for sale are presented separately from other liabilities in the balance sheet. These assets and liabilities are not offset.

If it is a discontinued operation, that is, an item which has been disposed of or classified as held for sale; and (i) it represents a significant business line or geographic area which may be considered separate from the rest; (ii) it is part of a single coordinated plan to dispose of a significant business line or operating geographic area which may be deemed separate from the rest; or (iii) it is a subsidiary entity acquired solely for the purpose of reselling it; a single amount is disclosed in the statement of comprehensive income, which shows results of discontinued operations, net of tax, including the result for the valuation at fair value less cost of sales or asset disposal costs, if applicable.

4.15     Cash and cash equivalents

For the purpose of presentation in the Consolidated Statement of Cash Flows, cash and cash equivalents includes cash on hand, deposits held at call with financial institutions, other short-term, highly liquid investments with original maturities of three months or less that are readily convertible to known amounts of cash and which are subject to an insignificant risk of changes in value. If any, bank overdrafts are shown within borrowings in current liabilities in the Consolidated Statement of Financial Position and there are not disclosed under Cash and cash equivalents in the Consolidated Statement of Cash Flows since they are not part of the Company’s cash management.

4.16      Shareholder´s equity

Equity’s movements have been accounted for in accordance with the pertinent decisions of shareholders' meetings and legal or regulatory standards.

All equity accounts have been restated in terms of the measuring unit current as of December 31, 2018, with the exception of Share capital and Treasury shares, which represent the subscribed and paid in, and the outstanding treasury capital, respectively. The adjustment resulting from its restatement as of December 31, 2018 is disclosed in the Comprehensive share capital adjustment and Comprehensive treasury shares adjustment lines, respectively.

As from the change in functional currency detailed in Note 3.1, the Company has discontinued the preparation and presentation of financial statements under IAS 29, and has considered equity figures expressed in terms of the measuring unit current as of December 31, 2018 as the basis for subsequent financial statements’ amounts.

4.16.1   Share capital

Share capital represents the capital issued, composed of the contributions that were committed and/or made by the shareholders and represented by shares that comprise outstanding shares at nominal value. Ordinary shares are classified as equity.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 4: (Continuation)

4.16.2   Share premium

It includes:

i.	The portion of the collected price exceeding the face value of the shares issued by the Company, net of absorbed accumulated losses.
ii.

The difference between the fair value of the consideration paid/collected and the accounting value of the equity interest in the subsidiary acquired/sold/diluted which does not represent a loss of control or significant influence.

iii.

The difference between the proportional equity value registered before the merger of subsidiary and the value resulting from applying to the subsidiary’s merged equity interest, the new ownership share resulting from the exchange relationship.

4.16.3   Legal reserve

In accordance with the Argentine Commercial Companies General Law, 5% of the profit arising from the statement of income for the year, prior years' adjustments, the translation differences which are directly accumulated in Retained earnings (see Note 4.3.4), the amounts transferred from other comprehensive income and prior years' accumulated losses, must be appropriated to a legal reserve until such reserve equals 20% of the Company’s share capital, the related adjustment of share capital and the translation differences attributable to equity. When for any reason, the amount of this reserve will be shorter, dividends may not be distributed, until such amount is reached.

4.16.4   Voluntary reserve

This reserve results from an allocation made by the Shareholders’ Meeting, whereby a specific amount is set aside to cover for the funding needs of projects and situations associated with Company policies.

4.16.5   Other reserves

It includes the result of operations with non-controlling interest that do not result in a loss of control and reserves for stock compensation plans.

4.16.6   Retained earnings (Accumulated losses)

Retained earnings comprise accumulated profits or losses without a specific appropriation; positive earnings can be distributable by the decision of the Shareholders' meeting, as long as they are not subject to legal restrictions. These earnings comprise prior years' earnings that were not distributed, translation differences which are directly accumulated in retained earnings pursuant to the policy described in Note 4.3.4, the amounts transferred from other comprehensive income and prior years' adjustments, according to IFRS.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 4: (Continuation)

General Resolution No. 593/11 issued by the CNV provided that Shareholders in the Meetings at which they should decide upon the approval of financial statements in which the Retained earnings account has a positive balance, should adopt an express resolution as to the allocation of such balance, whether to dividend distribution, capitalization, setting up of reserves or a combination of these. The Company’s Shareholders have complied with these requirements.

4.16.7   Other comprehensive income

It includes gains and losses from the remeasurement process of foreign operations and the translation differences which are not classified and directly accumulated in retained earnings pursuant to the policy described in Note 4.3.4 and actuarial gains and losses for defined benefit plans and the related tax effect.

4.16.8   Dividends distribution

Dividend distribution to Company shareholders is recognized as a liability in the Consolidated Financial Statements in the year in which the dividends are approved by the Shareholders' Meeting. The distribution of dividends is made based on the Company’s Stand-Alone Financial Statements.

4.17     Compensation plans

Note 19 details the conditions applicable to the different compensation agreements and the main variables considered in the corresponding valuation model.

The following guidelines under IFRS 2 have been taken into consideration for the registration of stock-based compensations:

-	Compensations payable in cash:
i.

Compensation agreements – Senior Management: the reasonable value of the received services is measured through a share appreciation estimate using the Black-Scholes-Merton valuation model. The fair value of the amount payable under the compensation agreements is accrued and acknowledged as an expense, with the corresponding increase in liabilities. Liabilities are revalued on each balance sheet date. Any change in the fair value of liabilities is disclosed under profit or loss.

ii.

Company Value Sharing (“Company-Value Compensation”) – Pampa (as PEPASA´s successor company): the Black-Scholes-Merton financial valuation model was used to make this estimate, taking into consideration the enforceability of the remuneration. The fair value of the amount payable for the compensation plan is accrued and acknowledged as an expense, with the recognition of an increase in liabilities. Liabilities are revalued on each balance sheet date and at their settlement date. Any change in the fair value of liabilities is disclosed under profit or loss.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 4: (Continuation)

iii.

Annual Variable Compensation granted to certain officers for the performance of technical and administrative duties amounting to 7% of the EBDA accrued (EBITDA less paid income tax, less total net financial costs, less interest on its own capital, considering an annual 10% dollar-denominated rate) of PEPASA´s continuing business in Pampa. The Company recognizes a provision (liability) and an expense for this EBDA Compensation based on the previously mentioned formula.

-	Compensations payable in shares
i.

Stock-based Compensation Plan – Officers and other key staff: the fair value of the received services is measured at the fair value of shares at the time of granting, and is disclosed during the vesting period, together with the corresponding increase in equity.

ii.

Stock-based Compensation Plan -Edenor: The fair value of the services received is disclosed as an expense and determined by reference to the fair value of the granted shares. When the employees provide the services before the shares are granted, the fair value at the grant date is estimated in order to recognize the respective result.

4.18     Trade payables and other payables

Trade payables and other payables are recognized initially at fair value and subsequently measured at amortized cost using the effective interest method, except for particular matters described below.

4.18.1   Customer guarantees

Customer guarantees are initially recognized at fair value and subsequently measured at amortized cost using the effective interest method.

In accordance with the Concession Agreement, Edenor is allowed to receive customer guarantees in the following cases:

i.	When the power supply is requested and the user is unable to provide evidence of his legal ownership of the premises;
ii.	When service has been suspended more than once in one-year period;
iii.	When the power supply is reconnected and Edenor is able to verify the illegal use of the service (fraud).
iv.	When the customer is undergoing liquidated bankruptcy or reorganization proceedings.

Edenor has decided not to request customer guarantees from residential tariff customers.

Customer guarantees may be either paid in cash or through the customer’s bill and accrue monthly interest at a specific rate of BNA for each customer category.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 4: (Continuation)

When the conditions for which Edenor is allowed to receive customer guarantees no longer exist, the customer’s account is credited for the principal amount plus any interest accrued thereon, after deducting, if appropriate, any amounts receivable which Edenor has with the customer.

4.18.2   Edenor’s customer refundable contributions

Edenor receives assets or facilities (or the cash necessary to acquire or built them) from certain customers for services to be provided, based on individual agreements and the provisions of ENRE Resolution No. 215/12. These contributions are initially recognized as trade payables at fair value against Property, plant and equipment, and are subsequently measured at amortized cost using the effective interest rate method.

4.18.3   Edenor’s particular matters

The recorded liabilities for penalties accrued, whether imposed or not yet issued by the ENRE (Note 2.3), and other provisions are the best estimate of the settlement value of the present obligation in the framework of IAS 37 provisions at the date of these Consolidated Financial Statements.

The balances of ENRE Penalties and Discounts are adjusted in accordance with the regulatory framework applicable thereto and are based on Edenor’s estimate of the outcome of the RTI process described in Note 2.3.

4.19     Borrowings

Borrowings are recognized initially at fair value, net of transaction costs incurred. Borrowings are subsequently measured at amortized cost. Any difference between the proceeds (net of transaction costs) and the redemption amount is recognized in profit or loss over the period of the borrowings, using the effective interest method.

Borrowings are removed from the statement of financial position when the obligation specified in the contract is discharged, cancelled or expired. The difference between the carrying amount of a financial liability that has been extinguished or transferred to another party and the consideration paid, including any non-cash assets transferred or liabilities assumed, is recognised in profit or loss as other income or finance costs.

Borrowings are classified as current liabilities unless the group has an unconditional right to defer settlement of the liability for at least 12 months after the reporting period.

4.19.1   Borrowing costs

General and specific borrowing costs that are directly attributable to the acquisition, construction or production of a qualifying asset are capitalized during the period of time that is required to complete and prepare the asset for its intended use or sale. Qualifying assets are assets that necessarily take a substantial period of time to get ready for their intended use or sale.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 4: (Continuation)

Investment income earned on the temporary investment of specific borrowings pending their expenditure on qualifying assets is deducted from the borrowing costs eligible for capitalization.

Other borrowing costs are expensed in the period in which they are incurred.

4.20     Deferred revenues

Non-refundable customer contributions: Edenor receives assets or facilities (or the cash necessary to acquire or built them) from certain customers for services to be provided, based on individual agreements. The assets received are recognized by Edenor as Property, plant and equipment with a contra-account in deferred revenue, the accrual of which depends on the nature of the identifiable services, in accordance with the following:

i.	Customer connection to the network: revenue is accrued until such connection is completed;
ii.	Continuous provision of the electric power supply service: throughout the shorter of the useful life of the asset and the term for the provision of the service.

4.21     Employee benefits

4.21.1   Short-term obligations

Liabilities for wages and salaries, including non-monetary benefits and accumulating sick leave that are expected to be settled wholly within 12 months after the end of the period in which the employees render the related service are recognised in respect of employees’ services up to the end of the reporting period and are measured at the amounts expected to be paid when the liabilities are settled. The liabilities are presented as current salaries and social security payable in the consolidated statement of financial position.

4.21.2   Defined benefit plans

Labor costs liabilities are accrued in the periods in which the employees provide the services that trigger the consideration.

Additionally, the Company operates several defined benefit plans. Defined benefit plans define an amount of pension benefit that an employee will receive on retirement, depending on one or more factors, such as age, years of service and compensation. In accordance with conditions established in each plan, the benefit may consist in a single payment, or in making complementary payments to those made by the pension system.

The defined benefit liability recognized in the financial statement balance sheet, at the end of the reporting period, is the present value of the defined benefit obligation net of the fair value of the plan assets, when applicable. The defined benefit obligation is calculated annually by independent actuaries using the projected unit credit method. The present value of the defined benefit obligation is determined by discounting the estimated future cash outflows using future actuarial assumptions about demographic and financial variables that affect the determination of the amount of such benefits.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 4: (Continuation)

Actuarial gains and losses from experience adjustments and changes in actuarial assumptions, are recognized in other comprehensive income (loss) in the period in which they arise and past service costs are recognized immediately in the statement of income (loss).

4.22     Provisions, contingent liabilities and contingent assets

Provisions are recognized when the group has a present legal or constructive obligation as a result of a past event, it is probable that an outflow of resources will be required to settle that obligation, and the amount can be reliably estimated. Provisions are not recognised for future operating losses.

Provisions are measured at the present value of the expenditures expected to be required to settle the present obligation, taking into account the best available information as of the date of the Consolidated Financial Statements based on assumptions and methods considered appropriate and taking into account the opinion of each Company’s legal advisors. As additional information becomes available to the Company, estimates are revised and adjusted periodically. The discount rate used to determine the present value reflects current market assessments of the time value of money and the risks specific to the liability. The increase in the provision due to the passage of time is recognised as other financial results.

Contingent liabilities are possible obligations that arise from past events and whose existence will be confirmed only by the occurrence or non-occurrence of uncertain future events not wholly within the control of the entity; or present obligations that arise from past events but it is not probable that an outflow of resources will be required to its settlement; or whose amount cannot be measured with sufficient reliability.

Contingent liabilities are not recognised. The Company discloses in notes to the Consolidated Financial Statements a brief description of the nature of material contingent liabilities.

Contingent liabilities, whose possibility of any outflow in settlement is remote, are not disclosed unless they involve guarantees, in which case the nature of the guarantee is disclosed.

Contingent assets are possible assets that arise from past events and whose existence will be confirmed only by the occurrence or non-occurrence of uncertain future events not wholly within the control of the entity.

Contingent assets are no recognised. The Company discloses in notes to the Consolidated Financial Statements a brief description of the nature of material contingent assets, where the related inflows of economic benefits are estimated to be probable.

4.23     Revenue from contracts with customers

4.23.1   Generation segment:

4.23.1.1 Revenues from sales to the spot market (SRRYME Resolution No. 1/19)

The Company recognizes revenues from i) power availability on a monthly basis as the different power plants are available to generate and ii) energy generated when the delivery of energy is effective, based on the price applicable depending on the technology of each plant and, in the case of thermal power plants, the application of the coefficient derived from the average usage factor over the last 12 months on the power capacity remuneration specified in the Resolution. Revenues are not adjusted for the effect of financing components as sales are made with an average credit term of 45 days, which is consistent with market practice.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 4: (Continuation)

4.23.1.2 Revenues from supply agreements with CAMMESA (SE Resolution No. 220/07, SEE Resolution No. 21/16, SEE Resolution No. 287/17 and Renovar Programs)

The Company recognizes revenues from supply contracts with CAMMESA for i) power availability, when applicable, on a monthly basis, as the different power plants are available to generate and ii) energy generated when the delivery of energy is effective, based on the price established in each contract. Revenues are not adjusted for the effect of financing components as sales are made with an average credit term of 45 days, which is consistent with market practice.

4.23.1.3 Revenues from sales contracts with large users within the MAT (energy plus Resolution SE No. 1,281/06)

The Company recognizes revenues from energy plus sales and renewable energy when the delivery of energy is effective based on the price established in each contract. Revenues are not adjusted for the effect of financing components as sales are made with an average credit term of 30 days, which is consistent with market practice.

4.23.2   Distribution segment

4.23.2.1 Revenues from contracts with customers

Edenor's revenue is measured at the fair value of the consideration collected or to be collected, taking into account the estimated amount of any discount, thus determining the net amounts.

Edenor recognizes, on a monthly basis, revenues from electricity distribution as energy is distributed to each client based on the applicable tariff and procedures established by the ENRE. Such revenue includes energy delivered, whether billed or unbilled, at the end of each period. Revenues are not adjusted for the effect of financing components as sales’ payments are not deferred over time, which is consistent with market practice.

Edenor recognizes revenues related to energy supply to low-income areas and shantytowns, only to the extent that the Framework Agreement has been renewed for the period in which the service was rendered. As of the date of issuance of these Consolidated Financial Statements, the Framework Agreement is not currently in effect.

4.23.2.2 Edenor’s other revenues from contracts with customers

Edenor recognizes other revenues from contracts with customers in relation to connection and reconnection services, rights of use on poles and transport of energy to other distribution companies on a monthly basis as services are rendered based on the price established in each contract. Revenues are not adjusted for the effect of financing components as sales’ payments are not deferred over time, which is consistent with market practice.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 4: (Continuation)

4.23.3   Oil and gas segment

The Company recognizes revenues from the sale of oil and gas, to third parties and intersegment, when control of the product is transferred, that is, at the output of each area, when the oil and gas is delivered to the carrier and to the extent there is no unfulfilled obligation that could affect the acceptance of the product by the client. In all cases the transport of the gas is in charge of the client. Revenues from these sales are recognized based on the price by product specified in each contract or agreement to the extent that it is highly probable that a significant reversal will not occur.

Revenues are not adjusted for the effect of financing components as sales are made with an average credit term not exceeding 30 days, which is consistent with market practice.

4.23.4 Petrochemical segment

The Company recognizes revenues from the sale of petrochemical products, whether in local or foreign market, when the control of the product is transferred, that is, when the products are delivered to the client and there is no unfulfilled obligation that could affect the acceptance of the product by the client. The delivery, as established in each contract, is occurs:

(a)	when the products are dispatched and transported by and in charge of the client, or,
(b)

when the products have been dispatched by the Company to a specific location, the obsolescence risks and loss have been transferred to the client, and the client has accepted the products according to the sale contract, the acceptance provisions have expired, or when the Company has objective evidence that all acceptance criteria have been met.

Revenues from these sales are recognized based on the price specified in each contract, to the extent that it is highly probable that a significant reversal will not occur. Revenues are not adjusted for the effect of financing components as sales are made with an average credit term not exceeding 28 days, which is consistent with market practice.

4.23.5 Holding and others segment

The Company recognizes revenues from contracts with customers in relation to advisory services to related companies as services are rendered based on the price established in each agreement. Revenues are not adjusted for the effect of financing components, as sales are made with an average credit term of 30 days, which is consistent with market practice.

4.24     Other Income

4.24.1   Government grants

Grants from the government are recognised at their fair value where there is a reasonable assurance that the grant will be received and the Group will comply with all attached conditions. There are no unfulfilled conditions or other contingencies attaching to the following grants. The group did not benefit directly from any other forms of government assistance.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 4: (Continuation)

4.24.1.1 Recognition of Compensation from Natural Gas Injection Promotion Programs

The Company recognizes revenues from Natural Gas Injection Promotion Programs when the delivery of the gas is effective based on the price established in the applicable regulation, only to the extent that it is highly probable that a significant reversal will not occur and it is probable that the consideration will be collected, that is, as the procedure established by Government is formally complied with. Although the consideration Programs´ collection depends on the Argentine Government’s payment capacity that has incurred in important delays in the cancellation of the credits in the past, revenues are not adjusted for the effect of financing components, which is consistent with market practice.

The recognition of income from Natural Gas Injection Promotion Programs is covered by IAS 20 since it involves a compensation as a result of the production increase committed.

This item has been disclosed under Natural Gas Injection Promotion Programs under Other operating income, in the Consolidated Statement of Comprehensive Income. Furthermore, ítem Extroardinary Canon disclosed within Other operating expenses includes fiscal costs related to these Programs.

4.24.2   Interest income

Interest income from financial assets at fair value through profit or loss is included into the result of changes in the fair value of those assets. Interest income from financial assets at amortized cost and financial assets at fair value through other comprehensive income are recognised in the statement of income.

Interest income is calculated by using the effective interest rate to the gross carrying amount of a financial asset (without considering impairment provision), except for impaired financial assets, that is calculated by applying the effective interest rate to carrying amount net of impairment provision.

4.24.3   Dividends

Dividends are received from financial assets measured at fair value through profit or loss or through other comprehensive income. Dividends are recognized as revenue when the right to receive payment has been established. This applies even if they are paid out of pre-acquisition profits.

4.25   Income tax and minimum notional income tax

4.25.1   Current and deferred income tax

The tax expenses for the year include current and deferred tax. Tax is recognized in the income statement, except to the extent that it relates to items recognized in other comprehensive income or directly in equity, in which case, the tax is also recognized in other comprehensive income or directly in equity, respectively.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 4: (Continuation)

The current income tax charge is calculated on the basis of the tax laws enacted or substantively enacted at the balance sheet. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation. It establishes provisions, where appropriate, on the basis of amounts expected to be paid to the tax authorities.

Deferred income tax is recognized, using the liability method on temporary differences between the tax bases of assets and liabilities and their carrying amounts in the Consolidated Financial Statements. However, deferred tax liabilities are not recognized if they come from the initial recognition of goodwill; or if it arises from initial recognition of an asset or liability in a transaction other than a business combination that at time of the transaction affects neither accounting nor taxable profit or loss.

Deferred income tax assets are recognized only to the extent that it is probable that future taxable profit will be available and can be used against temporary differences.

Deferred income tax is provided on temporary differences from investments in subsidiaries and associates, except for deferred income tax liability where the timing of the reversal of the temporary difference is controlled by the group and it is probable that the temporary difference will not reverse in the foreseeable future.

Deferred assets or liabilities are recognized on account of gains or losses from fiscal tax inflation which, pursuant to Law No. 27,541, are deferred and accounted for in subsequent fiscal periods (see Note 2.6.1.5).

Deferred income tax assets and liabilities are offset when there is a legally enforceable right to offset the recognized amounts and when the deferred income tax assets and liabilities relate to income taxes levied by the same taxation authority on either the same taxable entity or different taxable entities where there is an intention to settle the balances on a net basis.

Current and deferred tax assets and liabilities have not been discounted, and are stated at their nominal value.

Income tax rates prevailing at year-end in Argentina (see Note 2.6.1), Venezuela, Ecuador, Bolivia, Spain and Uruguay are 30%, 50%, 25%, 25%, 25% and 25%, respectively. Additionally, a 3% surcharge is added to Ecuador’s income tax when the company’s shareholder residing in Ecuador is an entity established in a jurisdiction considered a tax haven under Ecuadorian laws.

In Bolivia, payment of Bolivian-source income to beneficiaries outside Bolivia is levied with a 12.5% withholding income tax. Furthermore, and pursuant to the last tax reform passed in Ecuador and effective as from January 1, 2020, dividends distributed to foreign shareholders will be subject to a 10% withholding.

Deferred tax assets and liabilities are measured using the tax rates expected to apply in the period when the asset is realized or the liability is settled.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 4: (Continuation)

4.25.2 Minimum notional income tax

The Company assessed the minimum notional income tax until December 31, 2018, by applying the current 1% rate over the assets computable at the closing of the year. As this tax supplements the income tax, the Company does not assess it for the periods where no income is evidenced on the income tax, based on the case law established by the “Hermitage” decision (CSJN, June 15, 2010), which ruled on the unconstitutionality of this tax when tax losses are disclosed for the period.

The Company’s tax obligation for each year will be the higher of the two taxes. If in a fiscal year, however, minimum notional income tax obligation exceeds income tax liability, the surplus will be computable as a payment in advance of income tax through the next ten years.

Pursuant to section 76 of Law No. 27,430, the effectiveness of this tax has been abrogated for fiscal years beginning on or after January 1, 2019, without affecting the remaining term for computing any payments made in excess during its life as payments on account of income tax.

As of the closing date hereof, the Company’s Management analyzed the receivable’s recoverability, and allowances are created in as long as it is estimated that the amounts paid for this tax will not be recoverable within the statutory limitation period taking into consideration the Company’s current business plans. The Company’s Management will evaluate the evolution of this recoverability in future fiscal years.

4.26   Leases

In leases where the Company is a lessee (Note 18.1), a right-of-use asset and a lease liability are recognized on the date on which the underlying asset is available for use by the Company.

At the commencement date the lease liability is measured at the present value of the payments that are not paid at that date, including:

-	fixed payments, less any lease incentive receivable
-	variable lease payments depending on an index or rate
-	amounts that the Company expects to pay under residual value guarantee
-	exercise price of a purchase option (if the Company is reasonably certain to exercise that option), and
-	penalty payments for terminating the lease, if the lease term reflects the Company exercising that option.

Lease payments are discounted using the Company’s incremental borrowing rate, which is the rate the Company would have to pay to borrow over a similar term, security and conditions, the funds necessary to acquire an asset of a similar value to the right-of-use asset in a similar economic environment, or by using the interest rate implicit in the lease, if that rate can be readily determined.

The lease liability is disclosed in “Lease liability” under “Trade and other payables”. Each lease payment is apportioned between the principal and the financial cost. The financial cost is charged to income over the term of the lease to produce a constant periodic interest rate on the remaining liability balance for each period.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 4: (Continuation)

Right-of-use assets are measured at cost, which comprises:

-	the amount of the initial measurement of the lease liability
-	any lease payment made at or before the commencement date, less any lease incentive received
-	any initial direct cost, and
-	an estimate of costs to be incurred for decommissioning or restoring the underlying asset pursuant to the terms and conditions of the lease

Right-of-use assets are depreciated using the straight-line method over the asset’s useful life or, if shorter, during the lease term.

The Company recognizes lease payments associated with short-term leases (up to 12 months) and leases for which the underlying asset is of low value (IT equipment and office supplies) as an expense using the straight-line method over the lease term.

Leases in which the Company, as a lessor, has transferred all risks and rewards incidental to ownership of the underlying asset are classified as financial leases (Note 18.2.1). Financial leases are recognized at the commencement date at the fair value of the leased property or, if lower, the present value of the minimum lease payments to be received. The corresponding lease rights, net of financial charges, are included in “Trade and other receivables”. Each lease payment received is allocated between income receivable and financial income. Financial income is recognized as a profit or a loss over the term of the lease to produce a constant periodic interest rate on the remaining liability balance for each period. Property under financial leases is derecognized if there is reasonable certainty that the Company will transfer its ownership at the end of the lease term.

Leases in which the Company does not transfer a significant part of the risks and rewards incidental to ownership of the underlying asset are classified as operating leases. Revenues from associated leases are recognized in income using the straight-line method over the term of the lease (Note 18.2.2). The corresponding leased assets are included in the Consolidated Statement of Financial Position depending on their nature.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 5: GROUP STRUCTURE

5.1. Business combinations

5.1.1 Corporate reorganization

The corporate reorganizations mentioned below are carried out in order to obtain important benefits for the Company and all its corporate group, as they will allow for enhanced operating efficiency; an optimized use of available resources; the leveraging of technical, administrative and financial structures; and the implementation of converging policies, strategies and goals. Furthermore, the complementarity between the participating companies could be leveraged, thus reducing costs resulting from the duplication and overlapping of operating and administrative structures.

The following reorganizations were perfected by means of a merger through absorption process, under the terms of tax neutrality pursuant to articles 80 and following of the Income Tax Law, whereby the absorbed companies will be dissolved without liquidation subject to the stipulations of the PMC and the provisions of sections 82 to 87 of Argentine Commercial Companies General Law, the CNV provisions, the BCBA Listing Rules and other provisions, the IGJ provisions and all other applicable legal and regulatory provisions.

5.1.1.1 2017 Reorganization

On September 22, 2017, the Company’s Board of Directors informed that the companies which would take part in the merger would be the Company, as absorbing company, and BLL, CTG, CTLL, EG3 Red, INDISA, INNISA, IPB, PP II and PEPASA, as absorbed companies.

The merger became effective on October 1, 2017, date as from which the transfer of the absorbed companies’ equity to the absorbing company became effective and, therefore, all their rights and obligations, assets and liabilities will become incorporated into the absorbing company’s equity, all of which subject to the corresponding corporate approvals under the applicable law and the registration with the Public Registry of Commerce of the merger and the dissolution without liquidation of the absorbed companies.

On December 21, 2017, the Board of Directors of Pampa Energía, as absorbing company and BLL, CTG, CTLL, EG3 Red, INDISA, INNISA, IPB, PP II and PEPASA, as absorbed companies, approved the Previous Fusion Commitment, and on April 27, 2018, the Extraordinary General Meetings of Shareholders approved the merger in agreement with the terms of the Previous Fusion Commitment.

On June 1, 2018, the final merger agreement was entered into between Pampa and the absorbed companies and was filed for registration before the applicable controlling authorities. On July 20, 2018 the CNV’s authorization on merger publication was obtained and on August 2, 2018, the Public Registry registered the merger. On August 15, 2018, the exchange of PEPASA, CTG, INNISA and INDISA shares for 144,322,083 of the Company was effected, with 1,880 shares remaining as treasury shares since they were fractional or decimal shares which were paid in cash. As of December 31, 2018, in accordance with current regulations, the Company proceeded to sell those shares. There was no exchange ratio for the remaining companies, as Pampa direct and indirect held 100% of the capital stock of these companies.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 5: (Continuation)

5.1.1.2 PAMPA –PEFM merger

On August 30, 2019, the Company and PEFM’s respective Boards of Directors approved the merger through absorption between the Company, as absorbing company, and PEFM, as absorbed company, establishing July 1, 2019 as the merger's effective date, as from which all PEFM’s rights and obligations, assets and liabilities were incorporated into the Company’s equity. There was no exchange ratio as the Company directly and indirectly held 100% of PEFM’s capital stock.

On October 15, 2019, the Company and PEFM’s respective Shareholders’ Meetings approved the merger process. On February 19, 2020, the CNV’s authorization on merger publication was obtained, its registration with the Public Registry remains pending.

5.1.1.3 PAMPA – CPB merger

On October 8, 2019, the Company’s Board of Directors instructed to move forward with the tasks allowing to assess the benefits of a merger through absorption process between the Company, as absorbing company, and CPB, as absorbed company, establishing January 1, 2020 as the merger's effective date.

5.1.2 Sale of participations and plant

5.1.2.1 Sale of interest in Greenwind

With the purpose of incorporating into the project a strategic partner contributing part of the investments necessary for the development of the Mario Cebreiro Wind Farm, on March 10, 2017, CTLL and PP entered into an agreement with Valdatana Servicios y Gestiones S.L.U., an entity which later changed its name to Viento Solutions S.L. for the sale of 50% of Greenwind’s capital stock and rights for a total amount of U$S 11.2 million.

5.1.2.2 Sale of interest in Oldelval

On November 2, 2018, the Company entered into an agreement with ExxonMobil Exploration Argentina S.R.L. for the sale of 21% of Oldelval’s capital stock and rights, maintaining the remaining 2.1% interest.

Subsequently, on November 27, 2018, the transaction was closed upon the meeting of the applicable precedent conditions, the purchase price paid by the purchaser amounted to U$S 36.4 million. As a result of the transaction, the Company has recognized a $ 1,052 million gain, before taxes.

5.1.2.3     Sale of the Dock Sud storage terminal

On March 6, 2019, the Company agreed with Raízen Argentina, a licensee of the Shell brand, on the sale, subject to the meeting of certain conditions precedent which are customary for this kind of transactions, of the Dock Sud storage terminal, which tank yard has a total installed capacity of 228 thousand m3.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 5: (Continuation)

On March 30, 2019, after the meeting of all precedent conditions, the transfer of the Dock Sud Terminal to the purchaser was completed at a price of U$S 19.5 million, plus U$S 2 million on account of products. The transaction resulted in profits before income tax in the amount of U$S 1 million, which are disclosed in item “Gains/losses on the sale of Property, plant and equipment” under “Other operating income”.

5.2 Discontinued operations

As of December 31, 2018 and 2017, the results of operations related to divestment transactions detailed below, have been disclosed within “Discontinued Operations” in the consolidated statement of comprehensive income.

5.2.1 Sale of PELSA shares and certain oil areas

On January 16, 2018, the Company agreed to sell to Vista Oil & Gas S.A.B. de C.V. (“Vista”) its direct 58.88% interest in PELSA and its direct interests in the Entre Lomas, Bajada del Palo, Agua Amarga and Medanito-Jagüel de los Machos blocks, in line with the Company's strategy to focus its investments and human resources both on the expansion of its power generation installed capacity and on the exploration and production of natural gas, placing a special focus on the development and exploitation of unconventional gas reserves, as well as to continue investing on the development of its utility concessions.

On April 4, 2018, upon the meeting of all applicable conditions precedent, the transaction was closed. The price paid by Vista, considering the agreed adjustments regarding interests in PELSA, amounted to U$S 389 million. This transaction generated a profit comprehensive income net of taxes in the amount of $ 1,115 million, as follows:

12.31.2018
Sale price	10,197
Book value of assets sold and costs associated with the transaction	(8,553)
Result for sale	1,644
Interests (1)	133
Income tax	(818)
Imputed in results	959

Other comprehensive income (loss)
Reclasification exchange differences on translation	223
Income tax	(67)
Imputed in Other comprehensive income	156

Total comprehensive income	1,115

 (1) Are exposed in "Financial income" in the consolidated statement of comprehensive income related to discontinued operations.

5.2.2 Sale of assets in the Refining and Distribution segment

On December 7, 2017, the Company executed with Trafigura Ventures B.V and Trafigura Argentina S.A. an agreement for the sale of certain assets in the Company’s refining and distribution segment based on the conviction that the oil refining and distribution business calls for a larger scale to attain sustainability.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 5: (Continuation)

The assets subject-matter of the transaction were: (i) the Ricardo Eliçabe refinery; (ii) the Avellaneda lubricants plant; (iii) the Caleta Paula reception and dispatch plant; and (iv) the network of gas stations currently operated under Petrobras branding. The Dock Sud storage facility was excluded from the sale, as well as the Company's investment in Refinería del Norte S.A.

Pursuant to the foregoing, and in relation with the measurement of the assets and liabilities subject to this transaction at the lower of fair value less cost to sell and the carrying value, as of December 31, 2017, the Company recognized an impairment of Intangible assets and Property, plant and equipment in the amount of $ 1,040 million.

On May 9, 2018, upon the meeting of all applicable precedent conditions the transaction was subject to, the closing of the sale to Trafigura was carried out. After applying the adjustments stipulated in the purchase and sale agreement, the transaction price amounted to U$S 124.5 million. Furthermore, after the closing of the transaction, Trafigura paid to Pampa U$S 56 million for the purchase of crude oil.

As of December 31, 2018, the closing of the transaction did not generate additional profits or losses, according to the following detail:

12.31.2018
Sale price	1,044
Book value of assets sold and costs associated with the transaction	(1,044)
Result for sale	-
Income tax	-
Total result	-

The Company considers that under IFRS it has transferred control over the whole assets since, pursuant to the participation agreements entered into with Trafigura, it has not retained the power to redirect their use or substantially derive other benefits. However, as of the issuance of these Consolidated Financial Statements the process for the legal transfer and actual assignment of the agreements associated with three gas stations has started with the rebranding of to the “Puma” brand, owned by Trafigura, this process is expected to end during the first semester of 2020.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 5: (Continuation)

5.2.3 Relevant information on discontinued operations

As of December 31, 2018:

	Oil and gas	Refining and distribution	Eliminations	Total
Revenue	2,481	15,900	(3,388)	14,993
Cost of sales	(1,233)	(13,606)	3,419	(11,420)
Gross profit	1,248	2,294	31	3,573

Selling expenses	(72)	(1,243)	-	(1,315)
Administrative expenses	(46)	(152)	-	(198)
Exploration expenses	(4)	-	-	(4)
Other operating income	54	211	-	265
Other operating expenses	(231)	(378)	-	(609)
Result from the sale of share of profit and property, plant and equipment	1,644	-	-	1,644
Operating income	2,593	732	31	3,356

Gain on monetary position, net	255	80	(47)	288
Finance income	148	27	-	175
Finance costs	(20)	(10)	-	(30)
Other financial results	(135)	824	-	689
Financial results, net	248	921	(47)	1,122
Income (loss) before income tax	2,841	1,653	(16)	4,478
				-
Income tax	(973)	(486)	-	(1,459)
Profit (loss) of the year from discontinued operations	1,868	1,167	(16)	3,019

Other comprehensive income (loss)
Items that will not be reclassified to profit or loss
Income tax	(67)	-	-	(67)
Reclasification exchange differences on translation	223			223
Exchange differences on translation	156	-	-	156
Other comprehensive loss of the year from discontinued operations	312	-	-	312
Total comprehensive income (loss) of the year from discontinued operations	2,180	1,167	(16)	3,331

	Oil and gas	Refining and distribution	Eliminations	Total
Total income (loss) of the tear from discontinued operations attributable to:
Owners of the company	1,778	1,167	(16)	2,929
Non - controlling interest	90	-	-	90
	1,868	1,167	(16)	3,019

Total comprehensive income (loss) of the year from discontinued operations attributable to:
Owners of the company	2,026	1,167	(16)	3,177
Non - controlling interest	154	-	-	154
	2,180	1,167	(16)	3,331

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 5: (Continuation)

As of December 31, 2017:

	Oil and gas	Refining and distribution	Eliminations	Total
Revenue	9,755	27,439	(11,177)	26,017
Cost of sales	(9,468)	(23,313)	11,211	(21,570)
Gross profit	287	4,126	34	4,447

Selling expenses	(298)	(3,192)	-	(3,490)
Administrative expenses	(208)	(703)	-	(911)
Exploration expenses	(31)	-	-	(31)
Other operating income	604	365	-	969
Other operating expenses	(294)	(484)	-	(778)
Result from the sale of property, plant and equipment	-	(1,040)	-	(1,040)
Operating income	60	(928)	34	(834)

Financial income	36	25	-	61
Financial expenses	-	(27)	-	(27)
Other financial results	(375)	(20)	-	(395)
Financial results, net	(339)	(22)	-	(361)
Income (loss) before income tax	(279)	(950)	34	(1,195)
				-
Income tax	(1,049)	351	-	(698)
Profit (loss) of the year from discontinued operations	(1,328)	(599)	34	(1,893)

Other comprehensive income (loss)
Items that will not be reclassified to profit or loss
Remeasurements related to defined benefit plans	(11)	26	-	15
Income tax	67	(9)	-	58
Exchange differences on translation	(606)	-	-	(606)
Other comprehensive loss of the year from discontinued operations	(550)	17	-	(533)

Total comprehensive income (loss) of the year from discontinued operations	(1,878)	(582)	34	(2,426)

	Oil and gas	Refining and distribution	Eliminations	Total
Total income (loss) of the year from discontinued operations attributable to:
Owners of the company	(1,503)	(599)	34	(2,068)
Non - controlling interest	175	-	-	175
	(1,328)	(599)	34	(1,893)

Total comprehensive income (loss) of the year from discontinued operations attributable to:
Owners of the company	(1,804)	(582)	34	(2,352)
Non - controlling interest	(74)	-	-	(74)
	(1,878)	(582)	34	(2,426)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 5: (Continuation)

The consolidated statement of cash flows related to discontinued operations is presented below:

	12.31.2018	12.31.2017

Net cash (used in) generated by operating activities	(1,726)	3,291
Net cash used in investing activities	-	(1,897)
Net cash generated by (used in) financing activities	1,565	(1,168)
(Decrease) increase in cash and cash equivalents from discontinued operations	(161)	226

Cash and cash equivalents at the begining of the year	238	142
Loss on net monetary position generated by cash and cash equivalents	(77)	(130)
(Decrease) increase in cash and cash equivalents	(161)	226
Cash and cash equivalents at the end of the year	-	238

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 5: (Continuation)

5.3.  Interest in subsidiaries, associates and joint ventures

5.3.1 Subsidiaries information

Unless otherwise indicated, the capital stock of the subsidiaries consists of common shares, each granting the right to one vote. The country of the registered office is also the principal place where the subsidiary develops its activities.

			12.31.2019	12.31.2018
Company	Country	Main activity	Direct and indirect participation %	Direct and indirect participation %
Corod	Argentina	Oil	100.00%	100.00%
CPB	Argentina	Generation	100.00%	100.00%
CPB Energía S.A.	Argentina	Generation	100.00%	100.00%
EcuadorTLC	Ecuador	Oil	100.00%	100.00%
Edenor (1)(7)	Argentina	Distribution of energy	56.32%	52.18%
Enecor S.A.	Argentina	Transportation of electricity	69.99%	69.99%
HIDISA	Argentina	Generation	61.00%	61.00%
HINISA	Argentina	Generation	52.04%	52.04%
PACOSA	Argentina	Trader	100.00%	100.00%
PEA (2)	Argentina	Generation	-	100.00%
PEB	Bolivia	Investment	100.00%	100.00%
PACOGEN	Argentina	Investment	100.00%	100.00%
PEFM (3)	Argentina	Generation	-	100.00%
Petrobras Energía Colombia Gran Cayman (4)	Colombia	Oil	-	100.00%
Petrobras Energía Ecuador	Gran Cayman	Investment	100.00%	100.00%
Energía Operaciones ENOPSA S.A.	Ecuador	Oil	100.00%	100.00%
Petrolera San Carlos S.A.	Venezuela	Oil	100.00%	100.00%
PHA (5)	Argentina	Investment	100.00%	100.00%
PISA	Uruguay	Investment	100.00%	100.00%
PP	Argentina	Investment	100.00%	100.00%
PPSL (6)	Spain	Investment	-	100.00%
TGU	Uruguay	Gas transportation	100.00%	100.00%
Transelec	Argentina	Investment	100.00%	100.00%
Trenerec Energía Bolivia S.A.	Bolivia	Investment	100.00%	100.00%
Trenerec S.A.	Ecuador	Investment	100.00%	100.00%

(1)	Corresponds to effective interest considering the treasury shares in Edenor´s effect (54.3664% nominal interest)
(2)

On May 29, 2019, PEA’s Shareholders’ Meetings resolved to change its corporate name to CTB. In the month of June 2019, the Company sold to PACOGEN and YPF 48% and 50%, respectively, of its interest in CTB, whereas PP sold to PACOGEN 2% of its interest in CTB.

(3)	See Note 5.1.1.2.
(4)	Liquidated in January 2019.
(5)

On March 28, 2019, the Company approved PHA’s international address change from Madrid (Spain), to the Autonomous City of Buenos Aires (Republic of Argentina), and on September 20, 2019, the change of jurisdiction was registered with the Public Registry.

(6)	Liquidated in December 2019.
(7)

As of December 31, 2019, the quotation of Edenor's ordinary shares and ADR published on the BCBA and the NYSE was $ 24.05 and U$S 6.26 per share, respectively, granting to Pampa (direct and indirect) ownership an approximate stake market value of U$S 149 million. It should be noted that, as of December 31, 2019, participation in Edenor does not exceed its recoverable value.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 5: (Continuation)

5.3.1.1 Summarised financial information for each subsidiary that has significant non-controlling interest

Non-controlling interests in subsidiaries are not significant for the Company, except for Edenor with 54.3664% equity interest.

Edenor is registered in Argentina, which is also the place where it develops its activities.

5.3.1.1.1 Edenor´s Summary statement of financial position

	12.31.2019	12.31.2018
Non Current
Total non current assets	101,597	63,284
Borrowings	8,197	7,192
Other non current liabilities	27,542	17,853
Total non current liabities	35,739	25,045

Current
Cash and cash equivalents	410	28
Other current assets	17,466	13,680
Total current assets	17,876	13,708

Borrowings	1,659	1,077
Other current liabilities	22,924	19,901
Total current liabilities	24,583	20,978

Total equity	59,151	30,969
Non-controlling interest	26,993	14,938

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 5: (Continuation)

5.3.1.1.2 Edenor´s Summary statement of comprehensive income

	12.31.2019	12.31.2018	12.31.2017
Revenue	89,944	55,954	39,603
Depreciation	(4,625)	(2,561)	(2,148)
Interest income	1,209	672	454
Interest expense	(6,745)	(4,968)	(2,567)

(Loss) Profit for the year before tax	22,808	6,175	5,591
Income tax	(10,674)	(1,877)	(510)
(Loss) Profit for the year	12,134	4,298	5,081
Other comprehensive loss	(5)	(47)	(14)
Total comprehensive (loss) profit of the year	12,129	4,251	5,067

Income (loss) of the year attributable to non-controlling interest	5,853	2,073	2,462
Other comprehensive income of the year attributable to non-controlling interest	(2)	(22)	(7)
Comprehensive income of the year attributable to non-controlling interest	5,851	2,051	2,455

5.3.1.1.3 Edenor´s Summary statement of cash flow

	12.31.2019	12.31.2018	12.31.2017
Net cash generated by operating activities	10,158	9,621	2,931
Net cash used in investing activities	(5,156)	(8,327)	(2,373)
Net cash used in financing activities	(5,071)	(2,097)	(493)
(Decrease) increase in cash and cash equivalents	(69)	(803)	65

Cash and cash equivalents at the begining of the year	42	122	129
Loss on net monetary position generated by cash and cash equivalents	437	709	65
Cash and cash equivalents at the end of the year	410	28	259

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 5: (Continuation)

5.3.2  Investments in associates and joint ventures

The following table presents the main activity and financial information used for valuation and percentages of participation in associates and joint ventures:

		Information about the issuer
	Main activity	Date	Share capital	Profit (loss) of the period / year	Equity	Direct and indirect participation %
Associates
Refinor	Refinery	09.30.2019	92	(181)	3,433	28.50%
OCP (1)	Investment	12.31.2019	6,016	951	15,943	15.91%
TGS (2)(5)	Transport of gas	12.31.2019	785	12,805	48,083	27.193%

Joint ventures
CIESA (2)	Investment	12.31.2019	639	6,169	24,234	50%
Citelec (3)	Investment	12.31.2019	556	2,258	10,548	50%
Greenwind	Generation	12.31.2019	5	(14)	(688)	50%
CTB (4)	Generation	12.31.2019	8,558	2,370	13,619	50%

(1)	The Company holds an indirect interest of 15.91% through PEB.
(2)

The Company holds a direct and indirect interest of 50% in CIESA, a company that holds a 51% interest in the share capital of TGS. therefore, the Company has an indirect participation of 25.50% in TGS. The Company holds a direct and indirect interest of 1,693% in TGS

(3)

Through a 50% interest, the company joint controls Citelec, company that controlled Transener with 52.65% of the shares and votes. As a result, the Company has an indirect participation of 26.33% in Transener.

(4)	The Company holds an indirect interest of 50% through PACOGEN.
(5)

As of December 31, 2019, the quotation of TGS's ordinary shares and ADR published on the BCBA and the NYSE was $ 108.65 and U$S 7.17 per share, respectively, granting to Pampa (direct and indirect) ownership an approximate stake market value of U$S 306 million.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 5: (Continuation)

The details of the balances of investments in associates and joint ventures are as follows:

	12.31.2019	12.31.2018
Disclosed in non-current assets
Associates
Refinor	1,188	960
OCP	1,974	1,305
TGS	1,293	-
Other	12	10
	4,467	2,275
Joint ventures
CIESA	14,088	9,755
Citelec	5,274	3,303
CTB	6,809	-

	26,171	13,058
	30,638	15,333
Disclosed in non-current liabilities
Greenwind (1)	265	153
	265	153

(1)          The Company provides financial assistance to this company.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 5: (Continuation)

The following tables show the breakdown of the result from investments in associates and joint ventures:

	12.31.2019	12.31.2018	12.31.2017
Associates
Oldelval	-	116	41
Refinor	(135)	(138)	(113)
OCP	901	1,305	-
TGS	54	-	-
Other	1	1	(3)
	821	1,284	(75)

Joint ventures
CIESA	2,970	2,793	949
CTB	945	-	-
Citelec	1,129	801	1,012
Greenwind	(10)	(414)	(73)
	5,034	3,180	1,888
	5,855	4,464	1,813

The evolution of investments in associates and joint ventures is as follows:

	Note	12.31.2019	12.31.2018	12.31.2017
At the beginning of the year		15,180	11,875	9,608
Reclassifications (1)		(691)	-	457
Dividends	17	(4,371)	(706)	-
Decreases		-	(434)	(3)
Increases		4,770	-	-
Share of profit		5,855	4,464	1,813
Other comprehensive loss		-	(19)	-
Exchange differences on translation		9,630	-	-
At the end of the year		30,373	15,180	11,875

(1)          In 2019, mainly corresponds to the financial credit with OCP acquired in the transaction with AGIP (see Note 5.3.6.2), and in 2017 corresponds to the deconsolidation for sale of the interest in Greenwind.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 5: (Continuation)

5.3.3 Investment in CIESA-TGS

5.3.3.1 Issuance of Corporate Bonds

On May 2, 2018, under the Short and Medium-Term Corporate Bonds Program for a maximum amount of U$S 700 million approved by the CNV, TGS issued Class 2 corporate bonds for U$S 500 million at an annual 6.75% rate. Collected funds will be destined by TGS to: (i) the repurchase of Class 1 corporate bonds, (ii) the redemption of Class 1 corporate bonds; and (iii) capital expenditures.

TGS General Shareholders' Meeting held on August 15, 2019 approved the extension of TGS´s Corporate Bonds Program from U$S 700 million to U$S 1.2 billion. This extension was authorized on October 9, 2019, by the CNV.

5.3.3.2 Acquisition of own shares in TGS

During 2018, TGS’ Board of Directors approved two programs for the repurchase of own shares, on May 9, 2018 and September 6, 2018, which were executed according to the programs established terms. For the definition of these programs, the TGS’ Board of Directors considered TGS’ strong cash position and fund availability, in view of the fact that the TGS’ share price does not reflect either the value or the economic reality its business currently or potentially have.

On March 27, 2019, TGS’ Board of Directors approved a third program for the repurchase of own shares, for a maximum amount of up to $ 1,500 million (in terms of the constitution date).

On August 26, 2019, after terminating the third repurchase program, the TGS’ Board of Directors approved a forth program for the repurchase of own shares for a total amount of $ 3,200 million (in terms of the constitution date).

TGS’s own shares acquired as of October 31, 2019 were distributed as dividend in shares.

Finally, on November 19, 2019, a fifth program for the repurchase of own shares was approved for a total amount of $ 4,000 million (in terms of the constitution date). This program has a 120 days term.

As of December 31, 2019, TGS holds 9,886,755 treasury shares in its portfolio, which represent 1.24% of its total capital stock.

5.3.3.3 Acquisition of TGS’s ADRs by the Company

During the fiscal year ended December 31, 2019, the Company acquired a total number of 1,130,365 TGS’s ADRs, at an acquisition cost of U$S 8 million.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 5: (Continuation)

5.3.3.4 Vaca Muerta Project

During 2019, TGS successfully completed the assembly and pressurization works on the facilities of an important project at Vaca Muerta that involves a total investment of approximately U$S 260 million and will materially impact on the development of the Vaca Muerta natural gas reserves.

The project consisted in the construction of a gas collector pipeline that will allow to transport natural gas extracted by natural gas producers to the regulated transport systems operated by TGS and TGN and a gas conditioning plant in Tratayén city.

The Vaca Muerta system have two collector pipelines; the first of them with an extension of 115 kilometers, a 36" diameter and 35 MMm3/d transport capacity (the "Northern Trench") and the second one with an extension of 33 kilometers, 30" diameter and 25 MMm3/d transport capacity (the "South Trench"). The gas transported by these pipelines system will be treated in the new conditioning plant that TGS constructed in Tratayén city, Province of Neuquén with 5.0 MMm3/d of initial capacity.

For the development of this project, the implementation of long-term service agreements with different producers was essential to establish the terms and conditions for the provision of transportation and natural gas conditioning services in order to meet ENERGAS’ regulatory requirements to access to the regulated transport system. In this way, TGS becomes the First Midstreamer of Vaca Muerta.

Additionally, in February 2020, TGS approved an investment project with a 1-year execution estimated period and U$S 15 million estimated investment. The project will consist in the conditioning plant capacity increase by 2.6 MM3/d, the installation of a butane extraction unit and the construction of facilities for the storage and dispatch of liquids.

5.3.4 Investment in CITELEC

5.3.4.1 Employee Shareholding Program – Transba S.A.

In the year 1997, the Executive Branch of the Province of Buenos Aires awarded 100% of Transba’s Series “A”, “B” and “C” shares to Transener. Series “C” shares were awarded subject to the obligation to transfer them to the Employee Shareholding Program benefiting certain Transba employees, Transener holding 89.99% of Transba’s capital stock.

On June 28, 2019, Transener acquired all the shares under such program. Consequently, Transener holds 99.99% of Transba’s capital stock.

5.3.4.2 Repurchase of own Corporate Bonds - Transener

As of December 31, 2019 Transener’s Corporate Bonds Class 2 amounted to U$S 98.5 million, of which U$S 5 million and U$S 2 million have been acquired and by Transba S.A and Transener S.A., respectively.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 5: (Continuation)

5.3.5 Investment in CTB

5.3.5.1 Acquisition of CTEB

On May 29, 2019, the Company, after filing a joint offer, received a notification from IEASA whereby PISA, a subsidiary of the Company, through its subsidiary, PACOGEN, and YPF, were awarded National and International Public Tender No. 02/2019, launched pursuant to SGE Resolution No. 160/19, regarding the sale and transfer by IEASA of CTEB. The acquisition of CTEB also involves the assignment in favor of the awardee of the contractual capacity as trustor under the Enarsa-Barragán Financial Trust, the VRDs of which (excluding the VRDs to be acquired by the awardee) amount to U$S 229 million.

CTEB, which is located at the petrochemical complex of the town of Ensenada, Province of Buenos Aires, consists of two open-cycle gas turbines, and has a 567 MW installed capacity.

The awardee will have to obtain the commissioning of the closing of the combined cycle within a term of 30 months as from the Seventh Amendment to the Trust Agreement’s effective date, thus increasing the installed power capacity to 847 MW, with an estimated investment of U$S 200 million.

Both the open and the closed cycle have effective power purchase agreements with CAMMESA under Resolution No. 220/07 issued by the former SE: the first one, entered into on March 26, 2009 and terminating on April 27, 2022, as amended and modified from time to time, and the second one dated March 26, 2013 for a term of 10 years as from the commercial operation of the combined cycle.

On June 26, 2019, the acquisition by CTB, a company co-controlled by YPF and PACOGEN, of CTEB transferred by IEASA was completed. The acquisition’s relative price was U$S 282 million, an amount which includes the final (cash) amount offered in the Tender and the acquired VRDs’ purchase price, paid with a contribution of U$S 200 million received by CTB, settled in equal parts by its co-controlling companies, and with a loan received by CTB from a bank syndicate of U$S 170 million.

The Power Plant will be managed and operated by Pampa and YPF on a rotational basis over 4-year periods. Pampa will be responsible for managing CTEB’s operations until 2023. And YPF, through its subsidiary YPF Energía Eléctrica S.A., will supervise the necessary works for the closing of the combined cycle.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 5: (Continuation)

The following table details the consideration transferred and the fair value of the assets acquired and the liabilities assumed by CTB as of June 26, 2019:

in million $
Total consideration transferred (1)	(11,530)
Financial assets at fair value	704
Property, plant and equipment:	20,333
Inventories	329
VRDs	(9,836)
Fair value of net assets	11,530

(1)          Includes $ 9,835 million offered in the Tender, net of $ 580 million of a price adjustment in favor of CTB and $ 2,275 million for the purchase of the acquired VRDs.

The fair value of property, plant and equipment items and inventories was calculated considering mainly the depreciated replacement cost of the acquired goods. For this purpose, CTB was assisted by an independent specialist engaged by management.

The replacement cost approach was applied to measure buildings, equipment, installations and works in progress. The methodology applied to determine their fair value entailed:

  the calculation of replacement costs (mainly based on consultations with suppliers and the analysis of specialized publications and information), an estimate of residual values at the end of their useful life (based on the interest generated by the asset at the end of its useful life and the owner’s disposal policy), and the application of deductions for physical, functional and/or economic impairment, if applicable.

The methodology for the determination of the remaining useful life was focused on the analysis of aging, wear and loss of service capacity of the assets resulting from normal use in the activities where they operate.

Regarding the work in progress for the closing of the combined cycle, which will allow a 280 MW rated power capacity increase, an estimate of the work progress’ percentage and the depreciation of the installed equipment was made based on physical inspections and the information supplied by the contracts to complete civil and electromechanical works for the closing of the combined cycle.

Lastly, a comparative sales approach was used to measure lands and vehicles. For this purpose relevant market data was gathered, mainly sales prices of lands in surrounding areas and published sales prices for vehicles.

Additionally, CTB has calculated the weighted present value of future cash flows it expects to receive from the assets to confirm that its fair value does not exceed their recoverable value.

As a result of the described process, CTB has not recorded intangible assets associated with the business acquisition.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 5: (Continuation)

5.3.5.2 Financial Trust Agreement

As a result of CTEB’s award, certain amendments were made to the Enarsa-Barragán financial trust agreement entered into between Bice Fideicomisos S.A. (Nación Fideicomisos S.A.’ continuing company), acting as Trustee, and CTB, in its capacity as Trustor substituting IEASA (former ENARSA) (the “Trust Agreement” or the “Trust”).

Under the financial trust, on April 25, 2011, Series B VRDs with public offering for a face value of U$S 582,920,167 were issued. The trust’s underlying flow is made up of the collection rights resulting from the Power Purchase Agreements originally entered into between ENARSA and CAMMESA, where CTB substitutes ENARSA (currently IEASA) as counterparty.

Pursuant to the agreement currently in force, CAMMESA will deposit the amounts required by the Trustee in the trust account, which will be destined to the payment of the Trust’s expenses and taxes, the replenishment of expense, reserve and settlement reserve funds, and the payments of Series B VRDs pursuant to the payment schedule.

On June 26, 2019, CTB entered into a VRDs transfer agreement with IEASA whereby CTB acquired the outstanding Series B VRDs for a price of U$S 53.5 million (equivalent to 109,628,836 Series B VRDs with a face value of U$S 1 each), thus becoming the holder of such VDRs (the “Trustor’s VRDs”).

On August 22, 2019, the seventh amendment to the Trust Agreement was executed, which incorporated several modifications, including the following:

-

as regards the VRDs: i) the granting of a 24-month grace period (during which only interest will be payable); ii) the modification of the interest rate by the Libor rate plus 6.5%; iii) the determination of capital amortization repayments over a 60-month period (to derive constant debt services);

-	the obligation to complete the closing of the combined cycle within a term of 30 months, the breach of this obligation resulting in the acceleration of the VRDs;
-	the incorporation of additional collection rights regarding both the open and the closed-cycle power purchase agreements;
-

establishing that payments to the Trust should be transferred simultaneously, with the same payment priority and in the same kind than under the Syndicated Loan (and any other debt allowed under the Trust);

-

providing that upon the occurrence of a CAMMESA Event (pursuant to the definition of this term in the Trust Agreement): (i) CTB may request funds to meet the power plant’s operating expenses, and (ii) VRDs payments will be rescheduled in case funds received as collection rights are insufficient;

-	modifying the amount of the Reserve Fund (pursuant to the definition of this term in the Trust Agreement) to the amount equivalent to the estimate of the next two services under the VRDs.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 5: (Continuation)

In accordance with the commitment undertaken in the Trust Agreement, pursuant to a resolution dated October 24, 2019, the CNV authorized the cancellation of the Trustor’s VRDs, which was effected on October 29, 2019. Consequently, on October 31, 2019, the eighth amendment to the Trust Agreement was entered into in order to include the new payment schedule effective as from such cancellation.

As of the date of issuance of these Consolidated Financial Statements, IEASA holds VRDs with a face value of 473,291,331.

5.3.5.3 Syndicated loan

On June 25, 2019, in order to partially finance the obligations undertaken as a result of the award and execution of the works for the closing of the combined cycle at CTEB, Citibank, N.A., Banco de Galicia y Buenos Aires S.A.U., Banco Santander Río S.A., HSBC Bank Argentina S.A. and Industrial and Commercial Bank of China (Argentina) S.A., in their capacity as lenders (the “Lenders”), granted a syndicated loan to CTB in the amount of U$S 170 million maturing on June 26, 2022, with U$S 136 million accruing a fixed 10.25% interest rate and U$S 34 million accruing a variable LIBOR rate+6.25.

On June 25, 2019, the Company executed a share pledge agreement in favor of the Lenders. Additionally, on August 22, 2019, YPF and PACOGEN entered into an amendment to the pledge agreement to include VRD holders as beneficiaries.

CTB endorsed the insurance policy, which covers CTEB’s open cycle’s operating risk, so that secured creditors should be the recipients of any payment, compensation and/or damages under such policy.

Additionally, CTB and Citibank, N.A.’s Branch (incorporated in the Republic of Argentina), in its capacity as trustee and sole beneficiary of the lenders, executed a trust assignment security agreement, which includes the assignment of the collection rights assigned to the Trustor for up to 42% of the amount to be settled, which CTB is entitled to collect pursuant to the power purchase agreements, net of added-value tax.

Finally, in order to coordinate the execution of the rights shared by the VRD holders and the Lenders under the Share Pledge Agreement and the endorsement of the policy, on August 22, 2019 BICE Fideicomisos S.A., in its capacity as Trustee under the Enarsa-Barragán Trust, executed with the Lenders an inter-creditor agreement that includes certain commitments regarding the exercise of its rights associated with the distribution of funds collected as a result of the possible execution of the guarantees shared by the VRD holders and the Lenders, and their interests in the payments to be made under such guarantees.

5.3.5.4 Granted guarantees

YPF and Pampa jointly guarantee, at 50% each, the timely and proper performance of all payment obligations under i) the Financial Trust Agreement, and ii) the Syndicated Loan Agreement, in case the closing of the combined cycle’s commissioning is not achieved i) within 30 months as from the seventh amendment to the agreement’s effective date, and ii) by December 26, 2021, respectively.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 5: (Continuation)

5.3.6 Other interest in Associates

5.3.6.1 Interests in mixed companies in Venezuela:

Interests in Petroritupano S.A. (22%), Petrowayú S.A. (36%), Petroven-Bras S.A. (34.49%) and Petrokariña S.A. (34.49%), companies organized as a result of the migration of operating agreements regulating the exploitation in Venezuela of the Oritupano Leona, La Concepción, Acema and Mata areas, respectively, were incorporated with the purchase of PPSL’s capital stock.

Given that as of the date of the acquisition of PPSL, the authorizations regarding the change of indirect control by the Government of Venezuela were not obtained, and considering the fact that the contracts of mixed companies provide the mandatory transfer of the shares for these cases, the Company has determined market value for its investment as of the date of acquisition was zero, considering: i) the monetary and fiscal policies implemented by the Venezuelan government together with the significant drop in international oil prices since 2014 that have eroded the ability of the mixed companies to efficiently operate the producing fields that resulted in increasing losses and reduction of equity in those investments, and ii) that there is very unlikely to acquire these assets in a stand-alone transaction, as conversion contracts establish that the transfer of direct control of the shares without obtaining prior approval of Venezuelan Government, implies that such participation is considered finished and all of the shares shall be transferred without any consideration in exchange for those shares.

Pampa has not recognized any share in the additional losses from these investments as it has not incurred any legal or implicit obligations or made any payments in the name of these mixed companies as from the acquisition date.

Additionally, under the agreements migration process, in 2006 the Venezuelan Government recognized in favor of the participating Company an interest-free severable and transferable credit in the amount of U$S 88.5 million which may be used to pay acquisition bonds under any new mixed company projects for the development of oil exploration and production activities, or licenses for the development of gas exploration and production operations in Venezuela. Since no projects have been undertaken for its use, negotiations for its transfer to third parties have been unsuccessful, and there are no other foreseen application alternatives, the Company keeps this credit valued at zero.

The Company has submitted the requested technical, legal and financial information, as well as development plans and financing proposals, to the consideration of CVPSA’s (Corporación Venezolana de Petróleo S.A.) majority shareholder, without obtaining, at the date of issuance of these Consolidated Financial Statements, the authorizations regarding the change of indirect control. Furthermore, CVPSA has expressed that, in view of the time elapsed, the Company should begin a new process for the presentation of plans under the guidelines to be provided by the Ministry of People’s Power for Oil of the Bolivarian Republic of Venezuela, which have not been informed to the Company yet. Given these circumstances, the Company has expressed to the Venezuelan Government’s authorities that it is no longer interested in submitting investments and/or financing proposals in mixed companies and that it is willing to negotiate the transfer of its shares to CVPSA. As of the date of issuance of these Consolidated Financial Statements, the Company has not received notifications in this regard.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 5: (Continuation)

5.3.6.2 Investment in OCP

The Company has an equity interest in OCP, an oil pipeline in Ecuador that has a transportation capacity of 450,000 barrels/day.

On December 6, 2018, OCP entered into a settlement agreement with the Republic of Ecuador to terminate all claims and legal actions brought by the parties regarding discrepancies with the Ecuadorian Treasury. This agreement stipulated a total settlement amount of U$S 182 million, of which U$S 64 million were offseted with receivables from income tax withholdings made by OCP in the 2004-2005 and 2007-2014 periods and U$S 7 million with a payment previously made by OCP corresponding to the determination of the 2003 fiscal year, and the remaining U$S 111 million were paid in cash in two installments. After satisfactorily meeting the stipulated obligations, on December 21, 2018, the parties executed a settlement agreement letter. As a result of the agreement, OCP has recorded profits for U$S 387 million.

In this regard, the Company has resumed recognising its 11.42% interest in OCP’s profits, through PEB, after recording previously unrecognized losses related to OCP´s negative equity, and being the investment valued at zero by the Company as a consequence of not making any capital contributions or financial assistance commitments to OCP, therefore, it has recognised profits for the participation in OCP’s results in the amount U$S 35 million as of December 31, 2018.

On the other hand, on December 5, 2018, and before the execution of the agreement between OCP and the Ecuadorian Government detailed above, the Company, through its subsidiary PEB, executed an agreement with Agip Oleoducto de Crudos Pesados BV (“AGIP”) for the purchase of shares representing 4.49% OCP’s capital stock and of the financial credit that AGIP held with respect to the subordinated debt issued by OCP, in consideration of a base price equivalent to U$S 1 (one U.S. dollar).

On June 20, 2019, after meeting of all precedent conditions the transaction was subject to, including the notification received by OCP on March 19, 2019 regarding the authorization by the Ecuadorian Government on March 8, 2019, the transaction was closed and registered with the Shareholders’ Registry Book.

Pursuant to the agreement, in case the above-mentioned financial credit was collected by PEB before its maturity in 2021, PEB should reimburse AGIP 50% or 25% of the collected amount if collection occurs in 2019 or 2020, respectively.

Taking into consideration the timeliness of the agreement with AGIP, which was executed prior to the reversal of the above-mentioned situation, the closing of the transaction involved the recognition of a profit of U$S 25 million under IAS 28.

In order to estimate the 4.49% share in the fair value of identifiable assets and liabilities assumed in OCP, PEB has calculated the present value of future cash flows expected to be obtained through the collection of dividends considering the concession term that extends until 2023 and a discount rate of 15.3%.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 5: (Continuation)

The following table details the consideration transferred and the fair value of the assets acquired and the profit recorded by PEB as of June 20, 2019:

in million U$S
Acquisition cost (1)	(0.4)
Contingent consideration (2)	(0.1)
Total consideration	(0.5)
Share value of the interest in the fair value of associates’s identifiable assets and liabilities	9.0
Financial credit with OCP	14.2
Dividends to be received	2.5
Assets fair value	25.7
Profit (3)	25.2

(1)

Including expenses paid by PEB to the Ecuadorian Government (Ministry of the Environment) of U$S 0.1 million for the granting of the authorization to transfer the shares held by AGIP and other advisory expenses related to the transaction.

(2)	Contingent consideration calculated based on the estimated of the likelihood of collection of the financial credit with OCP prior to maturity.
(3)	Disclosed under “Share of profit (loss) from associates and joint ventures”

Furthermore, as of December 31, 2019, PEB recorded an impairment loss regarding the 11.42% interest in OCP (before the acquisition of the additional 4.49%) of U$S 6.7 million in connection with the present value of future cash flows expected to be obtained from such interest. Thus, the book value does not exceed the investment’s recoverable value.

5.4     OPERATIONS IN OIL AND GAS CONSORTIUMS

5.4.1 General considerations

The Company is jointly and severally liable with the other participants for meeting the contractual obligations under these arrangements.

The production areas in Argentina are operated pursuant to concession production agreements with free hydrocarbons availability.

According to Law No.17,319, royalties equivalent to 12% of the wellhead price of crude oil and natural gas are paid in Argentina. The wellhead price is calculated by deducting freight and other sales related expenses from the sale prices obtained from transactions with third parties. This rate may increase from 3% to 4% depending on the producing jurisdiction and market value of the product.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 5: (Continuation)

5.4.2 Oil and gas participation details

As of December 31, 2019, the Company and associates are part of the joint operations and consortia for the exploration and production of oil and gas as indicated below:

			Participation			Duration Up To
Name	Note	Location	Direct	Indirect	Operator

Argentine production
Río Neuquén		Río Negro and Neuquén	31.43% and 33.07%	-	YPF	2027/2051
Sierra Chata		Neuquén	45.55%	-	PAMPA	2053
El Mangrullo		Neuquén	100.00%	-	PAMPA	2053
La Tapera - Puesto Quiroga		Chubut	35.67%	-	Tecpetrol	2027
El Tordillo		Chubut	35.67%	-	Tecpetrol	2027
Aguaragüe		Salta	15.00%	-	Tecpetrol	2023/2027
Gobernador Ayala		Mendoza	22.51%	-	Pluspetrol	2036
Anticlinal Campamento		Neuquén	15.00%	-	Oilstone	2026
Estación Fernández Oro		Río Negro	15.00%	-	YPF	2026
Río Limay este (Ex Senillosa) (4)		Neuquén	85.00%	-	PAMPA	2040
Veta Escondida y Rincón de Aranda		Neuquén	55.00%	-	PAMPA	2027
Rincón del Mangrullo		Neuquén	50.00%	-	YPF	2052

Foreign (1)
Oritupano - Leona		Venezuela	-	22.00%	PDVSA	2025
Acema		Venezuela	-	34.49%	PDVSA	2025
La Concepción		Venezuela	-	36.00%	PDVSA	2025
Mata		Venezuela	-	34.49%	PDVSA	2025

Argentine exploration
Parva Negra Este (2)		Neuquén	42.50%	-	PAMPA	2019
Chirete (3)		Salta	50.00%	-	High Luck Group Limited	2019
Río Atuel		Mendoza	33.33%	-	Petrolera El Trebol	2020
Borde del Limay (4)		Neuquén	85.00%	-	PAMPA	2015
Los Vértices (4)		Neuquén	85.00%	-	PAMPA	2015
Las Tacanas Norte		Neuquén	90.00%	-	PAMPA	2023

(1)       Participation in mixed companies in Venezuela (see Note 5.3.6.1).

(2)       In the process of requesting appraisal.

(3)       In the process of requesting an exploration concession.

(4)       In the process of being transferred to GyP.

5.4.3 New concessions and changes in oil and gas participations

5.4.3.1 Parva Negra Area

The exploration license for Parva Negra Este, an area located in the Province of Neuquén granted under concession to GyP and operated by Pampa since April 2014 for a term of 4 years, expired in the month of April 2018. As the original agreement had stipulated the possibility to extend it for a year, GyP requested such extension in due time and manner.

Upon the expiration of the exploration license’s extension in the month of April 2019, on March 29, 2019 GyP requested that the block should be classified as an evaluation block for a 3-year period.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 5: (Continuation)

5.4.3.2 Las Tacanas Norte area

On January 4, 2019, with the publication in the BO of Executive Order No. 2315/18 passed by the Executive Branch of the Province of Neuquén, this exploratory agreement, effective for a term of 4 years, entered into force. Pampa is the operator of Las Tacanas Norte area with a 90% interest, and GyP is the permit holder with a 10% interest.

The block has a 120 km2 surface and is adjacent to El Mangrullo block, which is currently operated by the Company. The accepted offer consists of a perforation of up to 8 wells with the objective toward Vaca Muerta formation, and other exploratory studies.

5.4.3.3 Río Atuel

As a result of the delay in the approval of the drilling project filed on December 19, 2018, Petrolera el Trebol, the area operator, on June 19, 2019 requested, to the applicable authorities, for the suspension of the term of the second exploratory period in progress. On June 7, 2019, the approval of the drilling project was obtained. On June 19, 2019, the suspension of the second exploration period requested was established by the relevant authorities, determining December 7, 2019 as the new expiration date.

Subsequently, upon operator´s request, on November 11, 2019, the Hydrocarbons Department granted a 12-months term extension, effective as from December 18, 2019, for the third exploratory period. In this same administrative decision, the applicable authority accepted the 50% reversal of the area.

5.4.3.4 Chirete

After the discovery of oil in late 2018, on February 22, 2019 the applicable authorities granted a 12-months term extension, effective as from November 18, 2018, for the third exploratory period. Since the field discovered in this block turned out to be commercially exploitable, on April 26, 2019 an application was filed for the granting of a hydrocarbon exploitation concession over the “Los Blancos” block, with a 95-km2 surface, and on April 30, 2019 a three-year extension of the third exploratory period for the permit’s remaining area was requested. which had been extended for 12 months from November 18, 2018. As of the date of issuance of these Consolidated Financial Statements, the above mentioned granting of exploitation concession is in process.

5.4.3.5 Anticlinal Campamento

On December 1, 2010, YPF, owner of the exploitation concession over the block, organized on December 1, 2010, a Joint Venture for the drilling of 9 wells, in which the company has a 15% interest. On August 1, 2019, the concession over the “Anticlinal Campamento” block was transferred from YPF to Oilstone Energía S.A, including the transfer of operations and agreements thus remaining unchanged Pampa´s participation in the Anticlinal Campamento.

5.4.3.6 Sierra Chata

On December 27, 2019, through Decree 129/19, the province of Neuquén has approved the assignment of Total Austral´s participation to Mobil Argentina SA, resulting in a Mobil participation of 54.4477% in the area.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 5: (Continuation)

5.5 Exploratory well costs

The following table provides the year end balances and activity for exploratory well costs, during the years ended December 31, 2019, 2018 and 2017:

	12.31.2019	12.31.2018	12.31.2017

At the beginning of the year	727	452	486
Increases	1,527	308	226
Transferred to development	(682)	(6)	(216)
Loss of the year	(296)	(27)	(44)
Traslation differences	685	-	-
At the end of the year	1,961	727	452

Number of wells at the end of the year	9	7	7

5.6 Operations in Ecuador

As from 2006 the Ecuadorian government implemented far-reaching tax and regulatory reforms in connection with hydrocarbon activities, which involved material changes in the conditions set forth at the time of execution of participation agreements.

5.6.1 Amendatory Agreements and Law amending the Hydrocarbon Law

On October 31, 2008, EcuadorTLC, Teikoku Oil Ecuador and Petroecuador, among others, executed the Amendatory Agreements regulating the operation of Block 18 and Palo Azul while the parties negotiated the migration to a new contract modality.

As a result of the negotiation process mentioned above, the Company decided not to accept the final proposal received from the Ecuadorian government, as this is insufficient to migrate to Service Agreements in Block 18 and Palo Azul Unified Field. Consequently, through Resolution dated November 25, 2010 the Hydrocarbon Secretary notified EcuadorTLC the termination of the Participation Agreements and instructed Petroamazonas EP to undertake the operational transition process; the Ecuadorian government must compensate the terminated parties in an amount equivalent to unamortized investments adjusted by a variable rate and provides for a period of time for the Ecuadorian government and the terminated parties to work out the details of the termination payment.

After bringing several administrative and judicial proceedings, not having reached an agreement with the Ecuadorian government, EcuadorTLC, Cayman International Exploration Company and Teikoku Oil Ecuador, members of the joint operation, presented, on February 26, 2014 the request for arbitration against Ecuador and EP Petroecuador under the arbitration Rules of the United Nations Commission on International Trade Law.

On January 16, 2018 the Arbitration Court issued the Award, which determined a Settlement Value of U$S 176 million for EcuadorTLC based on its interest in the Block.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 5: (Continuation)

As regards the Arbitration, on March 19, 2018, the Republic of Ecuador and the Plaintiff Partners entered into an agreement (the “Agreement”) whereunder the Plaintiff Partners will not seek the collection of the Award in consideration of the award of consequential damages, which for EcuadorTLC consist of: (i) the release from tax and labor claims in dispute in the amount of U$S 132 million, and (ii) the additional collection of U$S 54 million in three installments payable in the months of March, April and May. Additionally, the parties agreed that EcuadorTLC would be the sole beneficiary of the collection of the amount of U$S 9 million corresponding to an obligation undertaken by Petromanabí (a member of the Block 18 Consortium but not a plaintiff). This receivable has not been recognized in view of its contingent nature.

Furthermore, the Republic of Ecuador has declared and recognized in the Agreement: (i) that the Agreement is fully valid and binding on the Republic of Ecuador, (ii) that any payment default by the Republic of Ecuador under the Agreement will enable the Plaintiff Partners to fully enforce the Final Award, and (iii) there are no other obligations pending performance regarding the operation and exploitation of Block 18 by the Plaintiff Partners.

As a result of the Agreement, the Company has disclosed net profits for U$S 40 million ($ 1,116 million) as of December 31, 2018, made up of: i) profits of U$S 133 million as consequential damages after writing off the receivable of U$S 53 million to be recovered from the Ecuadorian Government pursuant to the Amending Agreements, and ii) a U$S 93 million loss associated with the agreement to the terms of the tax claims assigned to EcuadorTLC in accordance with the Agreement.

As of May 3, 2018, EcuadorTLC has collected the three installments and has waived (without this implying an admission of facts or rights) the proceedings brought in the Ecuadorian Internal Revenue System Claims, and the Ecuadorian Government has made the withholding to cancel all tax debts. On September 20, 2019, through an official letter issued by the Ministry of Labor, EcuadorTLC was notified of the payment on employee participation profits from 2002 to 2010, to the former consortium workers.

5.6.2 Crude Oil Transportation Agreement with OCP

The Company holds a contract with OCP, whereby it assumed a commitment to an oil transport capacity of 80,000 barrels/day for a term of 15 years counted as from November 10, 2003.

The transport contract is a “Ship or Pay” contract, so the Company must meet its contractual obligations for the total volume agreed upon, regardless of the real volume transported, and has to pay, the same as the other producers, a rate that covers the operating costs and financial services of OCP, among others.

EcuadorTLC had the right to sell the transport capacity in the heavy crude oil pipeline (OCP) to mitigate the negative impact of its non-use. On December 31, 2008, the Company entered into a contract with Petroecuador whereby the Ecuadorian State assumed a commitment to charge, effective January 1, 2009, the available crude owned by it and transported through the heavy crude oil pipeline to the oil transport capacity hired by the Company, up to a maximum volume of 70,000 barrels/day. In addition, the Company sold transport capacity of approximately 8,000 barrels/day of oil for the period from July 2004 to January 2012. As a result of the contract non-compliance by the buyers, the Company is making the pertinent claims to Petroecuador. To such effect, a mediation proceeding has been brought before the Center for Mediation of the Attorney General’s Office of the Government of Ecuador sitting in the City of Quito.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 5: (Continuation)

In January 2018, EcuadorTLC assigned to the subsidiary Energía Operaciones ENOPSA S.A. (“ENOPSA”) a transportation capacity of 10,000 barrels/day, and ENOPSA declared the Equity Expropriation Event, whereby, under certain circumstances stipulated in the agreement, the Company, in its capacity as guarantor, will bear the payments for the capital charges associated with the assigned transportation capacity.

The agreement terminated on November 10, 2018 and, therefore collaterals held to ensure compliance with related financial commitments were gradually released as those commitments become extinguished.

5.6.3 Investment in OCP - Ecuador

The Company has a 15.91% equity interest in OCP, an oil pipeline in Ecuador that has a transportation capacity of 450,000 barrels/day.  See detail in Note 5.3.6.2.

NOTE 6: RISKS

6.1 Critical accounting estimates and judgments

The preparation of financial statements requires the Company’s Management to make future estimates and assessments, to apply critical judgment and to establish assumptions affecting the application of accounting policies and the amounts of disclosed assets and liabilities, income and expenses.

The applied estimates and accounting judgments are evaluated on a continuous basis and are based on past experiences and other reasonable factors under the existing circumstances. Actual future results might differ from the estimates and evaluations made at the date of preparation of these Consolidated Financial Statements. The estimates which have a significant risk of producing adjustments on the amounts of the assets and liabilities during the following year are detailed below:

6.1.1 Impairment of non-financial long-lived assets

Non-financial long-lived assets, including identifiable intangible assets and right-of-use assets, are reviewed for impairment at the lowest level for which there are separately identifiable cash flows (CGU). For this purpose, each assets group with independent cash flows, each subsidiary, associate and each jointly controlled company has been considered a single CGU, as all of their assets jointly contribute to the generation of cash inflows, which are derived from a single service or product; thus cash inflows cannot be attributed to individual assets.

In order to evaluate if there is evidence that a CGU could be affected, both external and internal sources of information are analyzed.  Specific facts and circumstances are considered, which generally include the discount rate used in the estimates of the future cash flows of each CGU and the business condition as regards economic and market factors, such as the cost of raw materials, oil and gas, international petrochemical product’s price, the regulatory framework for the energy industry (mainly expected price recognition and compensation costs methodology), the projected capital investments and the evolution of the energy demand.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 6: (Continuation)

The value in use of each CGU is estimated on the basis of the present value of future net cash flows expected to be derived on the UGE. Management uses approved budgets up to one year as the base for cash flow projections that are later extrapolated into a term consistent with the assets’ remaining useful life, taking into consideration the appropriate discount rates. The discount rates used to discount future net cash flows is the WACC, for each asset or CGU a specific WACC was determined which considered the business segment and the country conditions where the operations are performed. In order to calculate the fair value less the costs of disposal, the Company Management uses the estimated value of the future cash flows that a market participant could generate from the appropriate CGU, less the necessary costs to carry out the sale of the corresponding CGU.

The Company Management is required to make judgments at the moment of the future cash flow estimation. The actual cash flows and the values may differ significantly from the expected future cash flows and the related values obtained through discount techniques.

6.1.2 Current and deferred Income tax / Minimum notional income tax

The Company’s Management periodically evaluates tax treatments affecting the determination of taxable profit regarding uncertain tax treatment under tax law considering the acceptability of a particular tax treatment by the relevant taxation authority, and, if applicable, recognizes tax provisions to reflect the effect of the uncertainty for each tax treatment based on the amount estimated to be paid to the tax authorities.

If the final tax resolution regarding uncertain tax treatments differs from recognized figures, such differences will have an effect on income tax and deferred income tax at the year of such determination.

Deferred tax assets are reviewed at each reporting date and reduced in accordance with the probability that the sufficient taxable base will be available to allow for the total or partial recovery of these assets. In assessing the recoverability of deferred tax assets, Management considers if it is likely that a portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets depends on the generation of future taxable income in the periods in which these temporary differences become deductible. To make this assessment, Management takes into consideration the scheduled reversal of deferred tax liabilities, the projections of future taxable income and tax planning strategies.

The generation of future taxable profits may differ from those estimated affecting the deductibility of deferred tax assets.

6.1.3 Provision for contingencies

The Company is subject to various claims, lawsuits and other legal proceedings that arise during the ordinary course of its business. The Company’s liabilities with respect to such claims, lawsuits and other legal proceedings cannot be estimated with certainty. Periodically, the Company reviews the status of each contingency and assesses potential financial liability, applying the criteria indicated in Note 4.22, for which elaborates the estimates mainly with the assistance of legal advisors, based on information available to the Management at Consolidated Financial Statements date, and taking into account our litigation and resolution/settlement strategies.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 6: (Continuation)

Contingencies include outstanding lawsuits or claims for possible damages to third parties in the ordinary course of the Company’s business, as well as third party claims arising from disputes concerning the interpretation of legislation.

The Company evaluates whether there would be additional expenses directly associated with the ultimate resolution of each contingency, which will be included in the provision if they may be reasonably estimated.

The final resolutions of the litigation could differ from Management's estimates, generating current provisions to be inadequate, which could have a material adverse effect on the statement of financial position, comprehensive income, changes in equity and cash flows.

6.1.4 Asset retirement obligations

Asset retirement obligations in oil and gas areas after completion of operations require the Company’s Management to estimate the number of wells, long-term well abandonment costs and the time remaining until abandonment.

In the same way, the obligations related to the decommissioning of wind turbines in wind farms require the Company’s Management to estimate long-term dismantling costs and the time remaining until the dismantling.

Technology, costs and political, environmental and safety considerations constantly change and may result in differences between actual future costs and estimates.

Asset retirement obligations’ estimates are adjusted at least once a year or more frequently if there are changes in the assumptions considered in the assessment.

6.1.5 Impairment of financial assets

The Group is exposed to losses for uncollectible receivables. The Company Management estimates the final collectability of the accounts receivable.

The accounting of expected credit losses for trade receivables and other receivables with similar risk characteristics is based on the Company's best estimate of the default risk and the calculation of the expected credit losses rates, based on historical information of the behavior of the Company's clients, current market conditions and forward-looking estimates at the end of each reporting period.

In order to estimate collections related to the generation segment the Company mainly considers the ability of CAMMESA to meet its payment obligations to generators, and the resolutions issued by SGE, which allow the Company to collect its credits with CAMMESA through different mechanisms.

Future adjustments to the allowance may be necessary if future economic conditions differ substantially from the assumptions used in the assessment for each year.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 6: (Continuation)

6.1.6 Actuarial assumptions in defined benefit plans

Commitments with defined benefit plans to employees are recognized as liabilities in the statement of financial position based on actuarial estimates revised annually by an independent actuary, using the projected unit credit method.

The present value of defined benefit pension plan depends on multiple factors that are determined according to actuarial estimates, net of the fair value of the plan assets, when applicable. For this purpose, certain assumptions are used including the discount rate and wage growth rate assumptions.

6.1.7 ENRE Penalties and discounts

Edenor considers its applicable accounting policy for the recognition of ENRE penalties and discounts critical because it depends on penalizable events, which are valued on the basis of Edenor’s management best estimate of the expenditure required to settle the present obligation at the date of these Consolidated Financial Statements. The balances of ENRE penalties and discounts are adjusted in accordance with the regulatory framework applicable thereto and have been estimated based on the description made in Note 2.3.

6.1.8 Revenue recognition

In the distribution of energy business segment, revenue is recognized on an accrual basis upon delivery to customers, which includes the estimated amount of unbilled distribution of electricity at the end of each year. We consider our accounting policy for the recognition of estimated revenue critical because it depends on the amount of electricity effectively delivered to customers which is valued on the basis of applicable tariffs. Unbilled revenue is classified as current trade receivables.

In the oil and gas business segment, the fair value of the consideration receivable corresponding to revenues from gas sales to Distributors is recognized based on the volume of gas delivered and the price established by the SE (in accordance with applicable resolutions).

6.1.9 Oil and gas reserves

Reserves include oil and gas volumes (in m3 of oil equivalent) that are economically producible, in the areas where the Company operates or has a (direct or indirect) interest and over which the Company has exploitation rights, including oil and gas volumes related to those service agreements under which the Company has no ownership rights on the reserves or the hydrocarbons obtained and those estimated to be produced for the contracting company under service contracts.

There are numerous uncertainties in estimating proved reserves and future production profiles, development costs and prices, including several factors beyond the producer’s control. Reserve engineering is a subjective process of estimating underground accumulations involving a certain degree of uncertainty. Reserves estimates depend on the quality of the available engineering and geological data as of the estimation date and on the interpretation and judgment thereof.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 6: (Continuation)

Periodic revisions and adjustments to the estimated oil and gas reserves and related future net cash flows may be necessary as a result of changes in a number of factors, including reservoir performance, new drilling, oil and gas prices, cost, technological advances, new geological or geophysical data, and other economic factors or at least once a year.

The Company’s estimates of oil and gas reserves have been developed by the Company’s internal specialists, specifically petroleum engineers, and audited by independent specialists engaged by Company.

The Company uses the information obtained from the calculation of reserves in the determination of depreciation of properties, plant and equipment used in oil and gas areas, as well as assessing the recoverability of these assets and including, when applicable, goodwill allocated to oil and gas segment (see Notes 4.6 to 4.9).

6.1.10 Environmental remediation

The costs incurred to limit, neutralize or prevent environmental pollution are only capitalized if at least one of the following conditions is met: (a) such costs relate to improvements in safety; (b) the risk of environmental pollution is prevented or limited; or (c) the costs are incurred to prepare the assets for sale and the book value (which considers those costs) of such assets does not exceed their respective recoverable value.

Liabilities related to future remediation costs are recorded when, on the basis of environmental assessments, such liabilities are probable to materialize, and costs can be reasonably estimated. The actual recognition and amount of these provisions are generally based on the Company’s commitment to an action plan, such as an approved remediation plan or the sale or disposal of an asset. The provision is recognized on the basis that a future remediation commitment will be required.

The Company measures liabilities based on its best estimation of present value of future costs, using currently available technology and applying current environmental laws and regulations as well as the Company’s own internal environmental policies.

6.1.11 Business Combinations

The acquisition method involves the measurement at fair value of the identifiable assets acquired and the liabilities assumed in the business combination at the acquisition date.

For the purpose to determine the fair value of identifiable assets, the Company uses the valuation approach considered the most representative for each asset. These include: i) the income approach, through indirect cash flows (net present value of expected future cash flows) or through the multi-period excess earnings method, ii) the cost approach (replacement value of the good adjusted for loss due to physical deterioration, functional and economic obsolescence) and iii) the market approach through comparable transactions method.

Likewise, in order to determine the fair value of liabilities assumed, the Company’s Management considers the probability of cash outflows that will be required for each contingency, and elaborates the estimates with assistance of legal advisors, based on the information available and taking into account the strategy of litigation and resolution / liquidation.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 6: (Continuation)

Management critical judgment is required in selecting the approach to be used and estimating future cash flows. Actual cash flows and values may differ significantly from the expected future cash flows and related values obtained through the mentioned valuation techniques.

6.2 Financial risk management

6.2.1 Financial Risk Factors

The Company’s activities are subject to several financial risks: market risk (including the exchange rate risk, the interest rate risk and the price risk), credit risk and liquidity risk.

Financial risk management is encompassed within the Company’s global policies, there is an integrated risk management methodology, where the focus is not placed on the individual risks of the business units’ operations, but there is rather a wider perspective focused on monitoring risks affecting the whole portfolio. The Company’s risk management strategy seeks to achieve a balance between profitability targets and risk exposure levels. Financial risks are those derived from financial instruments the Company is exposed to during or at the closing of each fiscal year. The Company uses derivative instruments to hedge certain risks when it deems it necessary according to its risk management internal policies.

Financial risk management is controlled by the Financial Department, which identifies, evaluates and covers financial risks. Risk management systems and policies are reviewed on a regular basis to reflect changes in market conditions and the Company’s activities, and have been applied consistently during the periods comprised in these Consolidated Financial Statements. This section includes a description of the main risks and uncertainties which may adversely affect the Company’s strategy, performance, operational results and financial position.

6.2.1.1 Market risks

6.2.1.1.1 Foreign exchange risk

The Company’s results of operations and financial position are exposed to changes in the exchange rate between the Company’s functional currency, which is the U.S. dollar and other currencies, primarily with respect to the Argentine peso (which is the legal currency in Argentina). In some cases, the Company may use derivative financial instruments to mitigate the associated exchange rate risk.

Taking into consideration that the Company, (excluding the Distribution segment’s balances), has a net asset position in Argentine pesos, as of December 31, 2019 the Company recorded net foreign exchange losses in the amount of $ 262 million. The Company estimates that provided all other variables remain constant, a 10% revaluation/(devaluation) of U.S. dollar as compared to the Argentine peso would generate in absolute values a (decrease)/increase of $ 630 million in the 2019 fiscal year’s income/(loss), before income tax.

In the Distribution segment, the subsidiary Edenor collects revenues in pesos pursuant to regulated tariffs which are not indexed to the U.S. dollar, whereas a significant portion of its existing financial debt is denominated in U.S. dollar, which exposes Edenor to a risk of loss resulting from a devaluation of the Argentine peso. Edenor can manage this risk through the execution of forward contracts denominated in foreign currency.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 6: (Continuation)

As of the year ended December 31, 2019, Edenor has not hedged its exposure to the U.S. dollar. Edenor does not currently hedge its exposure to currency risk. Therefore, any devaluation of the peso could significantly increase its debt service burden, which, in turn, could have a substantial adverse effect on its financial and cash position (including its ability to repay its Corporate Notes) and the results of its operations. During 2019, U.S. dollar currency appreciated by approximately 58,9% against the Argentine peso, from $ 37.70 in December 2018 to $ 59.89 in December 2019 and as of December 31, 2019 Edenor recorded net foreign exchange losses in the amount of $ 4,430 million. Edenor estimates that provided all other variables remain constant, a 10% revaluation/(devaluation) of U.S. dollar as compared to the Argentine peso would generate in absolute values an increase/(decrease) of  $ 1,237 million in the 2019 fiscal year’s income/(loss), before income tax.

The Group´s exposure to other foreign currency movements is not material.

6.2.1.1.2 Price risk

The Company’s financial instruments are not significantly exposed to hydrocarbon international price risks on account of the current regulatory, economic, governmental and other policies in force, gas domestic prices are not directly affected in the short-term due to variations in the international market.

Additionally, the Company’s investments in financial assets classified as “at fair value through profit or loss” are sensitive to the risk of changes in the market prices resulting from uncertainties as to the future value of such financial assets.

The Company estimates that provided all other variables remain constant, a 10% revaluation/(devaluation) of each market price would generate the following increase/(decrease) in the 2019 fiscal year’s income/(loss), before income tax in relation to financial assets at fair value through profit and loss detailed in Note 12.2 to these Consolidated Financial Statements:

	Increase of the result for the year
Financial assets	12.31.2019	12.31.2018
Shares	115	47
Government securities	678	1,123
Investment funds	1,461	400
Variation of the result of the year	2,254	1,570

6.2.1.1.3 Cash flow and fair value interest rate risk

The management of the interest rate risk seeks to reduce financial costs and limit the Company’s exposure to interest rate increases.

Indebtedness at variable rates exposes the Company to the interest rate risk on its cash flows due to the possible volatility they may experience. Indebtedness at fixed rates exposes the Company to the interest rate risk on the fair value of its liabilities, since they may be considerably higher than variable rates.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 6: (Continuation)

As of December 31, 2019, on consolidated basis net of Corporate Bonds’ repurchase, only approximately 4% of the indebtedness was subject to variable interest rates. Most of the Company’s indebtedness subject to variable interest rates is denominated in U.S. dollar, based on Libor rate plus an applicable margin and a small portion is denominated in pesos accruing interest based on the private Badlar rate.

The Company seeks to mitigate its interest-rate risk exposure through the analysis and evaluation of: (i) the different liquidity sources available in the financial and capital market, both domestic and (if available) international; (ii) interest rates alternatives (fixed or variable), currencies and terms available for companies in a similar sector, industry and risk than the Company; (iii) the availability, access and cost of interest-rate hedge agreements. On doing this, the Company evaluates the impact on profits or losses resulting from each strategy over the obligations representing the main interest-bearing positions.

In the case of fixed rates and in view of the market’s current conditions, the Company considers that the risk of a significant decrease in interest rates is low and, therefore, does not foresee a substantial risk in its indebtedness at fixed rates.

As of the date of issuance of these Consolidated Financial Statements, the Company is not exposed to a significant risk of variable interest rate increases since most of the financial debt is subject to fixed rate.

The following chart shows the breakdown of the Company’s borrowings classified by interest rate and the currency in which they are denominated:

	12.31.2019	12.31.2018
Fixed interest rate:
Argentinian pesos	8,589	550
U.S dollar	101,036	70,149
Subtotal loans granted at a fixed interest rate	109,625	70,699

Floating interest rates:
Argentinian pesos	575	4,074
U.S dollar	3,827	4,950
Subtotal loans granted at a floating interest rate	4,402	9,024

Non interest accrued
U.S dollar	995	1,165
Argentinian pesos	1,581	1,202
Subtotal no interest accrued	2,576	2,367
Total borrowings	116,603	82,090

Based on the conducted simulations, and provided all other variables remain constant, a 10% increase/decrease in variable interest rates would generate the following (decrease)/increase in the 2019 fiscal year's year’s income/(loss), before income tax, of $ 56 million.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 6: (Continuation)

6.2.1.2 Credit risk

The Company establishes individual credit limits according to the limits defined by the Board of Directors and approved by the Financial Department based on internal or external ratings. The Company makes constant credit assessments on its customers’ financial capacity, which minimizes the potential risk for bad debt losses.

The credit risk represents the exposure to possible losses resulting from the breach by commercial or financial counterparties of their obligations taken on with the Company. This risk stems mainly from economic and financial factors or a possible counterparty default.

The credit risk is associated with the Company’s commercial activity through customer trade receivables, as well as available funds and deposits in banking and financial institutions.

The Company, in its ordinary course of business and in accordance with its credit policies, grants credits to a large customer base, mainly large sectors of the industry, including petrochemical companies, natural gas distributors and electricity large users.

As of December 31, 2019, the Company’s trade receivables, excluding Edenor, totaled $ 17,862 million, out of which 97% are short-term receivables and the remaining 3% are classified as non-current. With the exception of CAMMESA, which represents approximately 56% of such trade receivables, the Company does not have a significant credit risk concentration, as this exposure is distributed among a large number of customers and other counterparties.

The impossibility by CAMMESA to pay these receivables may have a substantially adverse effect on cash income and, consequently, on the result of operations and financial situation which, in turn, may adversely affect the Company’s repayment capacity.

The credit risk of liquid funds and other financial investments is limited since the counterparties are high credit quality banking institutions. If there are no independent risk ratings, the risk control area evaluates the customer’s creditworthiness, based on past experiences and other factors.

As of December 31, 2019, Edenor’s trade receivables totaled $ 12,209 million. No single customer accounted for more than 10% of sales. The collectibility of trade receivables balances related to the Framework Agreement, which amount to $ 9 million, is subject to such agreement’s being in force and the compliance with it terms.

Edenor’s allowance for impairment of receivables is assessed based on the delinquent balance, which comprises all such debt arising from the bills for electricity consumption of small-demand (T1), medium-demand (T2), and large-demand (T3) customers that remain unpaid 7 working days after their first due dates. Edenor’s Management records an allowance applying to the delinquent balances of each customer category an uncollectibility rate that is determined according to each customer category based on the historical comparison of collections made. Additionally, the amounts related to the Framework Agreement are not considered within delinquent balances.

Additionally, and faced with temporary and/or exceptional situations, Edenor’s Management may redefine the amount of the allowance, specifying and supporting the criteria used in all the cases.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 6: (Continuation)

One of the significant items of Edenor’s delinquent balances is that related to the receivable amounts with Municipalities, in respect of which Edenor either applies different offsetting mechanisms against municipal taxes it collects on behalf of the municipalities, or implements debt refinancing plans, with the aim of reducing them.

The inability to collect the accounts receivable in the future could have an adverse effect on Edenor’s results of operations and its financial position, which, in turn, could have an adverse effect on Edenor’s ability to repay loans, including payment of the Corporate Notes.

The Company applies the simplified approach of IFRS 9 to measure the expected credit losses trade receivables and other receivables in accordance with the policy described in Note 4.10.4.

The expected credit loss on trade receivables and financial assets as of December 31, 2019 and 2018 amounts to $ 3,601 million and $ 1,514 million, respectively (Note 12.3) and was determined based on credit loss rates calculated for days past due detailed below:

12.31.2019	Undue	30 days	60 days	90 days	120 days	150 days	180 days	+ 180 days
Generation	0.10%	0.35%	1.99%	2.95%	4.03%	5.59%	9.79%	16.13%
Oil and Gas	0.53%	1.49%	9.45%	18.03%	18.50%	18.81%	18.90%	18.92%
Distribution of energy	3.00%	3.00%	8.00%	18.00%	20.00%	45.00%	72.00%	72.00%
Petrochemicals	0.39%	0.73%	6.88%	16.66%	25.32%	29.59%	30.97%	43.05%
Holding	1.85%	2.81%	6.84%	17.15%	26.77%	43.21%	49.89%	65.29%

12.31.2018	Undue	30 days	60 days	90 days	120 days	150 days	180 days	+ 180 days
Generation	0.04%	0.09%	2.62%	3.39%	9.37%	13.56%	19.82%	28.88%
Oil and Gas	2.20%	4.42%	11%	20.42%	42.85%	47.32%	49.20%	56.32%
Distribution of energy	8.00%	8.00%	12.00%	19.00%	26.00%	59.00%	69.00%	69.00%
Petrochemicals	0.03%	0.08%	1.41%	4.98%	11.52%	20.36%	24.91%	25.24%
Holding	0.96%	1.25%	2.03%	2.85%	19.86%	26.41%	32.95%	32.97%

In 2017 fiscal year, the calculation of the loss allowance for trade receivables and other receivables was assessed based on the incurred loss model, and considered the existence of objective evidence of default for the recognition of losses in the statement of comprehensive income. The expected credit loss as of January 1, 2018 (IFRS 9 amended adoption date) was determined based on credit loss rates calculated for days past due detailed below:

Rates	Undue	30 days	60 days	90 days	120 days	150 days	180 days	+180 days
Distribution of energy	8.00%	8.00%	12.00%	19.00%	26.00%	59.00%	69.00%	69.00%
Rest of business segments	0.32%	0.93%	8.11%	19.61%	35.69%	45.63%	59.00%	63.01%

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 6: (Continuation)

The loss allowance for financial assets and other receivables adjustment as of January 1, 2018 for the application of the expected credit losses methodology to the loss allowance as of December 31, 2017, is detailed as follows:

	Financial assets	Other receivables
Loss allowance under IAS 39 as of 12.31.2017	822	256
Adjustment to the opening balance of retained earnings	153	(39)
Loss allowance calculated under IFRS 9 as of 01.01.2018	975	217

The detailed adjustments to the opening balance in equity as a result of the application of IFRS 9, are disclosed net of tax effect for a total amount of $ 80 million, with counterpart in retained earnings of $ 55 million and in non-controlling interest of $ 25 million.

Finally, although cash, cash equivalents and financial assets are also subject to the impairment requirements of IFRS 9, the identified impairment loss is immaterial.

Loss allowance evolution as of December 31, 2019, 2018 and 2017, is detailed in Note 12.3.

The Company’s maximum exposure to credit risk is based on the book value of each financial asset in the Consolidated Financial Statements. On the basis of the change in an assumption, while holding all other assumptions constant, a 5% increase/(decrease) in the estimated trade receivables’ uncollectibility rate would result in $ 90 million (decrease)/increase in 2019 fiscal year’s results, before income tax.

6.2.1.3 Liquidity risk

The liquidity risk is associated with the Company’s capacity to finance its commitments and conduct its business plans with stable financial sources, as well as with the indebtedness level and the financial debt maturities profile. The cash flow projection is made by the Financial Department.

The Company Management supervises updated projections on liquidity requirements to guarantee the sufficiency of cash and liquid financial instruments to meet operating and financing needs of the Company while keeping at all times a sufficient margin for unused credit facilities. In this way, the aim is that the Company does not breach indebtedness levels or the Covenants, if applicable, of any credit facility. Those projections take into consideration the Company’s debt financing plans, the meeting of the covenants and, if applicable, the external regulatory or legal requirements such as, for example, restrictions on the use of foreign currency. Additionally, the Financial Department regularly monitors the available credit for the Company, both in local and international, capital market as well as banking sector.

Excess cash and balances above working capital management requirements are managed by the Company’s Treasury Department, which invests them in marketable securities, term deposits and mutual funds, selecting instruments having proper currencies and maturities, and an adequate credit quality and liquidity to provide a sufficient margin as determined in the previously mentioned projections.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 6: (Continuation)

The Company keeps its sources of financing diversified between banks and the capital market, and it is exposed to the refinancing risk at maturity.

It is worth to highlight that restrictions, both current and future new restrictions that could be imposed, affecting the access to the single and free‑floating foreign exchange markets ingle market and free of change by companies could affect the Company's ability to pay debt’s capital and interest and additional transfers of funds abroad (including payments related to Corporate Bonds) or could otherwise affect the Company’s business and results of operations.

The determination of the Company’s liquidity index for fiscal years ended December 31, 2019 and 2018 is detailed below:

	12.31.2019	12.31.2018

Current assets	81,559	57,361
Current liabilities	51,112	44,606

Index	1.60	1.29

The following table includes an analysis of the Company financial liabilities, grouped according to their maturity dates and considering the period remaining until their contractual maturity date from the date of the Consolidated Financial Statements. Derivative financial liabilities are included in the analysis if their contractual maturities are essential for the understanding of the cash flow calendar. The amounts shown in the table are the contractual undiscounted cash flows.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

As of December 31, 2019	Trade and other payables (1)	Borrowings	Total
Less than three months	6	5,664	4,223
Three months to one year	27,182	12,900	39,189
One to two years	659	17,232	9,789
Two to five years	4,222	58,144	37,856
More than five years	539	73,823	37,383
Total	32,608	167,763	128,440

As of December 31, 2018	Trade and other payables	Borrowings	Total
Less than three months	12,412	4,217	16,629
Three months to one year	20,072	12,007	32,079
One to two years	334	9,130	9,464
Two to five years	100	33,634	33,734
More than five years	-	36,844	36,844
Total	32,918	95,832	128,750

(1) Includes Lease Liabilities (see Note 18.1.2)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 6: (Continuation)

6.3 Capital risk management

The aims of managing capital are safeguard its capacity to continue operating as an on-going business with the purpose of generating return for its shareholders and benefits to other stakeholders, and keeping an optimal capital structure to reduce the cost of capital.

To keep or adjust its capital structure, the Company may adjust the amount of the dividends paid to its shareholders, reimburse capital to its shareholders, issue new shares, conduct stock repurchase programs or sell assets to reduce its debt.

In line with industry practices, the Company monitors its capital based on the leverage ratio. This ratio is calculated by dividing the net debt by the total capital. The net debt equals the total indebtedness (including current and non-current indebtedness) minus cash and cash equivalents and current financial assets at fair value through profit and loss. The total capital corresponds to the shareholders’ equity as shown in the statement of financial position, plus the net debt.

Financial leverage ratios as at December 31, 2019 and 2018 were as follows:

	12.31.2019	12.31.2018
Total borrowings	116,603	82,090
Less: cash and cash equivalents, and financial assets at fair value through profit and loss	(35,363)	(24,370)
Net debt	81,240	57,720
Total capital attributable to owners	196,105	109,243
Leverage ratio	41.43%	52.84%

6.4 Regulatory risk factors

Pursuant to caption C of Section 37 of the Edenor’s Concession Agreement, the Grantor of the Concession may, without prejudice to other rights to which he is entitled thereunder, foreclose on the collateral granted by Edenor when the cumulative value of the penalties imposed to Edenor in the previous one-year period exceeds 20% of its annual billing, net of taxes and rates.

Edenor’s Management evaluates the development of this indicator on an annual basis. As of the date of issuance of these Consolidated Financial Statements, there are no events of non-compliance by Edenor that could lead to that situation.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of $ – unless otherwise stated)

NOTE 7: SEGMENT INFORMATION

The Company is a fully integrated power company in Argentina, which participates in the electricity and oil and gas value chains.

Through its own activities, subsidiaries and share holdings in joint ventures, and based on the business nature, customer portfolio and risks involved, we were able to identify the following business segments:

Electricity Generation, consisting of the Company’s direct and indirect interests in CPB, HINISA, HIDISA, Greenwind, Enecor, TMB, TJSM, CTB and through its own electricity generation activities through thermal plants Güemes, Piquirenda, Loma de la Lata, Genelba and Ecoenergía, Pilar, I. White, the Pichi Picún Leufú hydroelectric complex and Pampa Energía I and II wind farms.

Electricity Distribution, consisting of the Company’s direct interest in Edenor.

Oil and Gas, consisting of the Company’s own interests in oil and gas areas and through its direct interest in PACOSA and Oldelval and indirectly interest in OCP. As of December 31, 2018 and 2017, the Company has classified the results corresponding to the divestment mentioned in Note 5.2.1 as discontinued operations.

Petrochemicals, comprising of the Company’s own styrenics operations and the catalytic reformer plant operations conducted in Argentine plants.

Holding and Other Business, principally consisting of financial investment transactions, holding activities, and interests in joint businesses CITELEC and CIESA and their respective subsidiaries, which hold the concession over the high voltage electricity transmission nationwide and over gas transportation in the South of the country, respectively. As of December 31, 2018 and 2017, includes the results corresponding to the divestment mentioned in Note 5.2.2 as discontinued operations.

The Company manages its operating segment based on its individual net results in U.S. dollars.

The information as of December 31, 2018 and 2017 disclosed below for comparative purposes arises from the Consolidated Financial Statements denominated in pesos expressed in terms of the measuring unit current as of December 31, 2018 in accordance with IAS 29 - “Financial Reporting in Hyperinflationary Economies”, and was translated into U.S. dollars using the exchange rate as of that date.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 7: (Continuation)

	in millions of u$s							in million of pesos
Consolidated profit and loss information for the year ended December 31, 2019	Generation	Distribution of energy	Oil and gas	Petrochemicals	Holding and others	Eliminations	Consolidated	Consolidated
Revenue	819	1,502	174	321	20	-	2,836	154,642
Intersegment revenue	-	-	270	-	-	(270)	-	-
Cost of sales	(466)	(1,225)	(313)	(298)	-	270	(2,032)	(112,433)
Gross profit	353	277	131	23	20	-	804	42,209

Selling expenses	(3)	(122)	(12)	(9)	(2)	-	(148)	(8,645)
Administrative expenses	(36)	(65)	(47)	(4)	(22)	-	(174)	(9,179)
Exploration expenses	-	-	(9)	-	-	-	(9)	(463)
Other operating income	9	10	8	4	9	-	40	2,088
Other operating expenses	(11)	(43)	(11)	(9)	(12)	-	(86)	(4,617)
Impairment of property, plant and equipment	(52)	-	(10)	-	-	-	(62)	(3,713)
Share of profit from associates and joint ventures	13	-	21	-	67	-	101	5,855
Agreement on the regularization of obligations	-	285	-	-	-	-	285	17,095
Operating income	273	342	71	5	60	-	751	40,630

Gain on net monetary position, net	-	187	-	-	-	-	187	11,186
Finance income	51	20	18	1	7	(1)	96	4,483
Finance costs	(82)	(112)	(94)	(8)	(4)	1	(299)	(15,759)
Other financial results	86	(62)	84	18	(13)	-	113	4,891
Financial results, net	55	33	8	11	(10)	-	97	4,801
Profit before income tax	328	375	79	16	50	-	848	45,431

Income tax	(80)	(178)	(16)	(5)	231	-	(48)	(6,124)
Profit for the year	248	197	63	11	281	-	800	39,307

Depreciation and amortization	71	79	112	1	-	-	263	13,311

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 7: (Continuation)

	in millions of u$s							in million of pesos
Consolidated profit and loss information for the year ended December 31, 2019	Generation	Distribution of energy	Oil and gas	Petrochemicals	Holding and others	Eliminations	Consolidated	Consolidated
Total profit attributable to:
Owners of the company	239	98	63	11	281	-	692	33,012
Non - controlling interest	9	99	-	-	-	-	108	6,295

Consolidated statement of financial position as of December 31, 2019
Assets	1,472	1,480	1,261	136	1,527	(192)	5,684	340,428
Liabilities	1,226	1,792	465	122	(160)	(170)	3,275	196,166

Additional consolidated information as of December 31, 2019
Increases in property, plant and equipment, intangibles assets and right-of-use assets	240	173	191	4	3	-	611	30,426
Net book values of property, plant and equipment	1,152	1,691	612	18	34	-	3,507	210,056

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 7: (Continuation)

	in millions of u$s							in million of pesos
Consolidated profit and loss information for the year ended December 31, 2018	Generation	Distribution of energy	Oil and gas	Petrochemicals	Holding and others	Eliminations	Consolidated	Consolidated
Revenue	604	1,484	458	338	36	-	2,920	110,080
Intersegment revenue	2	-	63	-	-	(65)	-	-
Cost of sales	(273)	(1,136)	(287)	(334)	-	63	(1,967)	(74,161)
Gross profit (loss)	333	348	234	4	36	(2)	953	35,919

Selling expenses	(1)	(134)	(19)	(13)	(4)	-	(171)	(6,451)
Administrative expenses	(41)	(76)	(56)	(6)	(27)	-	(206)	(7,751)
Exploration expenses	-	-	(1)	-	-	-	(1)	(45)
Other operating income	11	9	141	5	15	-	181	6,842
Other operating expenses	(17)	(44)	(114)	(20)	(6)	1	(200)	(7,526)
Impairment of property, plant and equipment	-	-	-	(32)	-	-	(32)	(1,195)
Share of profit (loss) from joint ventures and associates	(11)	-	37	-	92	-	118	4,464
Income from the sale of associates	-	-	28	-	-	-	28	1,052
Operating income (loss)	274	103	250	(62)	106	(1)	670	25,309

Gain on net monetary position	233	226	107	49	12	2	629	23,696
Finance income	52	18	15	1	14	(1)	99	3,751
Finance costs	(85)	(132)	(79)	(15)	(6)	1	(316)	(11,944)
Other financial results	(365)	(50)	(512)	(39)	108	-	(858)	(32,365)
Financial results, net	(165)	62	(469)	(4)	128	2	(446)	(16,862)
Profit (loss) before income tax	109	165	(219)	(66)	234	1	224	8,447

Income tax	(3)	(49)	57	12	(34)	-	(17)	(658)
Profit (loss) for the year from continuing operations	106	116	(162)	(54)	200	1	207	7,789
Profit for the year from discontinued operations	-	-	49	-	31	-	80	3,019
Profit (loss) for the year	106	116	(113)	(54)	231	1	287	10,808

Depreciation and amortization	66	69	92	6	1	-	234	8,816

789

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 7: (Continuation)

	in millions of u$s							in million of pesos
Consolidated profit and loss information for the year ended December 31, 2018	Generation	Distribution of energy	Oil and gas	Petrochemicals	Holding and others	Eliminations	Consolidated	Consolidated
Total profit (loss) attributable to:
Owners of the company	100	61	(115)	(54)	231	1	224	8,435
Non - controlling interest	6	55	2	-	-	-	63	2,373

Consolidated statement of financial position as of December 31,2018
Assets	1,414	2,133	1,237	153	872	(137)	5,672	213,835
Liabilities	1,054	1,241	1,273	198	247	(136)	3,877	146,152

Additional consolidated information as of December 31, 2018
Increases in property, plant and equipment	235	227	192	4	7	-	665	25,071
Net book values of property, plant and equipment	1,036	1,657	554	15	54	-	3,316	125,005

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 7: (Continuation)

	in millions of u$s							in million of pesos
Consolidated profit and loss information for the year ended December 31, 2017	Generation	Distribution of energy	Oil and gas	Petrochemicals	Holding and others	Eliminations	Consolidated	Consolidated
Revenue	351	1,050	443	314	17	-	2,175	82,008
Intersegment revenue	2	-	19	-	-	(21)	-	-
Cost of sales	(195)	(799)	(310)	(290)	(1)	21	(1,574)	(59,339)
Gross profit	158	251	152	24	16	-	601	22,669

Selling expenses	(4)	(95)	(17)	(12)	-	1	(127)	(4,776)
Administrative expenses	(32)	(66)	(54)	(16)	(30)	-	(198)	(7,481)
Exploration expenses	-	-	(2)	-	-	-	(2)	(71)
Other operating income	19	4	110	3	13	-	149	5,608
Other operating expenses	(9)	(33)	(38)	(10)	(13)	-	(103)	(3,892)
Share of profit (loss) from joint ventures and associates	(2)	-	1	-	49	-	48	1,813
Operating income (loss)	130	61	152	(11)	35	1	368	13,870

Gain (loss) on net monetary position	17	145	(18)	2	158	-	304	11,478
Finance income	39	12	6	-	7	(2)	62	2,333
Finance costs	(69)	(69)	(78)	(10)	(8)	2	(232)	(8,750)
Other financial results	(34)	1	(93)	(6)	32	-	(100)	(3,774)
Financial results, net	(47)	89	(183)	(14)	189	-	34	1,287
Profit (loss) before income tax	83	150	(31)	(25)	224	1	402	15,157

Income tax	(4)	(12)	24	19	(1)	-	26	985
Profit (loss) for the year from continuing operations	79	138	(7)	(6)	223	1	428	16,142
(Loss) profit for the year from discontinued operations	-	-	(35)	-	(16)	1	(50)	(1,893)
Profit (loss) for the year	79	138	(42)	(6)	207	2	378	14,249
Depreciation and amortization	54	58	87	4	2	-	205	7,739

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 7: (Continuation)

	in millions of u$s							in million of pesos
Consolidated profit and loss information for the year ended December 31, 2017	Generation	Distribution of energy	Oil and gas	Petrochemicals	Holding and others	Eliminations	Consolidated	Consolidated
Total profit (loss) attributable to:
Owners of the Company	75	73	(62)	(6)	207	2	289	10,848
Non - controlling interest	4	65	20	-	-	-	89	3,401

Consolidated statement of financial position as of December 31,2017
Assets	1,115	1,972	1,154	141	1,475	(200)	5,657	213,255
Liabilities	333	1,166	444	94	1,850	(200)	3,687	138,985

Additional consolidated information as of December 31, 2017
Increases in property, plant and equipment	275	225	140	5	12	-	657	24,787

Accounting criteria used by the subsidiaries to measure results, assets and liabilities of the segments is consistent with that used in the Consolidated Financial Statements. Transactions between different segments are conducted under market conditions. Assets and liabilities are allocated based on the segment’s activity.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 8: REVENUE

	12.31.2019	12.31.2018	12.31.2017

Energy sales to the Spot Market	12,161	10,311	8,719
Energy sales by supply contracts	14,022	10,483	4,304
Fuel self-supply	13,366	1,918	150
Other sales	104	51	77
Generation sales subtotal	39,653	22,763	13,250

Energy sales	89,573	55,690	39,328
Right of use of poles	283	190	213
Connection and reconnection charges	87	74	62
Distribution of energy sales subtotal	89,943	55,954	39,603

Oil, gas and liquid sales	8,349	17,123	15,766
Other sales	137	138	929
Oil and gas sales subtotal	8,486	17,261	16,695

Technical assistance services and administartion sales	1,017	1,347	627
Other	20	7	8
Holding and others subtotal	1,037	1,354	635

Petrochemicals sales	15,523	12,748	11,825
Petrochemicals sales subtotal	15,523	12,748	11,825
Total revenue	154,642	110,080	82,008

Revenue is recognized:

1)

At a point in time, that is the effective delivery of the energy, the product or the provision of connection or reconnection services for a total amount of $ 136,311 million, $ 95,844 million and $ 74,492 million as of December 31, 2019, 2018 and 2017, respectively;

2)

Over time in case of power availability, technical assistance services and right to use poles for a total of $ 18,331 million, $ 14,236 million and $ 7,516 million as of December 31, 2019, 2018 and 2017, respectively.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 9: COST OF SALES

	12.31.2019	12.31.2018	12.31.2017
Inventories at the beginning of the year	5,169	4,266	6,191

Plus: Charges for the year
Purchases of inventories, energy and gas	74,989	46,175	32,903
Salaries and social security charges	9,082	6,807	7,602
Benefits to employees	444	218	267
Accrual of defined benefit plans	382	150	276
Works contracts, fees and compensation for services	5,575	3,686	3,174
Depreciation of property, plant and equipment	12,016	7,766	7,342
Intangible assets amortization	358	273	53
Right-of-use assets amortization	106	-	-
Transport of energy	188	155	128
Transportation and freights	907	543	102
Consumption of materials	2,547	2,406	1,091
Penalties	1,512	2,093	425
Maintenance	1,272	908	688
Canons and royalties	2,898	2,782	2,110
Environmental control	176	193	105
Rental and insurance	847	502	430
Surveillance and security	348	209	230
Taxes, rates and contributions	180	183	109
Other	211	15	384
Subtotal	114,038	75,064	57,419

Exchange differences on translation	2,401	-	-

Less: Inventories at the end of the year	(9,175)	(5,169)	(4,271)
Total cost of sales	112,433	74,161	59,339

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 10: OTHER ITEMS OF THE STATEMENT OF COMPREHENSIVE INCOME

10.1 Selling expenses

	12.31.2019	12.31.2018	12.31.2017
Salaries and social security charges	1,250	972	1,007
Benefits to employees	31	-	-
Accrual of defined benefit plans	32	16	22
Fees and compensation for services	1,724	1,126	963
Compensation agreements	(55)	81	221
Depreciation of property, plant and equipment	550	322	127
Right-of-use assets amortization	33	-	-
Taxes, rates and contributions	1,420	1,244	1,137
Communications	371	270	289
Penalties	1,326	1,052	434
Net impairment losses on financial assets	1,307	1,067	418
Transport	471	211	137
Other	185	90	21
Total selling expenses	8,645	6,451	4,776

10.2 Administrative expenses

	12.31.2019	12.31.2018	12.31.2017
Salaries and social security charges	3,268	3,044	2,898
Benefits to employees	368	206	205
Accrual of defined benefit plans	403	30	220
Fees and compensation for services	2,887	2,548	2,032
Compensation agreements	(17)	115	754
Directors' and Syndicates' fees	321	173	155
Depreciation of property, plant and equipment	745	455	217
Consumption of materials	147	149	99
Maintenance	100	88	77
Transport and per diem	117	82	63
Rental and insurance	269	212	220
Surveillance and security	125	171	151
Taxes, rates and contributions	129	317	145
Communications	73	74	74
Right-of-use assets amortization	115	-	-
Institutional advertising and promotion	-	49	89
Other	129	38	82
Total administrative expenses	9,179	7,751	7,481

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 10: (Continuation)

10.3 Exploration expenses

	12.31.2019	12.31.2018	12.31.2017
Geological and geophysical expenses	167	17	27
Decrease in unproductive wells	296	28	44
Total exploration expenses	463	45	71

10.4 Other operating income and expenses

Other operating income	Note	12.31.2019	12.31.2018	12.31.2017
Compensation for transaction agreement in Ecuador (1)		-	3,721	-
Recovery of doubtful accounts		5	7	154
Insurrance recovery		320	-	-
Natural Gas Surplus Injection Promotion Program (2)	4.24.1.1	-	866	3,820
Commissions on municipal tax collections		129	77	52
Services to third parties		666	503	313
Profit for property, plant and equipment sale		26	118	7
Dividends received		61	29	56
Reversal of contingencies and taxes payables (2)		67	140	915
Other		814	1,381	291
Total other operating income		2,088	6,842	5,608

Other operating expenses
Provision for contingencies		(1,622)	(1,320)	(765)
Decrease in property, plant and equipment		(73)	(217)	(38)
Allowance for tax credits		(225)	(1)	(27)
Tax on bank transactions		(1,539)	(1,136)	(1,035)
Cost for services provided to third parties		(97)	(57)	(62)
Compensation agreements		-	-	(80)
Donations and contributions		(92)	(82)	(62)
Institutional promotion		(125)	(114)	(105)
Extraordinary canon		-	(117)	(511)
Contingent consideration		-	-	(304)
Onerous contract (Ship or Pay)		-	(265)	(142)
Tax contingencies in Ecuador (1)		-	(2,605)	-
Other		(844)	(1,612)	(761)
Total other operating expenses		(4,617)	(7,526)	(3,892)

(1)
Pursuant to Agreement executed on March 19, 2018 between the Republic of Ecuador and the Plaintiff Partners, including EcuadorTLC (see Note 5.6.1). Figures recorded as of December 31, 2018 arises from the Consolidated Financial Statements denominated in pesos in accordance with IAS 29, and was translated into U.S. dollars using the exchange rate as of that date.

(2)	In 2017, includes gains on releasing tax fines and reducing compensatory interests, related to benefits for the adhesion to the regularization regime (moratorium) (see Note 2.6.4).

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 10: (Continuation)

10.5. Financial results

	12.31.2019	12.31.2018	12.31.2017
Gain on monetary position, net	11,186	23,696	11,478
Finance income
Commercial interest	2,762	2,230	1,605
Financial interest	1,100	1,270	540
Other interest	621	251	188
Total finance income	4,483	3,751	2,333

Finance cost
Commercial interest	(3,096)	(2,957)	(1,679)
Fiscal interest	(306)	(318)	(415)
Financial interest (1)	(11,693)	(7,922)	(6,107)
Other interest	(449)	(549)	(387)
Other financial expenses	(215)	(198)	(162)
Total financial expenses	(15,759)	(11,944)	(8,750)

Other financial results
Foreign currency exchange difference, net	(4,467)	(32,549)	(5,819)
Changes in the fair value of financial instruments	4,778	2,415	2,324
Gains (losses) from present value measurement	2,424	(2,792)	(282)
Other financial results of RDSA	121	501	-
Results for the repurchase of corporate bonds	1,590	59	-
Other financial results	445	1	3
Total other financial results	4,891	(32,365)	(3,774)

Total financial results, net	4,801	(16,862)	1,287

 (1)   Net of $ 818 million, $ 282 million and $ 602 million capitalized in property, plant and equipment for the years ended December 31, 2019, 2018 and 2017, respectively.

10.6 Income tax and minimum notional income tax

The breakdown of income tax charge is:

	12.31.2019	12.31.2018	12.31.2017
Current tax	4,199	1,465	2,061
Deferred tax	426	(713)	(2,708)
Other comprehensive income	-	19	-
Difference in the estimate of previous fiscal year income tax and the income tax statement	4	(113)	(456)
Direct charges for income tax	-	-	118
Optional tax revaluation	1,495	-	-
Total loss (gain) income tax	6,124	658	(985)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 10: (Continuation)

Below is a reconciliation between income tax expense and the amount resulting from application of the tax rate on the income before taxes:

	12.31.2019	12.31.2018	12.31.2017
Profit before income tax	45,431	8,447	15,157
Current tax rate	30%	30%	35%
Result at the tax rate	13,629	2,534	5,305
Share of profit of associates and joint ventures	(1,448)	(125)	(4,403)
Non-taxable results	(2,048)	267	(2,235)
Effects of exchange differences and traslation effect of property, plant and equipment and intangible assets, net	4,881	-	-
Adjustment of valuation of property, plant and equipment and intangible assets	(9,477)	-	-
Gain (loss) on monetary position, net	896	(1,441)	2,476
Effect of tax rate change in deferred tax	1,506	(983)	(746)
Adjustment effect for tax inflation	7,374	-	-
Payment of optional tax revaluation	1,495	-	-
Special tax, revaluation of property, plant and equipment	(7,070)	-	-
Difference in the estimate of previous fiscal year income tax and the income tax statement	(3,688)	165	(741)
Deferred tax not previously recognized	-	143	(1,183)
Non-deductible cost	-	18	322
Non-deductible provisions	-	-	201
Other	74	80	19
Total loss (gain) income tax	6,124	658	(985)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 10: (Continuation)

As of December 31, 2019 and 2018 consolidated accumulated tax losses amount to $ 26,618 million and $ 6,651 million, respectively, which may be offset, pursuant to the applicable tax laws, with tax profits corresponding to future fiscal years, at the tax rate that is estimated to apply, based on the following breakdown:

Fiscal year generation	Fiscal year prescription	12.31.2019	12.31.2018

2015	2020	-	98
2016	2021	213	667
2017	2022	108	161
2018	2023	2,278	1,050
2019	2024	4,060	-
		6,659	1,976
Unrecognized deferred assets		-	(1)
Recognized Tax loss-carryforwards		6,659	1,975

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 11: NON-FINANCIAL ASSETS AND LIABILITIES

11.1. Property, plant and equipment

	Original values
Type of good	At the beginning	Increases	Impairment	Transfers (1)	Decreases	Traslation effect	At the end

Land	820	-	-	-	(341)	330	809
Buildings	7,814	61	(462)	211	(51)	4,515	12,088
Equipment and machinery	39,606	49	(5,441)	15,353	(260)	25,748	75,055
High, medium and low voltage lines	38,061	158	-	4,308	(257)	20,466	62,736
Substations	13,769	7	-	856	-	7,404	22,036
Transforming chamber and platforms	7,859	224	-	920	(74)	4,226	13,155
Meters	7,890	64	-	1,377	-	4,243	13,574
Wells	21,174	1,229	-	5,097	(446)	13,219	40,273
Mining property	10,069	-	(860)	-	-	5,927	15,136
Vehicles	813	30	-	(5)	(6)	450	1,282
Furniture and fixtures and software equipment	2,532	244	-	195	(17)	1,507	4,461
Communication equipments	554	1	-	14	-	304	873
Materials and spare parts	1,222	854	-	(583)	(9)	716	2,200
Distribution storage center	363	-	-	-	(398)	35	-
Petrochemical industrial complex	558	-	-	(84)	-	343	817
Work in progress	29,523	26,298	-	(26,454)	(132)	18,160	47,395
Advances to suppliers	722	1,207	-	(1,284)	(7)	446	1,084
Other goods	168	-	-	79	-	116	363
Total at 12.31.2019	183,517	30,426	(6,763)	-	(1,998)	108,155	313,337
Total at 12.31.2018	162,758	25,071	(2,081)	-	(2,236)	5	183,517

(1)     Includes the transfer of materials and spare parts to the item "Inventories" of the current asset.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 11: (Continuation)

	Depreciation
							Net book values
Type of good	At the beginning	Decreases	Impairment	For the year	Traslation effect	At the end	At the end	At 12.31.2018

Land	-	-	-	-	-	-	809	820
Buildings	(2,803)	28	304	(369)	(1,694)	(4,534)	7,554	5,011
Equipment and machinery	(14,460)	241	2,485	(3,490)	(9,337)	(24,561)	50,494	25,146
High, medium and low voltage lines	(12,172)	250	-	(2,165)	(6,545)	(20,632)	42,104	25,889
Substations	(3,974)	-	-	(751)	(2,137)	(6,862)	15,174	9,795
Transforming chamber and platforms	(2,160)	22	-	(454)	(1,161)	(3,753)	9,402	5,699
Meters	(3,001)	(1)	-	(588)	(1,614)	(5,204)	8,370	4,889
Wells	(12,087)	-	-	(3,221)	(7,792)	(23,100)	17,173	9,087
Mining property	(4,505)	-	261	(1,384)	(2,991)	(8,619)	6,517	5,564
Vehicles	(592)	4	-	(266)	(330)	(1,184)	98	221
Furniture and fixtures and software equipment	(1,828)	11	-	(505)	(1,097)	(3,419)	1,042	704
Communication equipments	(378)	-	-	(26)	(207)	(611)	262	176
Materials and spare parts	(68)	3	-	(30)	(39)	(134)	2,066	1,154
Distribution storage center	(93)	118	-	(21)	(4)	-	-	270
Petrochemical industrial complex	(256)	-	-	(30)	(155)	(441)	376	302
Work in progress	-	-	-	-	-	-	47,395	29,523
Advances to suppliers	-	-	-	-	-	-	1,084	722
Other goods	(135)	-	-	(11)	(81)	(227)	136	33
Total at 12.31.2019	(58,512)	676	3,050	(13,311)	(35,184)	(103,281)	210,056
Total at 12.31.2018	(51,187)	325	893	(8,543)	-	(58,512)		125,005

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 11: (Continuation)

Edenor’s direct own costs capitalized in the book value of property, plant and equipment during the year ended December 31, 2019 and 2018 amounted to $ 1,127 million and $ 1,021 million respectively.

Borrowing costs capitalized in the book value of property, plant and equipment during the year ended December 31, 2019 and 2018 amounted to $ 818 million and $ 282 million, respectively (see Note 12.5).

11.1.1 Impairment of Property, plant and equipment

The Company regularly monitors the existence of events or changes in circumstances which may indicate that the book value of property, plant and equipment may not be recoverable in accordance with the policy described in Notes 4.9 and 6.1.1.

In the Generation segment, a reduction in prices in the spot market was verified in 2019, which was deepened by the drop in the product’s excess demand resulting from the slowdown in the economic activity that impacted on the decrease in Energía Plus contracts (with higher prices) and, consequently, on the segment’s profitability margins.

On the other hand, in the Distribution of Energy segment, Edenor has been affected by the enactment by the PEN of the new measures, mentioned in Notes 1.2 and 2.3.2.

Furthermore, in the Oil & Gas segment, an oversupply in the natural gas market against the domestic demand was verified in 2019 as a consequence of higher production in unconventional blocks, which affected the production of gas thus generating a decrease in natural gas sale price in the domestic market.

Additionally, in the Petrochemicals segment, a drop in margins was recorded in 2018 as a result of the sustained increase in operating costs, which has had a significant impact on the cost of the raw material processed in the Catalytic Reformer unit, as well as a decline in benchmark international prices. This in turn led to the recognition of an impairment loss in 2018. During 2019, the Company did not identify indications of reversal or decrease of the impairment loss recognized in 2018.

Therefore, in view of the above-mentioned indications of impairment, the Company has determined the recoverable amount of the CGUs making up the Generation, Distribution of Energy and Oil & Gas segments as of December 31, 2019 and, for the Petrochemicals segment, as of December 31, 2018.

The methodology used in the estimation of the recoverable amount consisted on calculating the present value of future net cash flows expected to be generated by the CGU, discounted with a rate reflecting the weighted average costs of the capital employed.

Cash flows were prepared based on estimates on the future behavior of certain variables that are sensitive in the determination of the value in use, including the following: (i) reference prices for products; (ii) nature, timing, and modality of the electricity rate increases and/or recognition of cost adjustments in Edenor; (iii) demand projections per type of product; (iv) costs evolution; (v) investment needs appropriate to the service quality levels required by the Edenor´s regulatory authority, and; (vi) macroeconomic variables such as inflation and exchange rates, etc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 11: (Continuation)

11.1.1.1 Generation segment

As of December 31, 2019, the recoverability assessment of the Güemes, Piquirenda and Piedra Buena power plants, in the Generation segment, resulted in the recognition of impairment losses in the amount of $ 3,114 million.

The key assumptions used in the calculation of the recoverable amount as of December 31, 2019 consider: i) a reduction in the spot market prices consistently with Resolution SE No. 31/20, detailed in Note 23, and ii) a 11.0% WACC discount rate before tax.

As regards projections, it is worth highlighting that the Management has considered: i) that the Energía Plus contracted volume remains allocated to Genelba to maximize efficiency in cost structure, and ii) the entry into effect of co-generation and closing to combined cycle projects under SEE Resolution No. 287/17 and the resulting dispatch reduction for less efficient power plants such as Güemes and Piedra Buena.

The Company has conducted a sensitivity analysis of the segment’s recoverable amount regarding: i) the discount rate: a 1% increase or decrease in the discount rate would involve $ 500 million impairment losses decrease or increase, respectively, and ii) the price of energy in the spot market: a 2% increase or decrease in the spot market price would involve a would involve $ 400 million impairment losses increase or decrease, respectively.

11.1.1.2 Distribution of Energy segment

The future increase in electricity rates used by Edenor to assess the recoverability of its non-financial long-lived assets on balances as of December 31, 2019 is based on the contractual rights held by Edenor deriving from the concession agreement. Furthermore, the new announcements made by government officials and the adopted measures described in Notes 1 and 2 to these Consolidated Financial Statements have been taken into account.

Edenor has made its projections under the assumption that it will obtain better electricity rates in the next few years. However, given the complexity of the country’s macroeconomic scenario, Edenor’s Management is not in a position to ensure that the future performance of the assumptions used in making its projections will be in line with what it has estimated at the date of preparation of these Consolidated Financial Statements.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 11: (Continuation)

In order to consider the estimation risk included in the projections of the aforementioned variables, Edenor has taken into consideration three alternative probability-weighted scenarios, which are detailed below:

i.

Pessimistic scenario: Edenor forecasts that 80% of the CPD increases fixed by the RTI will be transferred to tariffs as from January 2022. Furthermore, as from the aforementioned date, 80% of the outstanding balances, net of the debt with CAMMESA generated in 2020 plus interest, would begin to be recovered in 18 monthly installments. From February 2021, 80% of the CPD adjustments related to each period would be transferred to tariffs. A declining inflation rate is used for the projected years. Probability of occurrence assigned 20%.

ii.

Intermediate scenario: Edenor forecasts that the CPD increases fixed by the RTI will be transferred to tariffs as from January 2021. Furthermore, as from the aforementioned date, the outstanding balances, net of the debt with CAMMESA generated in 2020 plus interest, would begin to be recovered in 18 monthly installments. From February 2021, the CPD adjustments related to each period would be transferred to tariffs. A declining inflation rate is used for the projected years. Probability of occurrence assigned 60%.

iii.

Optimistic scenario: Edenor forecasts that the CPD increases fixed by the RTI will be transferred to tariffs as from January 2020. As from January 2021, the outstanding balances, net of the debt with CAMMESA generated in 2020 plus interest, would begin to be recovered in 12 monthly installments. From February 2021, the CPD adjustments related to each period would be transferred to tariffs. A declining inflation rate is used for the projected years. Probability of occurrence assigned 20%.

Edenor has assigned to these three scenarios the previously described probability of occurrence percentages based mainly on experience and giving consideration to the current economic and financial situation.

The discount rate before tax (WACC) in pesos used by Edenor in all the scenarios varies for each year of the projection. For the first 5 years, the average of these rates is 41%.

The main factors that could result in impairment charges in future periods are: i) a distortion in the nature, timing, and modality of the electricity rate increases and recognition of cost adjustments, ii) the development of the costs to be incurred, and iii) the investment needs appropriate to the service quality levels required by the regulatory authority in the RTI, among other factors. These factors have been taken into account in the aforementioned weight of scenarios. Due to the uncertainty inherent in these assumptions, Edenor estimates that any sensitivity analysis that considers changes in any of them taken individually could lead to distorting conclusions.

11.1.1.3 Oil & Gas segment

As of December 31, 2019, the assessment of assets recoverability in the Oil & Gas segment, specifically in the Sierra Chata area, resulted in the recognition of impairment losses in the amount of $ 599 million.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 11: (Continuation)

The key assumptions used in the calculation of the recoverable amount as of December 31, 2019 consider i) a 2020 price of natural gas similar to the 2019 price, and a 20-25% gas price increase for 2021, price that is maintained in subsequent years considering a moderate development of unconventional resources (Vaca Muerta) tending to achieve gas domestic demand supply and a decrease in gas imports, and ii) a 14.1% WACC discount rate before tax. It is worth highlighting that the gas price is maintained in the projections, which in turn affects the estimated investment profile.

The Company has conducted a sensitivity analysis of the segment’s recoverable amount regarding: i) the discount rate: a 1% increase or decrease in the discount rate would involve $ 102 million impairment losses decrease or increase, respectively, and ii) the gas price: a 2% increase or decrease in the gas price would involve $ 109 million impairment losses increase or decrease, respectively.

Finally, it is important to highlight that as of December 31, 2019, the book value of the Oil and gas segment assets, including the goodwill assigned to the segment, does not exceed its recoverable value.

11.1.1.4 Petrochemicals segment

As of December 31, 2018, the assessment of recoverability of the Petrochemicals segment’s assets resulted in the recognition of impairment losses for $ 1,188 million.

Key assumptions used in the calculation of the recoverable value as of December 31, 2018 are as follows:

-	Gross margin	7%
-	Discount rate before tax (WACC)	12.8%
-	International Average Styrene Price	1,138 U$S/tn
-	Average gasoline 87 octane price	2.06 U$S/gallon

As regards these assumptions, the Company’s management has determined the estimated gross margin based on past yields and its market growth expectations (including projections of demand, prices and costs); the discount rate used reflects specific risks associated with the Petrochemicals segment.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 11: (Continuation)

11.2 Intangible assets

Original values
			Devalorization
Type of good	At the beginning	Increase		Traslate Effect	At the end

Concession agreements	10,267	-	-	5,861	16,128
Goodwill	1,309	-	-	764	2,073
Intangibles identified in acquisitions of companies	263	-	-	155	418
Total at 12.31.2019	11,839	-	-	6,780	18,619
Total at 12.31.2018	11,840	6	(7)	-	11,839

		Depreciation

Type of good	At the beginning	For the year	Traslate Effect	At the end

Concession agreements	(5,675)	(345)	(3,380)	(9,400)
Intangibles identified in acquisitions of companies	(84)	(13)	(54)	(151)
Total at 12.31.2019	(5,759)	(358)	(3,434)	(9,551)
Total at 12.31.2018	(5,486)	(273)	-	(5,759)

	Net book values
Type of good	At the end	At 12.31.2018

Concession agreements	6,728	4,592
Goodwill	2,073	1,309
Intangibles identified in acquisitions of companies	267	179
Total at 12.31.2019	9,068
Total at 12.31.2018		6,080

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 11: (Continuation)

11.3 Deferred tax assets and liabilities, income tax and minimum notional income tax

The composition of the deferred tax assets and liabilities is as follows:

	12.31.2018	Profit (loss)	Gain on monetary position, net	Other comprehensive loss	12.31.2019
Tax loss carryforwards	1,975	2,797	-	1,887	6,659
Trade and other receivables	543	(76)	239	46	752
Financial assets at fair value through profit and loss	2	(3)	-	1	-
Cash and cash equivalents	-	-	-	-	-
Trade and other payables	1,955	(2,246)	1,051	30	790
Salaries and social security payable	56	56	27	7	146
Defined benefit plans	327	(70)	57	86	400
Provisions	1,201	392	186	584	2,363
Taxes payable	213	(260)	8	57	18
Adjustment for tax inflation	-	448	-	4	452
Other	75	(60)	-	3	18
Deferred tax asset	6,347	978	1,568	2,705	11,598
Property, plant and equipment	(12,598)	(7,009)	(2,381)	(1,084)	(23,072)
Adjustment for tax inflation	-	(5,392)	-	(516)	(5,908)
Investments in companies	(701)	468	-	(259)	(492)
Intangible assets	(7,286)	10,520	(3,293)	(691)	(750)
Inventory	-	(454)	(105)	(58)	(617)
Trade and other receivables	(353)	413	-	(305)	(245)
Financial assets at fair value through profit and loss	(322)	(173)	(114)	(35)	(644)
Cash and cash equivalents	-	-	-	-	-
Borrowings	(122)	139	(2)	(18)	(3)
Taxes payable	-	(160)	-	(71)	(231)
Other	(239)	244	-	(7)	(2)
Deferred tax liabilities	(21,621)	(1,404)	(5,895)	(3,044)	(31,964)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 11: (Continuation)

	12.31.2017	Profit (loss)	Other comprehensive income (loss)	12.31.2018
Tax los-carryforwards	2,416	(441)	-	1,975
Trade and other receivables	175	368	-	543
Derivative financial instruments	-	-	-	-
Financial assets at fair value through profit and loss	18	(16)	-	2
Trade and other payables	1,745	210	-	1,955
Salaries and social security payable	-	56	-	56
Defined benefit plans	384	(98)	41	327
Provisions	1,096	105	-	1,201
Taxes payable	249	(36)	-	213
Liabilities associated to assets classified as held for sale	542	(542)	-	-
Other	67	8	-	75
Deferred tax asset	6,692	(386)	41	6,347
Property, plant and equipment	(16,687)	4,089	-	(12,598)
Investments in companies	(1,962)	1,328	(67)	(701)
Intangible assets	(108)	(7,178)	-	(7,286)
Trade and other receivables	(997)	644	-	(353)
Financial assets at fair value through profit and loss	(89)	(233)	-	(322)
Borrowings	(201)	79	-	(122)
Assets classified as held for sale	(1,241)	1,241	-	-
Other	(165)	(74)	-	(239)
Deferred tax liabilities	(21,450)	(104)	(67)	(21,621)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 11: (Continuation)

Deferred tax assets and liabilities are offset in the following cases: a) when there is a legally enforceable right to offset tax assets and liabilities; and b) when deferred income tax charges are associated with the same fiscal authority. The following amounts, determined after their adequate offset, are disclosed in the statement of financial position:

	12.31.2019	12.31.2018
Deferred tax asset	1,702	80
Deferred tax liabilities	(22,068)	(15,354)
Deferred tax liabilities, net	(20,366)	(15,274)

11.4 Inventories

	12.31.2019	12.31.2018

Materials and spare parts	5,673	3,536
Advances to suppliers	1,277	71
In process and finished products	2,225	1,516
Stock crude oil	-	46
Total	9,175	5,169

11.5 Provisions

	12.31.2019	12.31.2018
Non-Current
Provisions for contingencies	7,411	4,674
Asset retirement obligation and dismantling of wind turbines	1,195	770
Environmental remediation	34	13
Other provisions	63	42
	8,703	5,499

Current
Provisions for contingencies	968	658
Asset retirement obligation and dismantling of wind turbines	132	65
Environmental remediation	105	147
Other provisions	1	1
	1,206	871

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 11: (Continuation)

	12.31.2019
	For contingencies	Asset retirement obligation and dismantling of wind turbines	For environmental remediation

At the beginning of the year	5,332	835	160
Increases	2,332	134	12
Decreases	(551)	(8)	(87)
Exchange differences on translation	2,032	519	58
Gain on monetary position, net	(250)	-	-
Reversal of unused amounts	(516)	(153)	(4)
At the end of the year	8,379	1,327	139

	12.31.2018
	For contingencies	Asset retirement obligation	For environmental remediation

At the beginning of the year	5,311	1,579	210
Increases	4,013	1,391	208
Reclasification	-	(677)	-
Gain on monetary position, net	(1,965)	(677)	(74)
Decreases	(904)	(190)	(184)
Reversal of unused amounts	(1,123)	(591)	-
At the end of the year	5,332	835	160

	12.31.2017
	For contingencies	Asset retirement obligation	For environmental remediation

At the beginning of the year	7,500	3,430	642
Increases	1,627	1,053	162
Reclasifications	(347)	(27)	27
Reclasification to liabilities associated to assets classified as held for sale	-	(1,292)	(272)
Gain on monetary position, net	(1,404)	(695)	(123)
Decreases	(1,461)	(276)	(223)
Reversal of unused amounts	(604)	(614)	(3)
At the end of the year	5,311	1,579	210

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 11: (Continuation)

11.5.1      Provision for Environmental remediation

The Company is subject to extensive environmental regulations in Argentina. The Company’s management believes that its current operations are in compliance with applicable environmental requirements, as currently interpreted and enforced, including regulatory remediation commitments assumed. The Company undertakes environmental impact studies for new projects and investments and, to date, environmental requirements and restrictions imposed on these new projects have not had any material adverse impact on Pampa’s business.

The Company has performed a sensitivity analysis relating to the discount rate. The 1% increase or decrease in the discount rate would not have a significant impact on the Company’s results of operations.

11.5.2     Asset retirement obligations

Pursuant to the regulations in force in Argentina, where it develops its oil and gas exploration and production operations, the Company is under an obligation to incur costs associated with the plugging and abandonment of wells. Furthermore, pursuant to the associated usufruct agreements, the Company is under an obligation to decommission wind turbines in wind farms. The Company does not have legally restricted assets for the cancellation of these obligations.

The Company has performed a sensitivity analysis relating to the discount rate. The 1% increase or decrease in the discount rate would not have a significant impact on the Company’s results of operations.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 11: (Continuation)

11.5.3     Provision for legal proceedings

The Company (directly or indirectly through subsidiaries) is a party to several commercial, tax and labor proceedings and claims that arise in the ordinary course of its business. In determining a proper level of provision, the Company has considered its best estimate mainly with the assistance of legal and tax advisors.

The determination of estimates may change in the future due to new developments or unknown facts at the time of evaluation of the provision. As a consequence, the adverse resolution of the evaluated proceedings and claims could exceed the established provision.

The Company has recorded provisions for civil, commercial, administrative, labor, tax and customs complaints brought against the Company corresponding to atomized claims with individual unsubstantial amounts, as well as charges for judicial costs and expenses which, as of December 31, 2019, amount to $ 5,348 million.

We hereinafter detail the nature of significant proceedings for which provisions have been recorded as of December 31, 2019:

-

Relevant Customs Summary Proceedings - Gasoline Exports: there is an important number of customs summary proceedings and proceedings in process before the National Tax Court in which the tax authority challenges the tariff heading used by Petrobras during 2008-2014. The Fiscal authority’s position involves a higher export duty rate. As December 31, 2019, the associated provision amounts to $ 5,072 million.

11.6 Income tax and minimum notional income tax liability

	12.31.2019	12.31.2018
Non-current
Income tax, net of witholdings and advances	590	1,034
Total non-current	590	1,034

Current
Income tax, net of witholdings and advances	3,154	930
Minimum notional income tax, net of witholdings and advances	-	154
Total current	3,154	1,084

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 11: (Continuation)

11.6.1 Income tax

Pampa and HIDISA and HINISA has assessed income tax for the fiscal period 2012 to 2018, respectively taking into consideration the application of the inflation adjustment mechanisms set forth in Title VI of the Income Tax Act, the update of Property, plant and equipment amortizations (Sections 83, 84 and 89), a cost restatement on account of the disposal of shares and mutual funds quotas (Sections 58, 61 and 89), and the update of intangible assets amortizations (Sections 81.c, 84 and 89, and Section 128 of its regulatory decree), to such effect using the IPIM published by the INDEC and the IPC of the Autonomous City of Buenos Aires for the November-December 2015 period, based on the similarity with the parameters put forward in the matter of “Candy S.A.” heard by the National Supreme Court of Justice, which on July 3, 2009 ruled for the application of the inflation adjustment mechanism.

As a consequence of adherence to the tax revaluation optional regime detailed in Note 2.6.1.4, on March 29, 2019, Pampa withdrew from the actions promoted and on April 4, 2019, paid the income tax corresponding to the 2016 fiscal period, without considering the application of the fiscal inflation adjustment, plus related interests in an amount of $ 469 million.

As of December 31, 2019, HIDISA and HINISA hold a provision for the additional income tax liabilities assessable for fiscal years mentioned in case the inflation adjustment had not been deducted. This provision amounts to $ 592 million including compensatory interest and was disclosed in the line “Income tax liability and minimum notional income tax non-current”.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 11: (Continuation)

11.7 Tax liabilities

	12.31.2019	12.31.2018
Non-current
Value added tax	-	160
Sales tax	78	33
Payment plans	29	60
Extraordinary Canon	156	289
Total non-current	263	542

Current
Value added tax	2,306	786
Municipal, provincial and national contributions	179	130
Personal assets tax provision	179	-
Payment plans	47	53
Municipal taxes	138	108
Tax withholdings to be deposited	338	337
Stamp tax payable	-	10
Royalties	252	202
Extraordinary Canon	743	374
Other	134	52
Total current	4,316	2,052

11.7.1. Gross Income Tax

The Company has differences in interpretation with Argentine Provincial Treasuries regarding certain taxes applicable to the Company’s activity. Particularly, HIDISA and HINISA have filed a note to the Province of Neuquén’s Revenue Department informing that they consider that the electric power generation activity conducted in that province should be covered by the provisions of Section 12 of Law No. 15,336. Thus, and pursuant to this section, revenues resulting from the generation of electric power are exempted from the provincial gross income tax. However, they hold a provision for gross income tax that would have applied.

The Company’s management estimates that the resolution of these issues will not have a material adverse effect on its financial position or operating results.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 11: (Continuation)

11.8 Defined benefits plans

The main characteristics of benefit plans granted to Company employees are detailed below.

(i)

Pension and retirement benefits: Benefit plan whereby Company employees, in some cases covered by certain collective bargaining agreements, meeting certain conditions are eligible to receive upon retirement, and in some cases, disability or death a certain number of salaries according to the provisions of the plan or collective bargain agreement, if applicable.

(ii)

Compensatory plan: Benefit plan whereby some of the Company employees meeting certain conditions are eligible to receive upon retirement a certain amount according to the provisions of the plan (based on the last computable salary and the number of years working for the Company) after deducting the benefits from the pension system. The plan, until 2003, called for a contribution to a fund exclusively by the Company and without any contribution by the employees. These contributions were derived to a trust fund and were invested in US dollar-denominated money market instruments in order to preserve the accumulated capital and obtain a return in line with a moderate risk profile. Funds were mainly invested in US government bonds, commercial papers rated A1 or P1, AAAm-rated mutual funds and time deposits in banks rated A+ or higher in the United States of America, in accordance with the Trust Agreement dated on March 27, 2002 entered with The Bank of New York Mellon, duly amended by the Permitted Investment Letter dated on September 14, 2006. The Bank of New York Mellon is the trustee and Willis Towers Watson is the managing agent. In case there is an excess (duly certified by an independent actuary) of the funds to be used to settle the benefits granted by the plan, the Company will be entitled to choice to use it, in which case it may have to notify the trustee thereof.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 11: (Continuation)

As of December 31, 2019, 2018 and 2017, the most relevant actuarial information corresponding to the described benefit plans is the following:

	12.31.2019
	Present value of the obligation	Fair value of plan assets	Net liability at the end of the year
Liabilities at the beginning	1,500	(163)	1,337
Items classified in profit or loss
Current services cost	148	-	148
Cost for interest	771	(102)	669
Cost for past service	1	-	1
Contributions paid	(16)	-	(16)
Items classified in other comprehensive income
Actuarial (gains) losses	(104)	1	(103)
Benefit payments	(132)	-	(132)
Gain on monetary position, net	(68)	-	(68)
At the end	2,100	(264)	1,836

	12.31.2018
	Present value of the obligation	Present value of assets	Net liability at the end of the year
Liabilities at the beginning	1,760	(117)	1,643
Items classified in profit or loss
Current services cost	75	-	75
Cost for interest	339	(31)	308
Past services cost	(187)	-	(187)
Items classified in other comprehensive income
Actuarial losses (gains)	225	(65)	160
Exchange differences on translation	4	-	4
Benefit payments	(130)	-	(130)
Increase for subsidiries acquisition	(586)	50	(536)
At the end	1,500	(163)	1,337

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 11: (Continuation)

	12.31.2017
	Present value of the obligation	Present value of assets	Net liability at the end of the year
Liabilities at the beginning	2,189	(286)	1,903
Items classified in profit or loss
Current services cost	95	-	95
Cost for interest	457	(38)	419
Past services cost	46	-	46
Items classified in other comprehensive income
Actuarial (gains) losses	(32)	16	(16)
Exchange differences on translation	52	(26)	26
Benefit payments	(87)	11	(76)
Contributions paid	-	(11)	(11)
Reclasification to liabilities associated to assets classified as hed for sale	(420)	165	(255)
Gain (loss) on net monetary position	(540)	52	(488)
At the end	1,760	(117)	1,643

As of December 31, 2019, the breakdown of net liabilities per type of plan is as follows: a) $ 1,234 million correspond to the Pension and Retirement Benefits Plan and b) $ 602 million correspond to the Compensatory Plan.

As of December 31, 2018, net liability by type of plan, is as follows: a) $ 933 million corresponding to Pension and Retirement Benefits Plan and b) $ 404 million corresponding to Compensatory Plan.

As of December 31, 2017, net liability by type of plan, is as follows: a) $ 1,238 million corresponding to Pension and Retirement Benefits Plan and b) $ 405 million corresponding to Compensatory Plan.

Estimated expected benefits payments for the next ten years are shown below. The amounts in the table represent the undiscounted cash flows and therefore do not reconcile to the obligations recorded at the end of the year.

12.31.2019
Less than one year	230
One to two years	150
Two to three years	147
Three to four years	137
Four to five years	134
Six to ten years	671

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 11: (Continuation)

Significant actuarial assumptions used were as follows:

	12.31.2019	12.31.2018	12.31.2017
Discount rate	5%	5%	5%
Salaries increase	1%	1%	1%
Average inflation	50%	27%	21%

The following sensitivity analysis shows the effect of a variation in the discount rate and salaries increase on the obligation amount:

12.31.2019
Discount rate: 4%
Obligation	2,289
Variation	189
10%

Discount rate: 6%
Obligation	1,931
Variation	(169)
(9%)

Salaries increase: 0%
Obligation	2,000
Variation	(100)
(5%)

Salaries increase: 2%
Obligation	2,213
Variation	113
6%

The sensitivity analyses are based on a change in an assumption while holding all other assumptions constant. In practice, this is unlikely to occur, and changes in some of the assumptions may be correlated. Therefore, the presented analysis may not be representative of the actual change in the defined benefit obligation. The methods and types of assumptions used in preparing the sensitivity analysis did not change compared to the prior period.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 11: (Continuation)

11.9 Salaries and social security payable

	12.31.2019	12.31.2018
Non-current
Seniority - based bonus	201	148
Early retirements payable	40	15
Total non-current	241	163

Current
Salaries and social security contributions	1,292	918
Provision for vacations	991	711
Provision for gratifications and annual bonus for efficiency	1,523	1,087
Early retirements payable	28	10
Total current	3,834	2,726

NOTE 12: FINANCIAL ASSETS AND LIABILITIES

12.1 Financial assets at amortized cost

	12.31.2019	12.31.2018
Non-current
Public securities (1)	1,048	-
Total non-current	1,048	-

Current
Time deposits	-	1,330
Public securities (1)	3,224	-
Total current	3,224	1,330

(1)       The public securities were received in accordance with the mechanism set forth by SGE Resolution No. 54/19 for the settlement of receivables under Natural Gas Surplus Injection Promotion Programs. See Note 2.4.3.1.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 12: (Continuation)

12.2 Financial assets at fair value through profit and loss

	12.31.2019	12.31.2018
Non-current
Shares	671	422
Total non-current	671	422

Current
Government securities	6,775	11,234
Shares	478	44
Investment funds	14,614	3,995
Total current	21,867	15,273

12.3 Trade and other receivables

	Note	12.31.2019	12.31.2018
Non-Current
CAMMESA Receivable (1)		-	2,647
Other		459	853
Trade receivables, net		459	3,500

Non-Current
Tax credits		208	503
Related parties	17	3,169	1,860
Prepaid expenses		52	28
Financial credit		22	30
Guarantee deposits		1	1
Receivable for sale of property, plant and equipment		-	112
Natural Gas Surplus Injection Promotion Program (2)		-	2,671
Credit with RDSA	20	2,126	766
Allowance for doubtful accounts		(2,126)	-
Allowance for tax credits		(5)	(11)
Other		805	61
Other receivables, net		4,252	6,021

Total non-current		4,711	9,521

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 12: (Continuation)

Current	Note	12.31.2019	12.31.2018
Receivables from energy distribution sales		13,540	8,392
Receivables from MAT		1,023	1,035
CAMMESA		10,052	4,943
CAMMESA Receivable (1)		7	574
Receivables from oil and gas sales (3)		2,856	2,923
Receivables from refinery and distribution sales		-	218
Receivables from petrochemistry sales		3,234	2,544
Related parties	17	392	384
Government of the PBA and CABA by Social Rate		251	-
Other		508	139
Allowance for doubtful accounts		(2,000)	(1,266)
Trade receivables, net		29,863	19,886

Tax credits		624	1,020
Advances to suppliers		10	83
Advances to employees		8	8
Related parties	17	497	201
Prepaid expenses		123	61
Receivables for non-electrical activities		639	539
Financial credit		296	209
Guarantee deposits		300	475
Natural Gas Surplus Injection Promotion Program (2)		-	2,667
Insurance to recover		-	212
Expenses to be recovered		727	417
Credits for the sale of property, plant and equipment		35	783
Credit with RDSA	20	60	-
Other		706	213
Allowance for other receivables		(305)	(285)
Other receivables, net		3,720	6,603

Total current		33,583	26,489

(1)	CAMMESA receivables were settled in pursuant to the Agreement for the Regularization and Settlement of Receivables with the WEM (see Note 2.1.7).
(2)

Receivables under the Natural Gas Surplus Injection Promotion Programs were settled through the delivery of public securities pursuant to the mechanism set forth by SGE Resolution No. 54/19 (see Note 2.4.3.1).

(3)

Including $ 877 million corresponding to the receivables with gas distributors pursuant to the procedure set forth by PEN Executive Order No. 1,053/18 and regulated by ENARGAS Resolution No. 466/19 (see Note 2.4.3.2).

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 12: (Continuation)

Due to the short-term nature of trade and other receivables, its book value is not considered to differ from its fair value. For non-current trade and other receivables, fair values do not significantly differ from book values.

The movements in the allowance for the impairment of trade receivables are as follows:

	12.31.2019	12.31.2018	12.31.2017
At the beginning	1,266	975	790
Allowance for impairment	3,544	1,266	480
Utilizations	(771)	(389)	(76)
Reversal of unused amounts	(90)	(31)	(2)
Exchange differences on translation	126	-	-
Reclasification to assets held for sale	-	-	(191)
Gain on monetary position, net	51	(555)	(179)
At the end of the year	4,126	1,266	822

The movements in the allowance for the impairment of other receivables are as follows:

	12.31.2019	12.31.2018	12.31.2017
At the beginning	296	217	372
Allowance for impairment	56	248	55
Exchange differences on translation	89	-	-
Gain on monetary position, net	(1)	(115)	15
Decreases	-	-	(25)
Reversal of unused amounts	(130)	(54)	(161)
At the end of the year	310	296	256

12.4 Cash and cash equivalents

	12.31.2019	12.31.2018
Cash	29	17
Banks	3,407	3,133
Investment funds	250	-
Time deposits	9,810	5,947
Total	13,496	9,097

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 12: (Continuation)

12.5 Borrowings

Non-Current	Note	12.31.2019	12.31.2018

Financial borrowings		9,623	9,743
Corporate bonds (1)		96,006	54,927
CAMMESA financing		-	4,519
		105,629	69,189

Current

Financial borrowings		8,227	11,811
Corporate bonds		1,932	934
CAMMESA financing		-	127
Related parties	17	815	29
		10,974	12,901

Total		116,603	82,090

(1)

Net of the repurchase of Corporate Bonds of Pampa Energía for a nominal value of U$S 81 million and U$S 9 million and the repurchase of Edenor’s Corporate Bonds for a nominal value of U$S 29 million and U$S 10 million as of December 31, 2019 and 2018, respectively.

As of December 31, 2019 and 2018, the fair values of the Company’s Corporate Bonds amount approximately to $ 86,005 million and $ 49,026 million, respectively. Such values were calculated on the basis of the determined market price of the Company’s corporate notes at the end of each year (fair value level 1 and 2).

The carrying amounts of short-term borrowings approximate their fair value due to their short-term maturity.

The other long-term borrowings were measured at amortized cost, which does not differ significantly from its fair value.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 12: (Continuation)

The movements in the borrowings are as follows:

	Note	12.31.2019	12.31.2018	12.31.2017
At the beginning		82,090	63,439	47,855
Proceeds from borrowings		25,808	9,250	47,130
Payment of borrowings		(26,869)	(9,057)	(27,650)
Accrued interest		9,185	6,766	5,396
Payment of borrowings' interests		(6,651)	(5,004)	(4,072)
Net foreign currency exchange difference		4,283	46,895	8,546
Results for the repurchase of corporate bonds	12.5.2	(1,590)	(59)	-
Costs capitalized in property, plant and equipment	11.1	818	282	546
Decrease through offsetting with trade receivables		(5,981)	-	(6)
Gain on monetary position, net		(385)	(29,974)	(14,301)
Repurchase and redemption of corporate bonds		(5,107)	(448)	(47)
Other comprehensive loss		41,002	-	-
Other financial results		-	-	42
At the end of the year		116,603	82,090	63,439

As of the date of issuance of these Consolidated Financial Statements, the Company is in compliance with the covenants established in its indebtedness

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 12: (Continuation)

12.5.1 Details of borrowings:

Type of instrument	Company	Currency	Residual value	Interest	Rate	Expiration	Book value as of 12.31.2019

Corporate bonds:

2022 CB	Edenor	U$S	166	Fixed	9.75%	2022	8,341
Class E CB	PAMPA	ARS	575	Variable	Badlar	Nov-20	618
Class 1 CB	PAMPA	U$S	687	Fixed	7.50%	Ene-27	41,779
T Series CB	PAMPA	U$S	487	Fixed	7.38%	Jul-23	29,783
Serie 3 CB (1)	PAMPA	U$S	293	Fixed	9.13%	Abr-29	17,417
							97,938
Financial loans:
Thrid parties:
	PAMPA	U$S	84	Fixed	Between 4.25% and 7.65%	Jan-2020 to May-2020	5,283
	PAMPA	U$S	39	Fixed and variable	4.21% + Libor	May-2024	2,326
	PAMPA	ARS	7,775	Fixed	Between 40% and 44.14%	Apr-2021 to Apr-2022	8,726
							16,335
Related parties:
	PAMPA	U$S	13	Fixed	6.0%	2020	815
Financial loans:

	Edenor	U$S	1,885	Variable	Libor + 4.27%	Oct-20	1,515
							1,515

							116,603

(1)

On June 10, 2019, the Company issued Series 3 Corporate Bonds for a face value of U$S 300 million. These corporate bonds accrue interest at a fixed rate of 9.125% payable semi-annually, and the principal will be payable in a single installment upon maturity, in April 2029.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 12: (Continuation)

Type of instrument	Company	Currency	Residual value	Interest	Rate	Expiration	Book value as of 12.31.2018

Corporate bonds:

2022 CB	Edenor	U$S	166	Fixed	9.75%	2022	6,360
Class 4 CB (1)	PAMPA	U$S	34	Fixed	6.25%	Oct 20	1,291
Class E CB	PAMPA	ARS	607	Fixed	Badlar	Nov-20	607
T Series CB	PAMPA	U$S	500	Fixed	7.38%	Jul-23	28,404
Class 1 CB	PAMPA	U$S	747	Fixed	7.50%	Jan-27	19,228
							55,890
Regulatory:

CAMMESA 2014 Agreement	PAMPA	ARS	855	Variable	CAMMESA	(2)	2,158
CAMMESA Mapro	PAMPA	ARS	174	Variable	CAMMESA	(2)	254
CAMMESA Mapro	CPB	ARS	1,085	Variable	CAMMESA	(2)	2,234
							4,646
Financial loans:

	PAMPA	U$S	17,116	Fixed	Between 3.6% and 6.8%	Feb-2019 to May-2021	17,357
	PAMPA	U$S	1,746	Fixed and variable	6% + Libor	May-2024	1,732
	PAMPA	ARS	550	Fixed	22.5%	Sep-2019 to Oct-2019	561
	Edenor	U$S	1,885	Variable	Libor + 4.27%	Oct-20	1,904
							21,554

							82,090

(1)	On July 12, 2019, the Company provided for the early redemption of Series 4 Corporate Bonds for a value of U$S 34 million.
(2)	Regulatory financing was settled under the Agreement for the Regularization and Settlement of Receivables with the WEM (see Note 2.1.7).

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 12: (Continuation)

12.5.2 Acquisition of own Corporate Bonds

As of the closing of fiscal year 2019, Pampa held in its portfolio: Series T Corporate Bonds maturing in 2023 for a face value of U$S 13.5 million, repurchased at an average clean price of U$S 74.55 per face value of U$S 100; Series 1 Corporate Bonds maturing in 2027 for a face value of U$S 63.03 million, repurchased at an average clean price of U$S 74.27 per face value of U$S 100; Series 3 Corporate Bonds for U$S 7.33 million, repurchased at an average clean price of U$S 78.63 per face value of U$S 100.

During fiscal years ended December 31, 2019 and 2018, the Company and its subsidiaries purchased and/or redeemed own or different subsidiaries’ Corporate Bonds at their respective market values for a total face value of U$S 91 million and U$S 13.2 million, respectively. As a result of these repurchase and/or redemption transactions, the Company reported consolidated losses for $ 1,590 million and $ 59.4 million in the fiscal years ended December 31, 2019 and 2018, respectively, which are disclosed in the “Results from the repurchase of corporate bonds” item under Other financial results (see Note 10.5).

12.5.3 Edenor - Global Program for the Issuance of Corporate Bonds

On August 8, 2019, Edenor’s General Ordinary Shareholders’ Meeting approved the creation of Edenor’s Global Program for the Issuance of Corporate Bonds effective for a term of five years and for a maximum outstanding amount of U$S 750 million, or its equivalent value in other currencies.

12.5.4 Financial loans

In 2019, Pampa paid off Banking debt (including pre-export finance facilities) for U$S 420 million and $ 550 million, and took on new debt for U$S 25 million and $ 8,349 million. As of December 31, 2019, approximately 60% of the bank debt is denominated in pesos.

As of December 31, 2019, Pampa’s short-term principal maturities amounted to U$S 92 million and $ 575.2 million, whereas Edenor’s short-term maturities amounted to U$S 25 million.

After the closing of the fiscal year, Pampa repaid financing at maturity for a total amount of U$S 25 million.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 12: (Continuation)

12.6.  Trade and other payables

Non-Current		12.31.2019	12.31.2018

Customer contributions		156	112
Funding contributions for substations		-	33
Customer guarantees		213	141
Trade payables		369	286

ENRE Penalties and discounts		3,932	5,097
Loans (mutuums) with CAMMESA		-	2,282
Compensation agreements		399	251
Liability with FOTAE		-	207
Payment agreement with ENRE		-	37
Lease liability		716	-
Other		3	2
Other payables		5,050	7,876
Total non-current		5,419	8,162

Current	Note	12.31.2019	12.31.2018

Suppliers		12,739	9,371
CAMMESA		9,305	11,909
Customer contributions		31	15
Discounts to customers		37	37
Funding contributions substations		-	17
Customer advances		362	244
Related parties	17	468	245
Other		22	19
Trade payables		22,964	21,857

ENRE Penalties and discounts		3,387	1,836
Related parties	17	316	11
Advances for works to be executed		6	14
Compensation agreements		150	481
Payment agreements with ENRE		48	65
Other creditors		-	305
Lease liability		254	-
Other		64	187
Other payables		4,225	2,899

Total current		27,189	24,756

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 12: (Continuation)

Due to the short-term nature of the trade payables and other payables, their carrying amount is considered to be the same as their fair value, except non-current customer contributions.

The fair values of non-current customer contributions as of December 31, 2019 and 2018 amount to $ 45 million and $ 108 million, respectively. The fair values are determined based on estimated discounted cash flows in accordance with a market rate for this type of transactions. This fair value is classified as level 3.

The book value of the compensation agreements approximates their fair value given the valuation characteristics (Note 4.17).

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 12: (Continuation)

12.7 Financial instruments by category

The following chart presents financial instruments by category:

As of December 31, 2019	Financial assets/liabilities at amortized cost	Financial assets/liabilities at fair value through profit and losss	Subtotal financial assets/liabilities	Non financial assets/liabilities	Total
Assets
Trade receivables and other receivables	37,233	250	37,483	811	38,294
Financial assets at fair value through profit and loss
Government securities	-	6,775	6,775	-	6,775
Shares	-	1,149	1,149	-	1,149
Investment funds	-	14,614	14,614	-	14,614
Derivative financial instruments	-	214	214	-	214
Cash and cash equivalents	13,246	250	13,496	-	13,496
Total	50,479	23,252	73,731	811	74,542

Liabilities
Trade and other liabilities	24,484	399	24,883	7,725	32,608
Borrowings	116,603	-	116,603	-	116,603
Derivative financial instruments	-	204	204	-	204
Total	141,087	603	141,690	7,725	149,415

As of December 31, 2018	Financial assets/liabilities at amortized cost	Financial assets/liabilities at fair value through profit and losss	Subtotal financial assets/liabilities	Non financial assets/liabilities	Total
Assets
Trade receivables and other receivables	34,217	122	34,339	1,671	36,010
Financial assets at amortized cost
Government securities	1,330	-	1,330	-	1,330
Financial assets at fair value through profit and loss
Government securities	-	11,234	11,234	-	11,234
Shares	-	466	466	-	466
Investment funds	-	3,995	3,995	-	3,995
Derivative financial instruments	-	3	3	-	3
Cash and cash equivalents	9,097	-	9,097	-	9,097
Total	44,644	15,820	60,464	1,671	62,135

Liabilities
Trade and other liabilities	22,833	576	23,409	9,509	32,918
Borrowings	82,090	-	82,090	-	82,090
Instrumentos financieros derivados	-	49	49	-	49
Total	104,923	625	105,548	9,509	115,057

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 12: (Continuation)

The categories of financial instruments have been determined according to IFRS 9.

The income, expenses, gains and losses derived from each of the financial instrument categories are indicated below:

As of December 31, 2019	Financial assets/liabilities at amortized cost	Financial assets/liabilities at fair value through profit and losss	Subtotal financial assets/liabilities	Non Financial assets/ liabilities	Total
Interest income	4,347	136	4,483	-	4,483
Interest expense	(14,832)	-	(14,832)	(712)	(15,544)
Foreign exchange, net	(5,729)	1,061	(4,668)	201	(4,467)
Results from financial instruments at fair value	-	4,778	4,778	-	4,778
Gains (losses) from present value measurement	2,482	-	2,482	(58)	2,424
Other financial results	1,941	-	1,941	-	1,941
Total	(11,791)	5,975	(5,816)	(569)	(6,385)

As of December 31, 2018	Financial assets/liabilities at amortized cost	Financial assets/liabilities at fair value through profit and losss	Subtotal financial assets/liabilities	Non Financial assets/ liabilities	Total
Interest income	3,555	196	3,751	-	3,751
Interest expense	(10,902)	-	(10,902)	(844)	(11,746)
Foreign exchange, net	(32,653)	3,260	(29,393)	(3,156)	(32,549)
Results from financial instruments at fair value	-	2,415	2,415	-	2,415
Gains (losses) from present value measurement	(2,713)	-	(2,713)	-	(2,713)
Other financial results	363	-	363	(79)	284
Total	(42,350)	5,871	(36,479)	(4,079)	(40,558)

As of December 31, 2017	Financial assets/liabilities at amortized cost	Financial assets/liabilities at fair value through profit and losss	Subtotal financial assets/liabilities	Non Financial assets/ liabilities	Total
Interest income	2,076	257	2,333	-	2,333
Interest expense	(8,173)	-	(8,173)	(415)	(8,588)
Foreign exchange, net	(7,138)	1,850	(5,288)	(531)	(5,819)
Results from financial instruments at fair value	-	2,324	2,324	-	2,324
Gains (losses) from present value measurement	(213)	-	(213)	-	(213)
Other financial results	(167)	-	(167)	(61)	(228)
Total	(13,615)	4,431	(9,184)	(1,007)	(10,191)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 12: (Continuation)

12.8 Fair value of financial Instruments

The Company classifies the fair value measurements of financial instruments using a fair value hierarchy, which reflects the relevance of the variables used to perform those measurements. The fair value hierarchy has the following levels:

-	Level 1: quoted prices (not adjusted) for identical assets or liabilities in active markets.
-	Level 2: data different from the quoted prices included in Level 1 observable for the asset or liability, either directly (i.e. prices) or indirectly (i.e. derived from prices).
-	Level 3: Asset or liability data based on information that cannot be observed in the market (i.e., unobservable data).

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 12: (Continuation)

The following table shows the Company’s financial assets and liabilities measured at fair value as of December 31, 2019 and 2018:

As of December 31, 2019	Level 1	Level 2	Level 3	Total
Assets
Financial assets at fair value through profit and losss
Government securities	6,775	-	-	6,775
Shares	478	-	671	1,149
Investment funds	14,614	-	-	14,614
Cash and cash equivalents
Investment funds	250	-	-	250
Derivative financial instruments	-	214	-	214
Other receivables	250	-	-	250
Total assets	22,367	214	671	23,252

Liabilities
Derivative financial instruments	-	205	-	205
Total liabilities	-	205	-	205

As of December 31, 2018	Level 1	Level 2	Level 3	Total
Assets
Financial assets at fair value through profit and losss
Government securities	11,234	-	-	11,234
Shares	44	-	422	466
Investment funds	3,995	-	-	3,995
Derivative financial instruments	-	3	-	3
Other receivables	122	-	-	122
Total assets	15,395	3	422	15,820

Liabilities
Derivative financial instruments	-	49	-	49
Total liabilities	-	49	-	49
The value of the financial instruments negotiated in active markets is based on the market quoted prices as of the date of these Consolidated Financial Statements. A market is considered active when the quoted prices are regularly available through a stock exchange, broker, sector-specific institution or regulatory body, and those prices reflect regular and current market transactions between parties that act in conditions of mutual independence. The market quotation price used for the financial assets held by the Company is the current offer price. These instruments are included in Level 1.

The fair value of financial instruments that are not negotiated in active markets is determined using valuation techniques. These valuation techniques maximize the use of market observable information, when available, and rely as little as possible on specific estimates of the Company. If all significant variables to establish the fair value of a financial instrument can be observed, the instrument is included in Level 2.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 12: (Continuation)

If one or more variables used to determine the fair value cannot be observed in the market, the financial instrument is included in Level 3.

The techniques used for the measurement of assets at fair value with changes in income, classified as Level 2 and 3, are detailed below:

- Derivative Financial Instruments: calculated from variations between market prices at the closing date of the year, and the amount at the time of the contract.

- Shares: they were determined based on Income approach through the Indirect Cash Flow method (net present value of expected future cash flows) and the discount rates used were estimated taking the WAAC rate as a parameter.

NOTE 13: EQUITY COMPONENTS

13.1 Share capital and reserves

13.1.1 Share capital

On October 2, 2018, the Company’s Extraordinary General Meeting of Shareholders approved a capital reduction through the cancellation of 182,820,250 treasury shares it held as a result of the Share Repurchase Programs, the Company’s capital stock thus decreasing from $ 2,082,690,514 to $ 1,899,870,264 (1,874,434,580 of which are outstanding shares and 25,435,684 treasury shares). This reduction was registered with the IGJ on November 22, 2018. Furthermore, on January 9, 2019, the CNV granted the partial cancellation of the public offering regarding the reduced shares.

On October 1, 2019, the Company’s Extraordinary General Meeting of Shareholders resolved to reduce the capital stock through the cancellation of own shares held in treasury as of the last business day prior to the holding of the meeting which had been acquired under the Share Repurchase Programs dated June 22, 2018, and March 27 and August 12, 2019. In this sense, the capital stock was reduced by $ 151,997,025 through the cancellation of 151,997,025 treasury shares, the capital stock thus decreasing from $ 1,899,870,264 to $1,747,873,239. This reduction was registered with the IGJ on November 20, 2019, the partial cancellation by the CNV of the public offering regarding the reduced shares still pending as of December 31, 2019.

As of December 31, 2019, treasury shares amount to 4.05% of the capital stock, of which 65,725,450 shares correspond to the Share Repurchase Program and 5,035,746, to the Stock-based Compensation Plan for officers and other key staff.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 13: (Continuation)

13.1.1.1 Publicly traded shares

The Company’s shares are listed for trading on Buenos Aires Stock Exchange, forming part of the Merval Index. Also, on August 5, 2009, the SEC authorized the Company for the registration of ADSs representing 25 common shares each. On October 9, 2009, the Company started to market its ADSs on the NYSE.

The listing of the ADSs with the NYSE is part of the Company’s strategic plan to increase its liquidity and the tradable volume of its shares.

13.1.1.2 Company Share Repurchase Programs

In view of the fact that the Company’s share price does not reflect either the value or the economic reality its assets currently or potentially have, this being detrimental to the interests of the Company’s shareholders, and taking into consideration the Company’s strong cash position and fund availability, the Company’s Board of Directors has approved the share repurchase programs that are detailed below, in all cases taking into consideration that treasury shares may not cumulatively exceed the 10% of the share capital:

1.

April 27, 2018 Share repurchase program: for a maximum amount of U$S 200 million and for an initial term of 120 calendar days; extended on June 22, 2018 for an additional maximum amount of up to U$S 200 million for an initial term of 120 calendar days. Shares may be purchased for a maximum price of the amount, in Argentine pesos, equivalent to U$S 2.40 per common share and U$S 60 per ADR, for the initial program, and U$S 2.20 per common share and U$S 55 per ADR for the extension.

2.

March 27, 2019 Share repurchase program: for a maximum amount of U$S 100 million and for an initial term of 120 calendar days. Shares may be purchased for a maximum price of the amount, in Argentine pesos, equivalent to U$S 1.04 per common share and of U$S 26 per ADR. On June 12, 2019, this program was suspended as the listing of the Company’s shares and ADRs had reached values exceeding the repurchase cap set.

3.

August 12, 2019 Share repurchase program: for a maximum amount of U$S 50 million and for an initial term of 120 calendar days. Shares may be acquired up to a maximum price of the equivalent in pesos of U$S 1 per common share and U$S 25 per ADR. The maximum amount was extended to U$S 65 million on August 30, 2019.

4.

November 8, 2019 Share repurchase program: for a maximum amount of U$S 50 million and for an initial term of 120 calendar days. Shares may be acquired up to a maximum price of the equivalent in pesos of U$S 0.58 per common share and U$S 14.50 per ADR.

As part of the Share Repurchase Program, during fiscal years ended December 31, 2019 and 2018, the Company acquired the equivalent of 197,612,900 and 202,929,825 own shares for an amount of $ 7,070 million and $ 12,275 million, respectively.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 13: (Continuation)

13.1.1.3 Stock-based Compensation Plan

During the fiscal years ended December 31, 2018 and 2017, the Company repurchased 3,000,000 and 2,500,000 shares, respectively, corresponding to the Stock-based Compensation Plan benefiting officers and other key staff for an amount of $ 260 million and $ 126 million, respectively. As of December 31, 2019, the Company delivered the equivalent of 464,254 own shares as payments under this plan (see Note 19.2).

13.1.2 Other reserves

13.1.2.1 Acquisition of own ADRs by Edenor

On April 8, 2019, Edenor’s Board of Directors approved a new Share Repurchase Program for a maximum amount of $ 800 million and an initial term of 120 calendar days as from April 9, 2019. Under this program, treasury shares may not together exceed the 10% of the capital stock cap, and may be acquired up to a maximum price of the equivalent in pesos of U$S 23 per ADR or the amount in pesos equivalent to U$S 1.15 per common share.

In its meeting held on June 12, 2019, Edenor’s Board of Directors resolved to early terminate the term timely stipulated for the acquisition of own shares.

As of December 31, 2019, Edenor holds 31,380,871 Series B treasury shares, of which 8,269,740 have been acquired in this fiscal year, for a total amount of $ 599 million restated at constant currency.

13.1.2.2 Acquisition of Edenor’s ADRs by the Company

During the fiscal years ended December 31, 2019 and 2018, the Company acquired a total number of 1,179,491 and 346,270 Edenor’s ADRs, each one equivalent to 20 Series B common shares, at an acquisition cost of U$S 6 million and U$S 9 million, respectively.

13.2     Earnings per share

13.2.1 Basic

Basic earnings per share are calculated by dividing the result attributable to the Company’s equity interest holders by the weighted average of outstanding common shares during the year.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 13: (Continuation)

13.2.2 Diluted

Diluted earnings per share are calculated by adjusting the weighted average of outstanding common shares to reflect the conversion of all dilutive potential common shares.

Potential common shares will be deemed dilutive only when their conversion into common shares may reduce the earnings per share or increase losses per share of the continuing business. Potential common shares will be deemed anti-dilutive when their conversion into common shares may result in an increase in the earnings per share or a decrease in the losses per share of the continuing operations.

The calculation of diluted earnings per share does not entail a conversion, the exercise or another issuance of shares which may have an anti-dilutive effect on the losses per share, or where the option exercise price is higher than the average price of ordinary shares during the period, no dilutive effect is recorded, being the diluted earnings per share equal to the basic. As of December 31, 2019, 2018 and 2017, the Company does not hold any significant potential dilutive shares, therefore there are no differences with the basic earning per share.

	12.31.2019	12.31.2018	12.31.2017
Earning for continuing operations attributable to the equity holders of the Company	33,012	5,506	12,867
Weighted average amount of outstanding shares	1,799	1,959	1,936
Basic and diluted earnings per share from continuing operations	18.35	2.81	6.65

Earning (loss) for discontinued operations attributable to the equity holders of the Company	-	2,929	(2,068)
Weighted average amount of outstanding shares	1,799	1,959	1,936
Basic and diluted earnings (loss) per share from discontinued operations	-	1.50	(1.07)

Total earning attributable to the equity holders of the Company	33,012	8,435	10,799
Weighted average amount of outstanding shares	1,799	1,959	1,936
Basic and diluted earnings per share	18.35	4.31	5.58

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 13: (Continuation)

13.3 profit distributions

13.3.1 Dividends

Pursuant to Law No. 27,430, enacted in December 2017, and the suspension provided for by Law No. 27,541 (Note 2.6.1.2), dividends distributed to individuals, undivided estates or beneficiaries residing abroad, derived from profits generated during fiscal years beginning on or after January 1, 2018 through December 31, 2021, are subject to a 7% withholding tax. The distribution of dividends is made based on the Company’s Stand-Alone Financial Statements.

NOTE 14:  STATEMENT OF CASH FLOWS’ COMPLEMENTARY INFORMATION

14.1 Adjustments to reconcile net profit (loss) to cash flows generated by operating activities

	Note	12.31.2019	12.31.2018	12.31.2017
Income tax	10.6	6,124	658	(985)
Accrued interest		11,148	8,254	6,255
Depreciations and amortizations	9, 10.1 and 10.2	13,923	8,816	7,739
Constitution of allowances, net	10.4 and 10.1	1,527	1,061	418
Constitution (recovery) of provisions, net	10.4	1,555	1,180	(150)
Share of profit from joint ventures and associates	5.3.2	(5,855)	(4,464)	(1,813)
Income from the sale of companies	5.1	-	(1,052)	-
Accrual of defined benefit plans	9, 10.1 and 10.2	817	196	518
Net exchange differences	10.5	4,467	32,549	5,819
Result from measurement at present value	10.5	(2,424)	2,792	282
Changes in the fair value of financial instruments	10.5	(4,606)	(2,372)	(2,324)
Results from property, plant and equipment sale and decreases	10.4 and 10.3	343	127	56
Results for the repurchase of corporate bonds	10.5	(1,590)	(59)	-
Impairment of property, plant and equipment	11.1.1	3,713	1,195	-
Dividends received	10.4	(61)	(29)	(56)
Compensation agreements	10.1 and 10.2	(72)	196	1,055
Result from the sale of shareholdings in companies, property, plant and equipment and intangibles assets	5.2.3	-	(1,644)	-
Agreement on the regularization of obligations		(17,095)	-	-
Resolución contractual activo inmobiliario	10.5	(121)	(501)	-
Onerous contract (Ship or pay)	10.4	-	265	142
Gain on monetary position, net	10.5	(11,186)	(23,696)	(11,478)
Other		(292)	76	293
Total adjustments to reconcile net profit (loss) to cash flows generated by operating activities		315	23,548	5,771

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 14: (Continuation)

14.2 Changes in operating assets and liabilities

	12.31.2019	12.31.2018	12.31.2017
Increase in trade receivables and other receivables	(2,395)	(6,594)	(2,430)
Increase in inventories	(2,046)	(718)	(425)
Increase in trade payables and other payables	5,256	836	385
Increase in deferred income	-	88	1
Decrease in salaries and social security payable	1,492	511	(55)
Decrease in defined benefit plans	(132)	(130)	(115)
(Decrease) increase in tax payables	469	1,319	(988)
Decrease in provisions	(556)	(2,274)	(1,803)
Income tax and minimum notional income tax paid	(4,544)	(1,841)	(2,119)
(Payments) proceeds from derivative financial instruments, net	545	(897)	873
Total changes in operating assets and liabilities	(1,911)	(9,700)	(6,676)

14.3 Significant non-cash transactions

	12.31.2019	12.31.2018	12.31.2017
Acquisition of property, plant and equipment through an increase in trade payables	(2,819)	639	(3,898)
Borrowing costs capitalized in property, plant and equipment	(818)	(282)	(602)
Decreases of property, plant and equipment through an increase in other receivables	-	439	-
Agreement on the regularization of obligations	17,095	-	-
Increase in asset retirement obligation provision through an increase in property, plant and equipment	185	1,272	(59)
Constitution of guarantee of derivative financial instruments, net through the delivery of financial assets at fair value through profit or loss	128	(819)	718
Cancellation of other credits for capital contributions in associates	713	-	-
Compensation of investments at a cost cost through the transfer of other credits	5,341	-	-
Loan compensation through the transfer of sales credits	5,981	-	-
Increase of right-of-use assets through an increase in other debts	1,156	-	-
Significant non-cash transactions from discontinued operations :
Acquisition of property, plant and equipment through an increase in trade payables	-	-	(13)
Credit pending collection for sale of property, plant and equipment	-	-	551

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 15: CONTINGENT LIABILITIES AND ASSETS

We hereinafter detail the nature of significant proceedings as of December 31, 2019, not considered as probable by the Company based on the opinion of the Company’s internal and external counselors.

15.1 Labor Claim – Compensatory Plan

The Company faces several legal proceedings associated with the Defined Benefit Plan “Compensatory Plan” (see Note 11.8). We hereinafter describe the nature of currently-pending labor claims:

-	Claims by former employees not covered by the plan, seeking their inclusion
-	Claims by former employees seeking a compensation under the plan on account of terminations due to changes in shareholding control.
-	Claims on considering that the index (IPC) used to update the plan benefits are ineffective to keep their “constant value”.
-	Claims on an alleged underfunding of the plan upon the elimination of the Company’s contributions based on earnings.

15.2 Tax claim

-

Tax on Liquid Fuels and Natural Gas.

The AFIP filed a claim in the amount of $ 54 million against the Company for an alleged omission in the payment of Taxes on Liquid Fuels and Natural Gas during fiscal periods January 2006 through August 2011, plus compensatory interest and a penalty of $ 38 million for such omission. The tax entity supports its claim on the allegation that the tax benefit granted to sales to areas declared exempt by the tax law has been misappropriated. The proceeding is currently being heard before the Federal Tax Court, and the evidentiary period has been completed.

-

Income tax refund

The Company, HIDISA, HINISA and CPB have filed several tax refund claims in the amount of $1,169 million for overpaid income taxes taking into considerations the effects of the inflation adjustment mechanism. On December 7, 2017, CPB collected the amount claimed for the 2002 period, which amounts to $4 million plus interest. However, upon joining the tax revaluation regime detailed in Note 2.6.1.4, on March 29, 2019 and April 3, 2019, Pampa and CPB, respectively, formally presented their waiver to the rights invoked in the mentioned tax refund claims in the amounts of $ 1,095 million and $ 1.6 million, respectively.

-

Minimum notional income tax refund

The Company and the former CTLL have filed several refund claims before the AFIP on account of the minimum notional income tax for fiscal periods 2008 and 2009 requesting the refund of $ 25 million, including the refund of payments timely made and the release of the offsetting payment made against several tax credits. As AFIP didn’t answer the claim, the Company and the former CTLL brought a tax refund claim before the competent National First-Instance Administrative Litigation Court.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 15: (Continuation)

On August 25, 2016 the former CTLL obtained a favorable ruling by the Chamber of Appeals, which upheld the first-instance decision sustaining the refund claim; however, the payment has not been collected as of the date hereof, and the Company is conducting the relevant proceedings in this respect. The Company considers it has a high probability of obtaining a favorable final and conclusive ruling.

15.3 Environmental claims

-

The Association of Land Owners of Patagonia (ASSUPA) has brought a complaint for an indefinite amount against the Company and other companies seeking the restoration of the environment to the state prior to the exploration, exploitation, production, storage and transportation of hydrocarbon works conducted by the plaintiffs and the prevention of alleged future environmental impacts on certain areas in the Austral Basin. The National Government and the Provinces of Santa Cruz and Tierra del Fuego have been summoned as third parties. The proceeding is at the complaint answer stage.

-

ASSUPA has instituted a complaint before the CSJN against 10 companies, including the Company. The National Government and the Provinces of Buenos Aires, La Pampa, Mendoza, Neuquén and Río Negro have been summoned as third parties. The main claim seeks that the plaintiffs should be ordered to redress the alleged environmental damage caused by the hydrocarbon activity developed in the Neuquina Basin and to set up the environmental restoration fund provided for by section 22 of the General Environmental Law. Subsidiarily, and in case restoration is not possible, it seeks the redress of the allegedly sustained collective damages for an amount estimated at U$S 547 million based on a PDUN report. The proceeding is in the complaint answer stage.

-

Beatriz Mendoza and other 16 plaintiffs brought a complaint before the CSJN against the National Government, the Province of Buenos Aires, the Government of the Autonomous City of Buenos Aires and 44 companies, including the Company, conducting industrial activities along the Matanza-Riachuelo River Basin. The plaintiffs seek compensation for alleged damages sustained as a result of an alleged environmental impact, its cessation, the environmental recomposition and redress, for an estimated amount of U$S 500 million for the financing of the Matanza-Riachuelo River Basin Environmental Management Plan aiming at the restoration of the basin. The proceeding is in the third-party summoning stage.

-

Inertis S.A. Has filed a complaint against the Company for alleged damage to the environment in a lot owned by this company as a result of the activities conducted by the Dock Sud plant seeking the redress of alleged damages for a nominal amount estimated at $ 1 million and U$S 1 million, or the difference between the value of the allegedly affected lot and its valuation. The proceeding is in the evidentiary stage.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 15: (Continuation)

-

Fundación SurfRider Argentina has requested the performance of preliminary proceedings on account of alleged indications of environmental damage in the City of Mar del Plata. The plaintiff seeks the recomposition of the alleged environmental damage having collective impact, or the compensation for the alleged damages caused by all companies owning gas stations in the coastal area of the City of Mar del Plata for an alleged fuel leakage from gas stations’ underground storage tanks into the water, soil and marine system. The Foundation estimates damages in the amount of $ 200 million. The proceeding is pending the resolution of the admissibility of CSJN’s jurisdiction.

-

A group of neighbors of the City of Bahía Blanca instituted a complaint before the provincial courts of this city for alleged environmental damage having collective impact against the companies of the petrochemical complex, Consorcio de Gestión Del Puerto de Bahía Blanca and the Province of Buenos Aires. The plaintiffs seek the redress of collective moral injury (estimated at $ 52 million), the cessation of the alleged damage to the estuary of Bahía Blanca, and a comprehensive restoration to its previous state. In case this is not possible, the plaintiffs subsidiarily seek damages, the beneficiary of which would be the Environmental Compensation Fund. They also request a prohibition to install new industrial activities in the area and the development of a new and efficient industrial waste collection, disposal and treatment system. The proceeding is in the sentence stage.

-

Some neighbors of the Dock Sud area brought a complaint against 14 oil companies, including the Company, petrochemical companies and waste incineration plants located in the Dock Sud Petrochemical Complex for an alleged damage to the environment and alleged individual damage to their goods, health and morale. The CSJN maintained its jurisdiction in the environmental issue and the Court’s jurisdiction regarding the compensation for the alleged damages.

-

A neighbor of the Province of Salta owning a lot where a joint venture made up of the plaintiffs (the Company and other companies) conducted hydrocarbon activities seeks environmental protection and restoration for alleged damage caused by hydrocarbon prospecting, exploration and/or exploitation activities or, alternatively, a compensation in case such environmental restoration is not possible. The Province of Salta has been summoned as a third party. The proceeding is in the complaint answer stage and with a negative conflict of jurisdiction.

-

Owners of a lot in the town of Garín, Province of Buenos Aires, seek the performance of preliminary proceedings for alleged indications of damage to the environment in their place of residence which would result from an alleged leakage from the adjacent gas station under the Company’s branding. Preliminary measures are being conducted in this proceeding.

-

Neighbors of the Province of Neuquén brought a proceeding against the Company for alleged environmental damage resulting from the hydrocarbon exploration, exploitation, transportation and well abandonment activities in which that plaintiff has been taking part. Should this not be feasible, they claim a compensation for alleged damages to support the Environmental Restoration Fund. Additionally, they request the redress of alleged moral damages to be allocated to the Environmental Restoration Fund. The proceeding is in the lawsuit integration stage.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 15: (Continuation)

-

The Company initiated a legal claim against the Province of La Pampa requesting the annulment and revocation of administrative acts through which said Province through its Undersecretary of Hydrocarbons and Mining and its Undersecretariat of Environment, intends that the Company carries out definitive abandonment of 13 hydrocarbon wells located within the Jagüel de los Machos Area that were inactive by the time the concession belonged to the company -September 2015-, as well as the presentation of a plan for the remediation of certain environmental liabilities. It is worth clarifying that an environmental audit was carried out at the time of the reversal of the hydrocarbon area, and the deviations observed therein are currently corrected.

-

Plaintiffs María Elena Baya de Rudd and David Rudd have filed a complaint against the Company, other companies and the joint venture made up by them for the repair of alleged damages caused in the Estancia Laguna Esperanza lot owned by them and the remediation of alleged environmental damage caused by the exploitation and abandonment of oil wells in the lot. A sentence was issued in the appellate proceeding. We have filed a federal extraordinary appeal against that sentence, and have jointly requested with the plaintiff the suspension of the procedural time limits in order to negotiate a settlement, which suspension was granted.

-

Plaintiff Martinez Lidia and other three plaintiffs claim financial compensation for alleged damage to their health and property caused by the alleged environmental affectation sustained as a result of living next to Puerto General San Martin petrochemical plant (Rosario-Santa Fe). The proceeding is currently in the evidentiary stage.

-

A neighbor of the Province of Buenos Aires brought a complaint against the Company seeking the removal of three fuel storage tanks and pumps and the remediation and restoration of the soils where such tanks are located on account of an alleged environmental affectation. The proceeding has been filed and answered.

15.4 Civil and Commercial Claims

-

The “Consumidores Financieros Asociación Civil Para Su Defensa” claim the nominal amount of U$S 3,650 million as compensation for damages, Pampa, Petrolera Pampa S.A. and certain Pampa directors in office during 2016 being co-plaintiffs together with Petroleo Brasileiro S.A. A complaint has been brought against Petrobras Brasil for the depreciation of the share quotation value as a result of the “lava jato operation” and the so-called “Petrolao”, and the plaintiffs claim Pampa, Petrolera Pampa S.A. and the directors’ joint and several liability alleging the acquisition of indirect control in Petrobras Argentina S.A. may have thwarted the enforcement of a possible judgment favorable to the plaintiff (for up to the amount of the price paid by Pampa for the acquisition of control over Petrobras Argentina S.A.). The plaintiff is appealing the Arbitration Court’s decision declaring the dismissal of the main claim upon the failure to pay the arbitration fee.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 15: (Continuation)

-

The Company was notified of the institution of a collective action in the City of Rio de Janeiro, Brazil, by a lawyer of that nationality, Felipe Machado Caldeira, alleging that Petrobras Brasil has not conducted Petrobras Argentina’s sales process pursuant to a competitive bidding process in accordance with Brazilian laws applicable to mixed public-private firms in Brazil, for a nominal amount of R$ 1,000 million. In this proceeding, no specific accusation against Pampa has been filed. The proceeding is currently suspended in the integration and complaint answer stage.  Upon the death of the plaintiff and the Public Prosecution Service’s statement that it is not interested in pursuing the complaint, a legal notice was published so that any citizen may express its interest in pursuing it.

-

Messrs. Candoni, Giannasi, Pinasco and Torriani brought arbitration complaints against the Company before the Buenos Aires Stock Exchange’s Arbitration Court seeking to challenge the price and tender offer for the merger through absorption of Petrobras Argentina S.A. into Pampa Energía S.A. for a nominal amount of $ 148 million. The complaints have been joined. The Court issued a partial award upholding the challenge under the capital markets law used by the plaintiff to dispute the exchange ratio used in the merger and dismissed the Company’s position, which stated that the proper course of action would be to challenge the shareholders’ meeting pursuant to the Business Organizations Law. The Company filed an appeal against this partial award and filed a motion for appeal and nullity which will be resolved by the Chamber of Appeals in Commercial Matters.

-

Fees associated with the injunction granted in favor of Oil Combustibles: Oil Combustibles’ attorneys claimed an increase in their fees assessed by the first-instance judge and ratified by the Chamber of Appeals of Rosario. The Supreme Court of Santa Fe resolved to annul the Camber’s decision and ordered that a new judgment should be passed. A motion for clarification was filed against this judgment before the Supreme Court of Justice, as well as an extraordinary appeal before the CSJN. A settlement was reached and all pending motions were dismissed.

-

Consumidores Financieros Asociación Civil para su Defensa, claimes Edenor: i) the reimbursement of the VAT percentage paid on the illegally “widened” taxable basis due to the incorporation of the National Electrical Energy Fund that distribution companies, the defendants, had not paid this tax when CAMMESA invoiced them the electricity purchased for distribution purposes, ii) the reimbursement of part of the administrative surcharge on “second due date”, in those cases in which payment was made within the time period authorized for such second deadline (14 days) but without distinguishing the effective day of payment, and iii) the application of the “borrowing rate” in case of customer delay in complying with payment obligation, in accordance with the provisions of Law No. 26,361. The Federal Government, the AFIP and the ENRE are summoned as third-party defendants. These proceedings have been joined to those mentioned below. Without prejudice thereto, in the framework of the record of the proceedings, the case has been brought to trial.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 15: (Continuation)

-

Asociación de Defensa de derechos de clientes y consumidores (ADDUC) requested that the Company be ordered by the Court to reduce or mitigate the default or late payment interest rates charged to customers who pay their bills after the first due date, inasmuch as they violate section 31 of Law N° 24,240, ordering both the non application of pacts or accords that stipulate the interest rates that are being applied to the users of electricity –their unconstitutional nature– as well as the reimbursement of interest amounts illegally collected from the customers of the service from August 15, 2008 through the date on which the defendant complies with the order to reduce interest. It is also requested that the VAT and any other taxes charged on the portion of the surcharge illegally collected be reimbursed. These proceedings have been joined to those mentioned above and have been brought to trial. Prior to requesting that evidence be produced, it was ordered that the records be sent to the Tax Representative, in order for the latter to pronounce on the motion to dismiss for lack of standing to sue filed by Edenor. Once the records were sent back to the court hearing the case, the aforementioned motion was rejected. The Company appealed against the rejection of the motion in a timely manner.

We hereinafter detail the nature of significant legal proceedings brought by the Company as of December 31, 2019 where the related inflows of economic benefits are estimated to be probable by the Company.

15.5 Administrative claims

-

CTLL filed a contentious administrative complaint against the National Government for contractual breach during the January 2016-July 2017 period. CTLL claims that CAMMESA’s decision should be reversed regarding the renewal and recognition of costs associated with natural gas supply agreements, and that, susbsidiarily, sustained damages for an estimated amount of U$S 26.6 million should be redressed. Later, the complaint was expanded to include the contractual breach as of October 2018, for an estimated amount of U$S 22.1 million. As of the date hereof the total claimed amounts to U$S 48.7 million.

-

Upon the determination of the expiration of the Veta Escondida area concession granted by the Province of Neuquén, the Company filed a declaratory judgment action to achieve certainty under the original jurisdiction of the Federal Supreme Court of Justice pursuant to section 322 of the Federal Code of Civil and Commercial Procedure. Both parties agreed to suspend the proceeding and settle a solution. Negotiations are currently in progress, and terms have been suspended for 20-day periods renewable until settling the conflict.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 15: (Continuation)

15.6 Civil and commercial claims

-

Edenor seeks to obtain the judicial annulment of the ENRE’s Resolution 32/11 that provided Edenor to: i) be fined in the amount of $ 750 thousands due to its failure to comply with the obligations arising from Section 25, sub-sections a, f and g, of the Concession Agreement and Section 27 of Law No. 24,065, ii) be fined in the amount of $ 375 thousands due to its failure to comply with the obligations arising from Section 25 of the Concession Agreement and ENRE Resolution No. 905/99 and iii) be ordered to pay customers as compensation for the power cuts suffered the following amounts: $ 180 to each small-demand residential customer (T1R) who suffered power cuts that lasted more than 12 continuous hours, $ 350 to those who suffered power cuts that lasted more than 24 continuous hours, and $ 450 to those who suffered power cuts that lasted more than 48 continuous hours. The course of these proceedings is currently suspended due to the fact that an “Agreement of parties” has been entered into with the ENRE. In view of the time elapsed since Edenor and the ENRE agreed to suspend the procedural time-limits, the court has requested that the parties express their stance on the issue. Based on the terms of the Agreement on the Regularization of Obligations entered into on May 10, 2019 by and between Edenor and the Federal Government, this action should be abandoned, with each party bearing its own court costs, as agreed in such Agreement.

At the closing date of the year ended December 31, 2019, Edenor made a provision for principal and interest accrued for an amount of $ 88 million within the Non-current other liabilities account. Based on that which has been mentioned above, and once the regulatory authority has given its consent, such provision should no longer be recorded.

-

Edenor’s purpose is to sue for breach of contract due to the Federal Government’s failure to perform in accordance with the terms of the “Agreement on the Renegotiation of the Concession Agreement” (“Acta Acuerdo de Renegociación del Contrato de Concesion” – the “Adjustment Agreement”) entered into with the Company in 2006, and for damages caused as a result of such breach.

On September 16, 2019, in the framework of the judicial record of the motion to litigate in forma pauperis, Edenor filed a brief regarding the abandonment of the action and waiver of right, requesting at the same time that each party be held liable for its own court costs. The representatives of the Federal Government gave their consent to the terms of the brief. Taking account of the brief, on September 24, the Court terminated the proceedings.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 15: (Continuation)

Furthermore, in the main proceedings, Edenor, with the Federal Government’s consent, filed a brief, also on September 16, regarding the abandonment of the action and waiver of right, declaring that the concepts dealt with in the proceedings amount to $ 6,900 million; therefore, payment of court fees, which amount to $207 million was incorporated therein. The records were sent to the Tax Authorities for their approval, having attached the breakdown of the amounts comprising the reconciled principal be submitted.

NOTE 16: INVESTMENT COMMITMENTS

16.1 New generation projects

Under the National Government’s call for the expansion of the generation offer, the Company participates in the following thermal generation projects:

16.1.1 PEPE II and PEPE III wind farms

On May 10, 2019, CAMMESA declared the commercial commissioning of PEPE II (Pampa Energía wind farm) for a 50.4 MW power capacity and PEPE III (de la Bahía wind farm) for a 28.8 MW power capacity, the commercial commissioning for a 50.4 MW power capacity of the latter being completed on June 10, 2019. PEPE II is located in an area adjacent to Mario Cebreiro Wind Farm, in the area known as Corti, 20 kilometers from the City of Bahía Blanca. PEPE III is located in Coronel Rosales, near the City of Bahía Blanca. Both projects called for an investment of U$S 130 million and have an approximate 100.8 MW joint installed capacity.

The production of both wind farms is sold under agreements between private parties pursuant to the Term Market of Electric Power from Renewable Sources (MATER) Regime within the framework of SEE Resolution No. 281/17. Non-contracted energy will be remunerated according to the spot market remuneration (see Notes 2 and 24).

16.1.2 PEPE IV wind farm

The Company, as assignee of the rights under the PEPE IV project, requested to CAMMESA an extension of the term for the commercial commissioning of the wind farm, as well as its relocation. The request was authorized by the SGE and, to make it effective, CAMMESA asked the Company to meet certain requirements, including making several disbursements and increasing the originally granted guarantee pursuant to SGE Resolution No. 230/19.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 16: (Continuation)

However, as a result of events occurred during 2019, including the devaluation of the peso and the increase in interest rates, which have resulted in a growing macroeconomic instability, the Company requested an extension of the term to meet the above-mentioned requirements in order to evaluate the feasibility of the project under the new conditions, as well as to negotiate changes proposed by work contractors and equipment suppliers. In this context, and based on a thorough evaluation of the renewable projects in progress, on September 11, 2019 the SSERyEE instructed CAMMESA to temporarily suspend the claims for non-compliance, and demanded the Company to extend the validity of the U$S 12.5 million guarantee for a term of 180 days. On October 4, 2019, the Company complied with the requested extension. On October 9, 2019, the SSERyEE canceled the suspension. On October 30, 2019, CAMMESA served on the Company a formal demand requiring certain payments associated with the postponement of the commercial commissioning of the project and its relocation under penalty of enforcing the guarantee. The Company rejected the demand served by CAMMESA awaiting SGE’s consideration of the extension request, and on December 9, 2019 it entered into an agreement with CAMMESA establishing a negotiation process to be developed until January 31, 2020 inclusive, during which CAMMESA should suspend the enforcement of the guarantee. The agreement term was extended until February 29, 2020.

On the other hand, on September 2, 2019, the assignment of all CTB’s rights, receivables and debts under the project was formalized for a price of $ 8 million, which were offset with receivables CTB held against the Company on account of loans and commercial debt.

16.1.3 CTGEBA

On June 12, 2019, CAMMESA declared the commercial commissioning of Genelba power plant’s fourth gas turbine for a power capacity of up to 187.7 MW. Furthermore, CAMMESA enabled the 19 MW repowering of the existing gas turbine unit’s power capacity, as of June 1, 2019.These units are part of Genelba Plus’ closing to combined cycle project, which will include the placing in service of a steam turbine.

The Project was selected under SEE Resolution No. 926-E/17 within the framework of the “Call for the Execution of New Co-generation and Closing to Combined Cycles Projects” established by SEE Resolution No. 287-E/17. Upon the commercial commissioning of the closing to combined cycle, the Wholesale Power Purchase Agreement executed with CAMMESA for a maximum committed capacity of 377 MW and a term of 15 years will enter into effect.

The total investment for the project is estimated at U$S 350 million. After the completion of the project, Genelba Power Plant will have two combined cycles with a total installed capacity of approximately 1,226 MW.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 16: (Continuation)

16.1.4 Barragán Thermal Power Plant

Regarding the commitment to CTB’s closing to combined cycle project, detailed in Note 5.3.5, for increasing the installed power capacity from 567 MW to 847 MW, with an estimated investment of U$S 200 million, on September 27, 2019, CTB and a joint venture made up of SACDE and Techint Compañía Técnica Internacional S.A.C.E.I, executed an engineering, procurement, construction, commissioning and turnkey agreement for the execution of the closing of the combined cycle at CTEB (the “EPC Agreement”).

16.2 Investment commitment for the exploration and exploitation of hydrocarbons

As of the issuance of these Consolidated Financial Statements, the Company has committed investments for an estimated total amount of U$S 354 million, based on its participation, to be disbursed between 2020 and 2023, mainly regarding the Sierra Chata, Las Tacanas, El Mangrullo and Rincón del Mangrullo areas.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 17: RELATED PARTIES´ TRANSACTIONS

17.1   Sales of goods and services

	12.31.2019	12.31.2018	12.31.2017
Associates and joint ventures
CTB (1)	57	-	-
Transener	-	20	48
TGS (2)	1,386	1,937	862
Greenwind	33	12	-
Refinor (3)	813	593	205
Oldelval	-	6	6
Other related parties
SACDE	-	35	-
	2,289	2,603	1,121

(1)	Corresponds mainly to advisory services for technical assistance.
(2)

Corresponds mainly to advisory services for technical assistance and purchase of gas. TGS’ Meeting of Shareholders held on October 17, 2019 approved certain amendments to the services agreement which extend the agreement’s term and entail a progressive reduction over the years of the remuneration collectable by the Company as technical operator.

(3)	Corresponds mainly to sales of gas and refined products.

17.2   Purchases of goods and services

	12.31.2019	12.31.2018	12.31.2017
Associates and joint ventures
Transener	(10)	(3)	(11)
TGS (1)	(1,097)	(783)	(319)
SACME	(83)	(82)	(77)
Refinor (2)	(870)	(1,275)	(639)
Oldelval (3)	(43)	(60)	(120)
Other related parties
SACDE (4)	(69)	(69)	-
Orígenes Vida	-	-	(21)
	(2,172)	(2,272)	(1,187)

(1)	Corresponds mainly to natural gas transportation services.
(2)	Corresponds mainly to purchases of refined products.
(3)	Correspond mainly to oil transportation services.
(4)	Correspond mainly to construction services that include work execution and storage of materials, capitalized in Properties, plant and equipment.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 17: (Continuation)

17.3   Fees for services

	12.31.2019	12.31.2018	12.31.2017
Other related parties
Salaverri, Dellatorre, Burgio & Wetzler	(59)	(49)	(27)
	(59)	(49)	(27)

Corresponds to fees for legal advice.

17.4   Other operating income (expenses), net

	12.31.2019	12.31.2018	12.31.2017
Associates and joint ventures
Greenwind	(36)	-	-
OCP (1)	-	(265)	-
Other related parties
SACDE	34	-	-
Foundation (2)	(79)	(76)	(55)
	(81)	(341)	(55)

(1)       Corresponds to onerous contract (Ship or Pay).

(2)       Corresponds to donations.

17.5   Finance income

	12.31.2019	12.31.2018	12.31.2017
Associates and joint ventures
SACDE	4	-	-
TGS (1)	157	122	106
	161	122	106

(1)    Corresponds to finance leases.

17.6   Finance expenses

	12.31.2019	12.31.2018	12.31.2017
Other related parties
Citelec	(25)	-	-
Orígenes Retiro	(1)	(17)	(10)
	(26)	(17)	(10)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 17: (Continuation)

17.7   Corporate Bonds purchases

Purchase of Corporate Bonds

	12.31.2019	12.31.2018	12.31.2017
Other related parties
Orígenes Retiro	-	-	(10)
	-	-	(10)

17.8   Dividends received

	12.31.2019	12.31.2018	12.31.2017
Associates and joint ventures
CIESA/TGS	2,349	657	-
OCP	733	-	-
Oldelval	-	50	12
Citelec	669	-	-
Other related parties
TSM	24	13	13
TMB	23	15	15
	3,798	735	40

17.9   Payment of dividends

Other related parties	12.31.2019	12.31.2018	12.31.2017
EMESA	(57)	(82)	(72)
APCO Oil	-	-	(72)
	(57)	(82)	(144)

17.10  Key management personnel remuneration

The total remuneration to executive directors accrued amounts to $ 249 million ($ 321 million loss for Directors' and Sindycs' fees and $ 72 million net gain for the accrual of the Company-Value Compensation, EBDA Compensation and Stock-based Compensation Plans) during the year ended December 31, 2019, $ 363 million ($ 173 million in Directors' and Sindycs' fees and $ 190 million in the accrual of the Company-Value Compensation, EBDA Compensation and Stock-based Compensation Plans) during the year ended December 31, 2018 and $ 1,177 million ($ 155 million in Directors' and Sindycs' fees and $ 1,022 million in the accrual of the Company-Value Compensation, EBDA Compensation and Stock-based Compensation Plan) during the year ended December 31, 2017.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 17: (Continuation)

17.11  Balances with related parties:

As of December 31, 2019	Trade receivables	Other receivables
	Current	Non Current	Current
Associates and joint ventures
CTB	27	-	-
TGS	221	2,014	274
CIESA	-	-	-
Greenwind	16	260	5
SACME	-	4	-
Refinor	109	-	-
OCP	-	891	14
Other related parties
SACDE	19	-	145
Fidus	-	-	25
Other	-	-	34
	392	3,169	497

As of December 31, 2019	Trade payables	Other payables	Borrowings
	Current	Current	Current
Associates and joint ventures
Transener	5	-	-
TGS	5	-	-
Greenwind	274	-	-
SACME	144	13	-
Citelec	-	-	815
OCP	-	303	-
Refinor	40	-	-
	468	316	815

According to paragraphs 25 and 26 of IAS 24, Edenor applied the disclosure exemption in relation to related party transactions with a governmental agency that has control, joint control or significant influence. As of December 31, 2019, ANSES holds Edenor's Notes due 2022 amounting to $ 752 million (U$S 20 million of nominal value).

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 17: (Continuation)

As of December 31, 2018	Trade receivables	Other receivables
	Current	Non Current	Current
Associates and joint ventures
TGS	288	1,436	158
Greenwind	-	419	17
SACME	-	5	-
Refinor	91	-	-
Other related parties
SACDE	5	-	26
	384	1,860	201

As of December 31, 2018	Trade payables	Other payables	Borrowings
	Current	Current	Current
Associates and joint ventures
Transener	4	-	-
TGS	105	-	-
SACME	-	8	-
OCP	-	3	-
Refinor	136	-	-
Other related parties
Orígenes Retiro	-	-	29
	245	11	29

NOTE 18: LEASES

18.1 Lessee

Edenor leases commercial offices, two warehouses, the headquarters building (which includes administrative, commercial and technical offices), the Energy Handling and Transformer Center (two buildings and a plot of land located within the perimeter of Central Nuevo Puerto and Puerto Nuevo) and Las Heras Substation. Edenor’s lease agreements include cancelable clauses and terms ranging between 2 and 13 years.

Furthermore, the Company leases a key part for thermal power plants operation for a 20-year term and has entered into certain oil services agreements (mainly gas compression services) which, considering their characteristics, contain the lease of the assets for the rendering of the services with terms ranging between 2 and 6 years.

The terms of the lease agreements are negotiated on an individual basis and comprise a broad range of terms and conditions.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 18: (Continuation)

The evolution of right-of-use assets and lease liabilities recognized as of December 31, 2019 is disclosed below:

18.1.1 Right of use assets

Original values
			Traslate Effect
Type of good	At the beginning	Increase		At the end
		(1)
Machinery and equipment	-	731	31	762
Buildings	-	425	-	425
Total at 12.31.2019	-	1,156	31	1,187

		Depreciation

Type of good	At the beginning	For the year	At the end	At the end

Machinery and equipment	-	(90)	(3)	(93)
Buildings	-	(164)	-	(164)
Total at 12.31.2019	-	(254)	(3)	(257)

	Net book values
Type of good	At the end

Machinery and equipment	669
Buildings	261
Total at 12.31.2019	930

(1) Includes $ 471 million incorporated as of January 1, 2019 on the adoption of IFRS 16 (see Note 4.1.1)

18.1.2 Lease liabilities

12.31.2019
At the beginning of the year	-
Incorporation by adoption of IFRS 16	471
Increases	734
Discounted value measurement (1)	158
Payments	(285)
Exchange differences on translation	(108)
At the end of the year	970

(1) Included in the “Gains (losses) from present value measurement” under Other financial results

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 18: (Continuation)

As of December 31, 2019, this liability is disclosed under Other current payables in the amount of $ 254 million and Other non-current payables for $ 716 million.

The following table includes an analysis of the Company lease liabilities, grouped according to their maturity dates. The amounts shown in the table are the contractual undiscounted cash flows:

12.31.2019
Less than three months	89
Three months to one year	229
One to two years	227
Two to three years	92
Three to four years	89
Four to five years	89
More than five years	949
Total	1,764

18.1.3 Short-term or low value leases

As of December 31, 2019, the Company has recognized administrative costs and expenses in the amount of $ 491 million on account of lease payments associated with short-term leases and low-value underlying assets.

18.2           Lessor

18.2.1 Financial leases

Corresponding to the financing granted to TGS for the sale of certain property, plant and equipment belonging to the Oil & Gas business segment. This agreement was entered into on August 11, 2016, and consists of the collection of 119 monthly consecutive installments of U$S 623 thousand, without considering taxes, and a purchase option for a like amount payable at the end of the 120 months of the contract life.

As of December 31, 2019, this receivable is disclosed under Other current receivables in the amount of $ 274 million and under Other non-current receivables for $ 2,014 million.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 18: (Continuation)

The following table includes an analysis of the Company receivable, grouped according to its maturity dates. The amounts shown in the table are the contractual undiscounted cash flows:

12.31.2019
Less than three months	112
Three months to one year	336
One to two years	448
Two to three years	448
Three to four years	448
Four to five years	448
More than five years	716
Total	2,956

18.2.2     Operating leases

Edenor has entered into operating lease contracts with certain cable television companies granting them the right to use its network’s poles. Most of these contracts have an automatic renewal clause.

As of December 31, 2019 and 2018, future minimum collections regarding operating leases are those detailed below:

	31.12.2019	31.12.2018
2019	-	174
2020	325	-
Total cobros mínimos futuros	325	174

The total income from operating leases for the years ended December 31, 2019 and 2018 amounts to $ 283 million and $ 190 respectively.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 19: COMPENSATION PLANS

19.1 Company-Value Compensation (Pampa as successor company of PEPASA)

On November 6, 2013, former PEPASA’s Extraordinary General Meeting of Shareholders resolved to approve a variable and contingent compensation to certain officers equivalent to 7% of the capital stock after the former PEPASA’s capital stock increase, valued based on the difference between the share’s market value at the time of exercising the right and a given value of U$S 0.1735 per share determined at the exact moment of the former PEPASA’s capital stock increase.

On January 13, 2014, the former PEPASA’s capital stock increase was carried out and the rights granted to officers to receive the Company-Value Compensation became effective for the equivalent to 8,359,000 shares.

On January 18, 2017, PEPASA's officers requested the monetization of the right for the equivalent to 5,737,000 shares, which was canceled by the Company on January 31, 2017.

Within the framework of the corporate reorganization process described in Note 5.1.1.1, Pampa, as the absorbing company, is the universal successor of all the rights and obligations of the absorbed companies, including PEPASA.

Therefore, as a consequence of the application of the exchange ratio of 2.2699 Pampa shares for each PEPASA share pursuant the merger, the officers who, by virtue of the agreement, had the option of monetizing their right over 2,985,000 PEPASA’ shares, have a post-merger option to monetize its right over a total of 6,775,652 Pampa’s shares at a U$S 0.0764 per share price.

On October 7, 2019, the officers agreed to terminate the aforementioned monetization option and as a result, the Company paid on October 11, 2019 a cash amount equivalent to the quoted value of such shares.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 19: (Continuation)

19.2 Stock-based Compensation Plan – Certain officers and other key staff (the “Compensation Plan”)

On February 8, 2017, the Company’s Board of Directors approved the creation of a stock-based compensation plan and the first Specific Program, whereby certain officers and other key staff covered by each Specific Program will receive a certain number of company shares within the stipulated term aiming to encourage the alignment of the employees performance with the Company’s strategy and to generate a clear and direct link between the creation of value for shareholders and the employees’ compensation.

Furthermore, the Company’s Board of Directors approved the acquisition of own shares in the market as a means of implementing the Plan (see Note 13.1.1.3).

On April 7, 2017, the Company's Shareholders’ Meeting ratified the approval of the Compensation Plan by the Board of Directors, as well as its terms and conditions; and approved the cancellation of the preferential offer to shareholders in respect to the disposition of such shares as authorized by Section 67 of Capital Markets' Act No. 26,831 for the purposes of implementing such Plan.

The number of shares is calculated based on a percentage over the total annual remuneration, plus the bonus assigned to each covered employee, divided by the weighted average price, in pesos, of the Company’s share and ADR for the same period; with one-third vesting each year, which will be awarded together with the payroll for April of the year following the vesting date, provided the employment relationship continues at least as at each vesting date.

As of December 31, 2019, the Company has estimated a total quantity of 2,082,165 treasury shares pursuant to Compensation Plan to be delivered to employees 661,802, 668,626, 481,450 and 270,287 during 2020, 2021, 2022 and 2023, respectively.

As of December 31, 2019, the Company has acquired 717,750 treasury shares and 191,290 treasury ADRs, 290,363 and 173,891 of which were destined to officers’ compensation during 2019 and 2018, respectively.

19.3 Compensation agreements - Senior Management

On June 2, 2017, the Board of Directors approved the execution and signing of compensation agreements with the Company’s main officers (the “Senior Management”), conditional upon their approval by the Annual Ordinary Meeting of Shareholders to be held each year.

In accordance with international practices, the purpose of these agreements is to efficiently align the Senior Management’s interests with those of the Company and its shareholders, creating value for them only inasmuch as value is generated for shareholders, that is, if the Company’s market value increases.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 19: (Continuation)

Under these agreements, the Senior Management will be entitled to a fixed compensation and an annual, variable and contingent long-term compensation related to the Company’s annual market value appreciation, with a cap on the Company’s operating income.

With the purpose of avoiding duplication, any analogous compensation that the Senior Management had received from any of the Company’s subsidiaries, will be deducted from the compensation amount in proportion to the Company’s interests in such subsidiaries.

19.4 Share-based Compensation Plan of Edenor

In 2016, Edenor’s Board of Directors proposed that the treasury shares be used for the implementation of a long-term incentive plan in favor of executive directors, managers or other personnel holding key executive positions in Edenor in an employment relationship with the latter and those who in the future are invited to participate, in accordance with the provisions of section 67 of Law No. 26,831 on Capital Markets. The plan was ratified and approved by the ordinary and extraordinary shareholders’ meeting held on April 18, 2017.

The fair value of the previously referred to shares at the award date, amounted to $ 75.9 million and has been recorded in the Salaries and social security taxes line item, with a contra account in Equity. The amount recorded in Equity is net of the tax effect.

NOTE 20: CONTRACTUAL RESOLUTION OF REAL ESTATE ASSET

With regard to the real estate asset to be constructed, acquired by Edenor in November 2015, the subsequent termination of the agreement due to RDSA’s default in August 2018, and the respective legal actions brought by Edenor against the seller and the insurance company. On September 30, 2019, Edenor entered into a settlement agreement pursuant to which Edenor receives from the insurer as sole, full and final compensation of U$S 15 million and the assignment in its favor of the insurer’s right to subrogate to the insured’s rights for the amount paid against the policyholder (RDSA).

As of December 31, 2019, Edenor has collected of U$S 14 million. The remaining balance will be collected in 6 quarterly installments, the first of them on April 21, 2020.

Furthermore, the claim duly filed by Edenor with the Arbitral Tribunal of the BCBA against RDSA in order to obtain the refund of price paid for the undelivered real property was suspended so that the claim can be allowed in RDSA’s insolvency proceedings, such claim was allowed by the court hearing the case for the sum of $ 2,125.9 million. Additionally, a review incident was initiated for the amount that was declared inadmissible in the verifying resolution, for an additional amount of $ 895.7 million.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 21: ASSETS AND LIABILITIES IN CURRENCIES DIFERENT FROM THE ARGENTINE PESO (1)

	Type	Amount in currencies other than pesos	Exchange rate (1)	Total 12.31.2019	Total 12.31.2018

ASSETS

NON-CURRENT ASSETS
Financial instruments
Financial assets at amortized cost
Third parties	U$S	17.5	59.890	1,048	-
Other receivables
Related parties	U$S	33.6	59.890	2,014	1,436
Third parties	U$S	28.5	59.890	1,705	4,849
Financial assets at fair value through profit and loss
Third parties	U$S	-	-	-	135
Total non-current assets				4,767	6,420

CURRENT ASSETS

Financial instruments
Financial assets at fair value through profit and loss
Third parties	U$S	167.0	59.890	10,000	11,272
Financial assets at amortized cost
Third parties	U$S	53.8	59.890	3,224	-
Instrumentos financieros derivados
Third parties	U$S	3.5	59.890	211	-
Trade and other receivables
Related parties	U$S	10.7	59.890	640	372
Third parties	U$S	168.3	59.890	10,079	6,780
	U$	-	1.605	-	4,688
	EUR	3.0	67.227	200	17

Cash and cash equivalents	U$S	215.6	59.890	12,914	6,135
	EUR	2.0	67.227	135	741
Total current assets				37,403	30,005
Total assets				42,170	36,425

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 21: (Continuation)

	Type	Amount in currencies other than pesos	Exchange rate (1)	Total 12.31.2019	Total 12.31.2018

LIABILITIES

NON-CURRENT LIABILITIES

Financial instruments
Trade and other payables
Third parties	U$S	6.7	59.890	402	251
Borrowings
Third parties	U$S	1,633.9	59.890	97,854	64,750

Non financial instruments
Provisions
Third parties	U$S	101.0	59.890	6,048	3,951
Taxes payables
Third parties	U$S	2.6	59.890	156	290
Total non-current liabilities				104,460	69,242

CURRENT LIABILITIES

Financial instruments
Trade and other payables
Related parties	U$S	6.4	59.890	380	105
Third parties	U$S	98.6	59.890	5,908	4,995
	EUR	3.8	67.227	251	186
	CHF	0.2	61.870	15	-
	SEK	1.0	-	9	4
Borrowings
Third parties	U$S	143.4	59.890	8,590	11,551
Derivative financial instruments
Third parties	U$S	-	0.000	-	49

Non financial instruments
Salaries and social security payable
Third parties	U$S	0.1	59.890	4	11
	U$	1.7	1.605	3	2
Taxes payables
Third parties	U$S	11.7	59.890	702	222
Provisions
Third parties	U$S	16.4	59.890	985	682
Total current liabilities				16,847	17,807
Total liabilities				121,307	87,049
Net Position Liability				(79,137)	(50,624)

(1)	Information presented for the purpose of complying with the CNV Rules.
(2)	The exchange rates correspond to December 31, 2019 released by the National Bank of Argentine for U.S. dollars (U$S), euros (EUR), Swiss francs (CHF), Uruguayos pesos (U$) and Norwegian kroner (SEK).

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 22: DOCUMENTATION KEEPING

On August 14, 2014, the National Securities Commission issued General Resolution No. 629, which introduced modifications to the provisions applicable to the keeping and conservation of corporate and accounting books and commercial documentation. To such effect, the Company and its subsidiary Edenor, have sent non-sensitive work papers and information corresponding to the periods not covered by the statute of limitations for their keeping in the Administración de Archivos S.A (AdeA)’s data warehouse located at Ruta 36, km 34.5, Florencio Varela, Provincia de Buenos Aires and in the Iron Mountain Argentina S.A.’s data warehouses located at the following addresses:

-        Azara 1245 –C.A.B.A.

-        Don Pedro de Mendoza 2163 –C.A.B.A.

-        Amancio Alcorta 2482 C.A.B.A.

-        San Miguel de Tucumán 601, Carlos Spegazzini, Municipality of Ezeiza, Province of Buenos Aires.

A list of the documentation delivered for storage, as well as the documentation provided for in Article 5.a.3) Section I, Chapter V, Title II of the PROVISIONS (2013 regulatory provisions and amending rules), is available at the Company headquarters.

NOTE 23: OIL AND GAS RESERVES (Information not covered by the auditors’ report)

The table below presents the estimated proved reserves of oil (including crude oil, condensate and LNG) and natural gas, by geographic area as of December 31, 2019.

	Proved Reserves

	Proved Developed		Proved Undeveloped		Total Proved

	Oil and LNG (1)	Natural Gas (2)	Oil and LNG (1)	Natural Gas (2)	Oil and LNG (1)	Natural Gas (2)

Argentina	8,804	10,534	4,746	10,168	13,550	20,702

Total at 12.31.2019	8,804	10,534	4,746	10,168	13,550	20,702

(1) In thousands of barrels.

(2) In millions of cubic meters.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 24: SUBSEQUENT EVENTS

24.1 New Remuneration scheme at the Spot market for the generation segment

On February 27, 2020, SE Resolution No. 31/20 was published in the Official Gazette, superseding the remuneration scheme established by SRRYME Resolution No. 1/19.

The new scheme reduces prices of the remuneration for available power capacity, and furthermore transfers the remuneration prices to Argentine pesos by applying a 60 $/U$S exchange rate. However, it establishes that prices will be monthly updated through a factor contemplating a 60% adjustment by IPC and a 40% adjustment by IPIM.

Furthermore, it establishes an additional remuneration for the power generated in those hours of maximum thermal requirement of the month. In the case of thermal generators, the average generated power will be considered, and in the case of hydroelectric generators, the average operated power will be considered.

Finally, it maintains prices of the remuneration for generated and operated energy.

Resolution SE No. 31/20 amendments with an impact on the Company's remuneration scheme are detailed below:

24.1.1 Remuneration for Available Power Capacity

24.1.1.1 Thermal Power Generators

The Resolution maintains in effect a remuneration made up of a minimum or base power capacity payment for generators with no availability commitments, and another for offered guaranteed power capacity.

Prices of 360 thousand and 270 thousand $/MW-month were established as remuneration for guaranteed power capacity for the summer-winter and autumn-spring periods, respectively, implying a 14% and 18% decreases for the summer-winter and autumn-spring periods, respectively for enabled generators, except for Internal Combustion Engines with capacity less than or equal to 42 MW, for which prices were established at 420 thousand and 330 thousand $/MW-month for the summer-winter and autumn-spring periods, respectively.

On the other hand, it establishes an additional remuneration for power generated in the hours of high thermal requirement of the month (hmrt), which corresponds to the 50 hours with the largest dispatch of thermal generation of each month divided into two blocks of 25 hours each, with prices of 45 thousand and 22.5 thousand $/MW-hmrt for the first and second 25 hmrt block, respectively for the summer-winter periods and 7.5 thousand $/MW-hmrt only for the first 25 hmrt block for the autumn-spring periods.

Like SRRYME Resolution No. 1/19, Resolution SE No. 31/20, applies a coefficient derived from the unit’s average utilization factor during the last twelve months to the power capacity remuneration. Although it maintains the formula Resolution SRRYME 1/19 scheme, in case if the usage factor is lower than 30%, it establishes a 60% of the power capacity payment will be collected, except for Internal Combustion Engines with capacity less than or equal to 42 MW, that will collect 70% of the power capacity payment.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 24: (Continuation)

24.1.1.2 Hydroelectric Generators

Power capacity availability is determined independently of the reservoir level, the contributions made, or the expenses incurred. Furthermore, in the case of pumping hydroelectric power plants, the operation as turbine and pump at all hours within the period is considered to calculate availability.

The base remuneration is determined by the actual power capacity plus that under programmed and/or agreed maintenance, with prices ranging from 132,000 to 297,000 $/MW-month, depending on the scale and type of power plant, that considering the elimination of the additional remuneration set by SRRYME Resolution No. 1/19, implied a 45% and 12% decrease for conventional and pumping hydroelectric power plants, respectively. It should be noted that, in order to mitigate the incidence of plants’ programmed maintenance, and as a signal for their optimization, a 1.05 factor will be applied to power capacity prices.

In case of hydroelectric power plants maintaining control structures on river courses and not having an associated power plant, a 1.20 factor will be applied to the plant at the headwaters.

On the other hand, it establishes an additional remuneration for power operated in the hours of high thermal requirement of the month, with a price of 32.5 thousand $/MW-hmrt applying a 1.2 and 0.6 factor for the first and second 25 hmrt block, respectively, for the summer-winter periods and 0.2 factor only for the first 25 hmrt block for the autumn-spring periods.

24.1.1.3 Wind power

No remuneration related to power capacity availability is set, establishing a single remuneration value for generated energy (see next item).

24.1.2 Remuneration for Generated and Operated Energy

It establishes a remuneration for Generated Energy with prices ranging between 240 and 420 $/MWh, depending on the type of fuel and a remuneration for Operated Energy applicable to the integration of hourly power capacities for the period, with an 84 $/MWh price for any type of fuel, thus maintaining prices established by SRRYME Resolution No. 1/19.

It should be noted that, in the event that the generation unit is dispatched outside the optimal dispatch, remuneration for generated energy will be set at 60% of the net installed power capacity, regardless of the energy delivered by the generation unit.

In the case of hydroelectric plants, prices for Energy Generated and Operated under Resolution SE No. 31/20 are remunerated at 210 $/MWh and 84 $/ MWh, respectively, maintaining prices established by SRRYME Resolution No. 1/19. The remuneration for operated energy must correspond to the optimal dispatch of the system, however, the resolution does not indicate what the consequence would be otherwise.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019, 2018 and 2017 (Continuation)

(In millions of Pesos (“$”) – unless otherwise stated)

NOTE 24: (Continuation)

In the case of hydroelectric pumping plants, both the energy generated and the one consumed for pumping, by the energy pumped, and the energy operated are considered. In addition, if it functions as a synchronous compensator, 60 $/MVAr will be recognized for the megavolt exchanged with the network when required and 84 $/MWh for the energy operated.

As regards energy generated from unconventional sources, Resolution SE No. 31/20 establishes a single remuneration value of 1,680 $/MWh, irrespective of the source used, maintaining the value established by SRRYME Resolution No. 1/19. Energy generated prior to the commissioning by the OED will be remunerated at 50% of the above-mentioned remuneration.

24.2 Buyback of own shares

After the closing of the year, the Company acquired the equivalent of 52,241,300 own shares for an approximate value of U$S 27 million corresponding to the Buyback Program mentioned in Note 13.1.1.2.

24.3 Stock-based compensation plan:

During January 2020, the Company delivered the equivalent of 163,466 own shares as payment under the stock-based compensation plan to officers and other key staff.